As filed with the Securities and Exchange Commission on February 12, 1999

                                                     Registration No. 333-61023
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                            Amendment No. 3 to
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               ----------------

                   Heidrick & Struggles International, Inc.
            (Exact name of Registrant as specified in its charter)

         Delaware                  7361-05                   36-2681268
      (State or other         (Primary Standard           (I.R.S. Employer
      jurisdiction of             Industrial            Identification No.)
      incorporation)         Classification Code
                                   Number)

                      233 South Wacker Drive--Suite 4200
                         Chicago, Illinois 60606-6303
                                (312) 496-1200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               ----------------

                             c/o Richard D. Nelson
                          Heidrick & Struggles, Inc.
                      233 South Wacker Drive--Suite 4200
                         Chicago, Illinois 60606-6303
                                (312) 496-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                       Copies of all correspondence to:
                              Vincent Pagano Jr.
                          SIMPSON THACHER & BARTLETT
                             425 Lexington Avenue
                           New York, New York 10017
                                (212) 455-2000

                               ----------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               ----------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

                    HEIDRICK & STRUGGLES INTERNATIONAL, INC.
                             CROSS-REFERENCE SHEET

                   Pursuant to Item 501(b) of Regulation S-K

             S-4 Item Number and Caption          Prospectus
             ---------------------------          ----------
  A. INFORMATION ABOUT THE TRANSACTION
  1. Forepart of Registration Statement and
      Outside Front Cover Page of Prospectus....  Facing Page; Cross Reference
                                                   Sheet; Outside Front Cover
                                                   Page of Prospectus.
  2. Inside Front and Outside Back Cover Pages    Table of Contents
      of Prospectus.............................
  3. Risk Factors, Ratio of Earnings to Fixed
      Charges and Other Information.............  Joint Consent
                                                   Statement/Prospectus Summary;
                                                   Risk Factors.
  4. Terms of the Transaction...................  Joint Consent
                                                   Statement/Prospectus Summary;
                                                   Risk Factors; Proposed Merger;
                                                   Certain United States Federal
                                                   Tax Consequences; Comparison
                                                   of Stockholder
                                                   Rights; Rights of Dissenting
                                                   Stockholders.
  5. Pro Forma Financial Information............  Joint Consent
                                                   Statement/Prospectus Summary;
                                                   Unaudited Pro Forma Condensed
                                                   Consolidated Financial Data.
  6. Material Contacts with the Company Being
      Acquired..................................  Joint Consent
                                                   Statement/Prospectus Summary;
                                                   The Merger; Management's
                                                   Discussion and Analysis of
                                                   Financial Condition and
                                                   Results of Operations; The
                                                   Company.
  7. Additional Information Required for
      Reoffering by Persons and Parties Deemed    *
      to be Underwriters........................
  8. Interests of Named Experts and Counsel.....  Legal Matters.
  9. Disclosure of Commission Position on
      Indemnification for Securities Act          *
      Liabilities...............................
  B. INFORMATION ABOUT THE REGISTRANT
 10. Information with Respect to S-3              *
      Registrants...............................
 11. Incorporation of Certain Information by      *
      Reference.................................
 12. Information with Respect to S-2 or S-3       *
      Registrants...............................
 13. Incorporation of Certain Information by      *
      Reference.................................

             S-4 Item Number and Caption           Prospectus
             ---------------------------           ----------
 14. Information with Respect to Registrants
      Other Than S-3 or S-2 Registrants.........   Joint Consent
                                                    Statement/Prospectus Summary;
                                                    Selected Financial Data;
                                                    Management's Discussion and
                                                    Analysis of Financial
                                                    Condition and Results of
                                                    Operations; The Company;
                                                    Management; Security Ownership
                                                    of Certain Beneficial Owners
                                                    and Management; Comparison of
                                                    Stockholder Rights; Index to
                                                    Financial Statements.
  C. INFORMATION ABOUT THE COMPANY BEING
      ACQUIRED
 15. Information with Respect to S-3 Companies..   *
 16. Information with Respect to S-2 or S-3
      Companies.................................   *
 17. Information with Respect to Companies Other
      Than S-3 or S-2 Companies.................   Joint Consent
                                                    Statement/Prospectus Summary;
                                                    Selected Financial Data;
                                                    Management's Discussion and
                                                    Analysis of Financial
                                                    Condition and Results of
                                                    Operations; The Company;
                                                    Comparison of Stockholder
                                                    Rights.
  D. VOTING AND MANAGEMENT INFORMATION
 18. Information if Proxies, Consents or
      Authorizations are to be Solicited........   Joint Consent
                                                    Statement/Prospectus Summary;
                                                    Rights of Dissenting
                                                    Stockholders; Vote By Written
                                                    Consent; The Merger; Rights of
                                                    Dissenting Stockholders; The
                                                    Company; Management;
                                                    Comparison of Stockholder
                                                    Rights.
 19. Information if Proxies, Consents or
      Authorizations are not to be Solicited or
      in an Exchange Offer......................   *

--------
* Item is omitted because answer is negative or item is inapplicable.

PRELIMINARY COPY
SUBJECT TO COMPLETION

                    HEIDRICK & STRUGGLES INTERNATIONAL, INC.
                       233 South Wacker Drive, Suite 4200
                          Chicago, Illinois 60606-6303

To the Stockholders of Heidrick & Struggles International, Inc.:

  Pursuant to the requirements of the General Corporation Law of the State of Delaware, the Board of Directors seeks stockholder approval of (i) the adoption of the Agreement and Plan of Merger, dated as of February 12, 1999, (the "Merger Agreement"), by and among Heidrick & Struggles International, Inc., a Delaware corporation ("HSI") and Heidrick & Struggles, Inc., a Delaware corporation ("H&S Inc."), including the amendment and restatement of HSI's Certificate of Incorporation to read in its entirety as Annex I to the Merger Agreement and the amendment and restatement of HSI's By-Laws to read in their entirety as Annex II to the Merger Agreement, and (ii) certain further amendments to the Certificate of Incorporation of HSI (the "IPO Charter Amendments") to be filed by the Board of Directors of HSI with the Secretary of State of the State of Delaware in connection with the completion of the initial public offering of the common stock of HSI. Pursuant to HSI's Certificate of Incorporation, each of these actions requires approval by the written consent of the holders of a majority of the Class A Common Stock of HSI ("Class A Common Stock") issued and outstanding voting separately as a class and the written consent of the holders of a majority of the Class B Common Stock of HSI ("Class B Common Stock") issued and outstanding voting separately as a class. In the merger (the "Merger"), H&S Inc. will merge with and into HSI, and HSI will be the surviving corporation. Upon the effectiveness of the Merger, each share of the issued and outstanding capital stock of H&S Inc. will be converted into 2.8249 shares of Common Stock of the surviving corporation, each share of Class A Common Stock will become one share of Common Stock of the surviving corporation and each share of Class B Common Stock will be cancelled without consideration therefor.

  By this written consent, stockholders are being asked to consider and consent to the two above-mentioned proposals.

  Please read the enclosed materials carefully. This Joint Consent Statement/Prospectus more fully describes the Merger and the IPO Charter Amendments.

                                         ______________________________________
                                         Richard D. Nelson
                                         Secretary

PRELIMINARY COPY
SUBJECT TO COMPLETION


                          HEIDRICK & STRUGGLES, INC.

                      233 South Wacker Drive, Suite 4200
                         Chicago, Illinois 60606-6303

To the Stockholders of Heidrick & Struggles, Inc.:

  Pursuant to the requirements of the General Corporation Law of the State of Delaware, the Board of Directors seeks stockholder approval of (i) an amendment to the Certificate of Incorporation of Heidrick & Struggles, Inc., a Delaware corporation ("H&S Inc.") to change its name to H&S Transition, Inc. (the "Name Change"), (ii) the adoption of the Agreement and Plan of Merger, dated as of February 12, 1999, (the "Merger Agreement"), by and among Heidrick & Struggles International, Inc., a Delaware corporation ("HSI"), and H&S, Inc., including the amendment of HSI's Certificate of Incorporation to read in its entirety as Annex I to the Merger Agreement and the amendment and restatement of HSI's By-Laws to read in their entirety as Annex II to the Merger Agreement, and (iii) certain further amendments to the Certificate of Incorporation of HSI (the "IPO Charter Amendments") to be filed by the Board of Directors of HSI with the Secretary of State of the State of Delaware following the completion of the initial public offering of the common stock of HSI. Pursuant to H&S Inc.'s Certificate of Incorporation, the Name Change and the IPO Charter Amendments require approval by the written consent of the holders of a majority of the Common Stock of H&S Inc. issued and outstanding, and the Merger requires the approval by the written consent of the holders of two-thirds of the Common Stock of H&S Inc. issued and outstanding. In the merger (the "Merger"), H&S Inc. will merge with and into HSI, and HSI will be the surviving corporation. Upon the effectiveness of the Merger, each share of the issued and outstanding capital stock of H&S Inc. will be converted into
2.8249 shares of Common Stock of the surviving corporation, each share of Class A Common Stock will become one share of Common Stock of the surviving corporation and each share of Class B Common Stock will be cancelled without consideration therefor.

  By this written consent, stockholders are being asked to consider and consent to the three above-mentioned proposals.

  Please read the enclosed materials carefully. This Joint Consent Statement/Prospectus more fully describes the Merger, the Name Change and the IPO Charter Amendments. Do not send us your stock certificates at this time. Once the Merger becomes effective, you will be advised of the procedure for surrendering your certificates in exchange for the Merger consideration described in the attached materials.

                                          _____________________________________
                                          Richard D. Nelson
                                          Secretary

              Subject to Completion, dated February 12, 1999
                      JOINT CONSENT STATEMENT/PROSPECTUS

                   HEIDRICK & STRUGGLES INTERNATIONAL, INC.
                                      AND
                          HEIDRICK & STRUGGLES, INC.
                               ----------------

  This Joint Consent Statement/Prospectus is being furnished to the holders of Class A Common Stock and Class B Common Stock of Heidrick & Struggles International, Inc., a Delaware corporation ("HSI"), in connection with the solicitation of written consents by HSI, to approve (i) the adoption of the Agreement and Plan of Merger, dated as of February 12, 1999 (the "Merger Agreement") by and among HSI and Heidrick & Struggles, Inc., a Delaware corporation ("H&S Inc."), including the amendment and restatement of HSI's Certificate of Incorporation to read in its entirety as Annex I to the Merger Agreement and the amendment and restatement of HSI's By-Laws to read in their entirety as Annex II to the Merger Agreement, and (ii) certain further amendments to the Certificate of Incorporation of HSI (the "IPO Charter Amendments") to be filed by the Board of Directors of HSI with the Secretary of State of the State of Delaware in connection with the completion of the initial public offering of the common stock of HSI.

  As permitted under Delaware law, HSI is soliciting consents to take the above actions without a stockholders' meeting. The approval of the Merger Agreement and the IPO Charter Amendments each requires approval by the written consent of the holders of a majority of the issued and outstanding shares of Class A Common Stock without par value ("Class A Common Stock") of HSI voting separately as a class and the written consent of the holders of a majority of the Class B Common Stock without par value ("Class B Common Stock") of HSI voting separately as a class.

  This Joint Consent Statement/Prospectus is also being furnished to the holders of Common Stock, par value $1.00 per share (the "H&S Inc. Common Stock") of H&S Inc., in connection with the solicitation of written consents by H&S Inc., to approve (i) an amendment to the Certificate of Incorporation of H&S Inc. to change its name to H&S Transition, Inc. (the "Name Change"),
(ii) the adoption of the Merger Agreement and (iii) the IPO Charter
Amendments.

  Upon effectiveness of the merger of H&S Inc. with and into HSI (the "Merger"), Heidrick & Struggles International, Inc. will be the surviving corporation (referred to herein as the "Company", "H&S" or "Heidrick & Struggles International, Inc.") and each share of the issued and outstanding H&S Inc. Common Stock will be converted into 2.8249 shares of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock"), each share of Class A Common Stock will be converted into one share of Company Common Stock and each share of Class B Common Stock will be cancelled without consideration therefor.

  As permitted under Delaware law, H&S Inc. is soliciting consents to take the above actions without a stockholders' meeting. Pursuant to H&S Inc.'s Certificate of Incorporation, the Name Change and the IPO Charter Amendments require approval by the written consent of the holders of a majority of the H&S Inc. Common Stock issued and outstanding and the adoption of the Merger Agreement requires the approval by the written consent of the holders of two-thirds of the H&S Inc. Common Stock issued and outstanding.

  This Joint Consent Statement/Prospectus also serves as the prospectus of HSI with respect to the shares of Company Common Stock issuable upon consummation of the Merger.

  This Joint Consent Statement/Prospectus and the accompanying form of consent are first being mailed to stockholders of HSI and H&S Inc. on or about February 12, 1999.
                               ----------------
  See "Risk Factors" beginning on page 20 for a discussion of certain factors that should be considered in connection with the Merger.
                               ----------------
THE SHARES OF COMPANY COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
 COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 The Date of this Joint Consent Statement/Prospectus is February 12, 1999

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT CONSENT STATEMENT/PROSPECTUS IN CONNECTION WITH THE NAME CHANGE, THE MERGER AND THE IPO CHARTER AMENDMENTS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE DELIVERY OF THIS JOINT CONSENT STATEMENT/PROSPECTUS NOR ANY DELIVERY OF COMPANY COMMON STOCK SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN OR IN THE AFFAIRS OF HSI OR H&S INC. SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Joint Consent Statement/Prospectus Summary................................    4

Vote by Written Consent...................................................   13

Information concerning HSI................................................   13

Information concerning H&S Inc............................................   13

The Name Change...........................................................   13

The Merger................................................................   13
  Background of the Merger................................................   13
  Reasons for the Merger..................................................   14
  Recommendation of the Board of Directors of HSI.........................   14
  Recommendation of the Board of Directors of H&S Inc.....................   14
  Proposed Merger.........................................................   14
  Conditions to the Merger................................................   15
  Amendment or Waiver of Merger Agreement.................................   15
  Accounting Treatment of the Transaction.................................   15
  Amendment of HSI's Certificate of Incorporation and By-Laws.............   16
  Regulatory Approvals....................................................   16

Rights of Dissenting Stockholders.........................................   16

The IPO Charter Amendments................................................   19

Risk Factors..............................................................   20

Dividend Policy...........................................................   26

Unaudited Pro Forma Condensed Consolidated Financial Data.................   27

Selected Financial Data...................................................   33

Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   35

The Company...............................................................   45

Management................................................................   54

Security Ownership of Certain Beneficial Owners and Management............   56

Comparison of Stockholder Rights..........................................   57

Certain United States Federal Tax Consequences ...........................   63

Legal Matters.............................................................   64

Experts...................................................................   64

Additional Information....................................................   64

Index to Consolidated Financial Statements................................  F-1

Annex A--Agreement and Plan of Merger

Annex B--Section 262 of the Delaware General Corporation Law

Annex C--Post-IPO Certificate of Incorporation

                   JOINT CONSENT STATEMENT/PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Joint Consent Statement/Prospectus. It is expected that H&S Inc. will merge with and into HSI prior to the completion of the initial offering to the public (the "Offering") of the Company Common Stock of the combined company. Unless the context requires otherwise, all references herein to "H&S," the "Company" and "Heidrick & Struggles International, Inc." mean Heidrick & Struggles International, Inc. after the Merger, its wholly and majority owned subsidiaries and its and their respective predecessors, collectively. All references to "HSI" refer to Heidrick & Struggles International, Inc. before the Merger. The Merger is not conditioned on the successful completion of the Offering.

                            Vote by Written Consent

  The approval by HSI of the Merger Agreement and the IPO Charter Amendments will require the approval by the written consent of the holders of a majority of the Class A Common Stock issued and outstanding voting separately as a class and the written consent of the holders of a majority of Class B Common Stock issued and outstanding voting separately as a class.

  The Name Change and the IPO Charter Amendments require the approval of the holders of a majority of the H&S Inc. Common Stock issued and outstanding. Adoption of the Merger Agreement by H&S Inc. requires the approval of the holders of two-thirds of the H&S Inc. Common Stock issued and outstanding.

                                HSI and H&S Inc.

  HSI was incorporated in Delaware on May 9, 1968. HSI conducts executive searches primarily in Europe. HSI has two classes of stock, the Class A Common Stock and the Class B Common Stock. All of the Class B Stock is owned by H&S Inc. Shares of the Class A Common Stock are owned by employees of HSI. HSI's principal place of business is 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303, and its telephone number is (312) 496-1200.

  H&S Inc. was incorporated in Delaware on October 8, 1956 as successor to a partnership formed in 1953. H&S Inc. conducts executive searches in North America, Latin America and Asia. H&S Inc. has one class of Common Stock, which is owned by employees of H&S Inc. H&S Inc.'s principal place of business is 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303, and its telephone number is (312) 496-1200.

                                The Name Change

  In order to facilitate the qualification to do business of a new entity to be created as a subsidiary of the Company after the Merger which will be named "Heidrick & Struggles, Inc.," H&S Inc. proposes to amend its Certificate of Incorporation prior to the Merger to change its name to "H&S Transition, Inc."

  The Board of Directors of H&S Inc. has determined that it is advisable and in the best interests of H&S Inc. that the Name Change be approved by the stockholders of H&S Inc.

                                   The Merger

  Prior to 1984, H&S Inc. and HSI operated under a single ownership structure. In 1984, H&S Inc. consummated a spin-off of HSI to its European partners while retaining a significant equity interest in HSI. Since that time, HSI has conducted primarily European-based operations, while H&S Inc. has conducted all other operations. The Merger is intended to reunite HSI and H&S Inc. in contemplation of the Offering.

Merger Agreement

  A copy of the Merger Agreement is annexed as Annex A to this Joint Consent Statement/Prospectus and is incorporated herein by reference. The description of the provisions of the Merger Agreement that follows is necessarily incomplete; reference is made to the Merger Agreement itself for a complete description of each matter and of all of the terms and conditions of the Merger.

Effect of the Merger

  Pursuant to the Merger Agreement, H&S Inc. will merge with and into HSI with Heidrick & Struggles International, Inc. being the surviving corporation of the Merger. The Merger shall become effective when the Certificate of Merger is filed with the Secretary of State of Delaware or at such subsequent time as the parties agree (the "Effective Time"). At the Effective Time, the separate corporate existence of H&S Inc. will cease and Heidrick & Struggles International, Inc. will be the surviving corporation. At the Effective Time, the Company's Certificate of Incorporation will be amended and restated to read in its entirety as Annex I to the Merger Agreement and the Company's By-Laws will be amended and restated to read in their entirety as Annex II to the Merger Agreement. At the Effective Time, each share of the issued and outstanding capital stock of H&S Inc. will be converted into 2.8249 shares of Company Common Stock as provided in the Merger Agreement. Any fractional shares will be cancelled, and the holders thereof will receive cash for their fractional interests.

  Currently, the authorized number of shares of HSI is 300,000 shares, of which
(i) 150,000 are Class A Common Stock, of which 144,534 shares are currently issued and outstanding, and (ii) 150,000 shares are Class B Common Stock, of which 80,185 shares are currently issued and outstanding. At the Effective Time, each issued and outstanding share of Class A Common Stock will be converted into one share of Company Common Stock, and each share of Class B Common Stock will cease to be outstanding and will be cancelled and retired and no consideration will be delivered in exchange therefor. Upon consummation of the Merger, 513,118 shares of HSI Common Stock will be issued in exchange for all outstanding shares of H&S Inc. Upon consummation of the Merger, 28,000 shares of Company Common Stock will be issued to the Mulder partners. See "Risk Factors--Nonrecurring and Other Charges."

  Currently, the authorized number of shares of H&S Inc. Common Stock is 500,000, of which 181,641 shares are currently issued and outstanding. At the Effective Time, each share of H&S Inc. Common Stock that is issued and outstanding immediately prior to the Effective Time will automatically be converted into 2.8249 shares of Company Common Stock. All shares of H&S Inc. Common Stock will cease to be outstanding and will be cancelled and returned. Each holder of H&S Inc. Common Stock will cease to have any rights with respect to any shares of H&S Inc. Common Stock, except the right to receive the applicable number of shares of Company Common Stock.

Conditions to the Merger

  The obligations of HSI and H&S Inc. to effect the Merger are subject to various conditions, including, without limitation, obtaining the requisite stockholder approval, the termination or the expiration of the waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the receipt of an opinion from Simpson Thacher & Bartlett that the Merger will qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder and the absence of any injunction or other legal restraint or prohibition preventing the consummation of the Merger. The completion of the Offering is not a condition to the Merger.

Closing Date

  The closing of the Merger shall take place on the second business day after which the last to be fulfilled or waived of all the conditions precedent to the Merger (other than those conditions that can only be fulfilled at the closing) is fulfilled or waived or at such other time as the parties may agree.

Amendment of HSI's Certificate of Incorporation and By-Laws Pursuant to the
Merger

  Pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, (i) the Certificate of Incorporation of HSI will be amended and restated to read in its entirety as Annex I to the Merger Agreement, which will, as so amended, be the Certificate of Incorporation of the Company and
(ii) the By-Laws of HSI will be amended and restated to read in their entirety as Annex II to the Merger Agreement, which will, as so amended, be the By-Laws of the Company. Such amended and restated Certificate of Incorporation will eliminate both the Class A Common Stock and the Class B Common Stock, providing instead for the Company Common Stock and preferred stock (the "Preferred Stock"). The Company Common Stock will have a par value of $.01 per share and a total of 750,000 shares will be authorized and the Preferred Stock will have a par value of $.01 per share and a total of 250,000 shares will be authorized. Certain additional provisions of the Company's Certificate of Incorporation are described under "Comparison of Stockholder Rights."

Recommendation of the Board of Directors of HSI

  The Board of Directors of HSI (the "HSI Board") has determined that it is advisable and in the best interests of HSI that H&S Inc. be merged with and into HSI, with HSI as the surviving corporation, in accordance with the Merger Agreement. The HSI Board recommends that the stockholders of HSI approve the merger and adopt the Merger Agreement, including the amendment and restatement of HSI's Certificate of Incorporation to read in its entirety as Annex I to the Merger Agreement and the amendment and restatement of HSI's By-Laws to read in their entirety as Annex II to the Merger Agreement.

Recommendation of the Board of Directors of H&S Inc.

  The Board of Directors of H&S Inc. (the "H&S Inc. Board") has determined that it is advisable and in the best interests of H&S Inc. that H&S Inc. be merged with and into HSI, with HSI as the surviving corporation, in accordance with the Merger Agreement. The H&S Inc. Board recommends that the stockholders of H&S Inc. approve the Merger and adopt the Merger Agreement including the amendment and restatement of HSI's Certificate of Incorporation to read in its entirety as Annex I to the Merger Agreement and the amendment and restatement of HSI's By-Laws to read in their entirety as Annex II to the Merger Agreement.

Rights of Dissenting Stockholders

  Under Section 262 of the Delaware General Corporation Law (the "DGCL"), a holder of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock may dissent from the Merger and obtain payment for the fair value of his or her shares. In order to dissent, (i) the dissenting stockholder must deliver to HSI or H&S Inc., as the case may be, prior to February 26, 1999, written notice of his or her intent to demand payment for his or her shares if the Merger is effected and (ii) the dissenting stockholder must not consent to the Merger. See "Rights of Dissenting Stockholders."

Regulatory Approvals

  Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and the applicable waiting period has expired or been terminated. On August 13, 1998, HSI and H&S Inc. filed Notification and Report Forms under the HSR Act with the FTC and the Antitrust Division. On August 25, 1998, the FTC and the Antitrust Division granted early termination of the waiting period under the HSR Act with respect to the Merger effective immediately. See "Regulatory Approvals."

Certain United States Federal Tax Consequences

  For a summary of the material U.S. federal income tax consequences of the Merger, see "Certain United States Federal Tax Consequences."

  BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING ON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER, IT IS RECOMMENDED THAT HOLDERS OF H&S INC. COMMON STOCK CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL (AND ANY STATE, LOCAL AND NON-U.S.) TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

                           The IPO Charter Amendments

  Once the Offering is completed, the Company expects to implement certain additional amendments to the Certificate of Incorporation of the Company. If these amendments are approved by the stockholders of H&S Inc. and HSI, the Board of Directors of the Company (the "Board of Directors") will file an amended and restated Certificate of Incorporation with the Secretary of State of the State of Delaware at the time of the completion of the Offering. These amendments are described in greater detail later in this Joint Consent Statement/Prospectus under the caption "Comparison of Stockholder Rights." In general, they include (i) the increase in the authorized number of shares of Common Stock of the Company to 100,000,000, (ii) the increase in the authorized number of shares of Preferred Stock of the Company to 10,000,000 and (iii) the adoption of certain restrictions on the ability of the stockholders to act by written consent.

Recommendation of the Board of Directors of HSI

  The HSI Board has determined that it is advisable and in the best interests of HSI that HSI approve the IPO Charter Amendments, subject to the successful completion of the Offering and recommends that the stockholders of HSI approve the IPO Charter Amendments.

Recommendation of the Board of Directors of H&S Inc.

  The H&S Inc. Board has determined that it is advisable and in the best interests of H&S Inc. that H&S Inc. approve the IPO Charter Amendments, subject to the successful completion of the Offering and recommends that the stockholders of H&S Inc. approve the IPO Charter Amendments.

                                  The Company

  After the Merger, the Company will continue to function much as HSI and H&S Inc. functioned in concert prior to the Merger. In this Joint Consent Statement/Prospectus, the terms "H&S," the "Company" and "Heidrick & Struggles International, Inc." are used both to refer to the historic collective operations of HSI and H&S Inc. and to the anticipated operations of the Company after the Merger.

  After the Merger, Heidrick & Struggles International, Inc. will be one of the leading global executive search firms and believes that, based on revenues, it will be the largest executive search firm in the United States and the second largest in the world. With over 46 years of experience in fulfilling its clients' leadership needs, H&S Inc. and HSI offer and conduct executive search services in nearly every major business center in the world. The Company's services focus on the identification, evaluation and recommendation of qualified candidates for senior level executive positions. Through its worldwide network of approximately 800 professionals in 59 offices, H&S provides executive search services to a broad range of clients, including Fortune 500 companies, major non-U.S. companies, middle market and emerging growth companies, governmental and not-for-profit organizations and other leading private and public entities. The size of the Company's business has grown significantly over the past five years as evidenced by the fact that the combined worldwide revenues of H&S Inc. and HSI have grown at a compound annual rate of approximately 25%.

  According to Kennedy Information LLC ("Kennedy"), worldwide executive search industry revenue has grown at a 20% compound annual growth rate from approximately $3.5 billion in 1993 to approximately $7.3 billion in 1997. H&S believes that a number of favorable trends are contributing to the growth of the executive search industry, including the following: (i) an increase in competition for executive talent and a resulting increase in executive compensation levels and turnover, (ii) a growing acceptance by corporate leadership of the use of executive search consultants, (iii) the increasing globalization of business driving the demand for executive talent by multinationals, (iv) an increased demand for executive search services by start-up and newly-acquired companies, (v) a greater need for managers with diverse leadership skills and (vi) a reduction of the number of layers of executive management, which limits the internal pool from which companies can draw for talent.

Key Competitive Strengths

  The Company believes that it possesses several key competitive strengths which position it to capitalize on the growing demand for its services. These strengths include the following:

  . Experienced Team of Executive Search Consultants. As of December 31,
    1998, the Company employed 349 executive search consultants ("consultants") who, on average, have approximately 11 years of experience in executive search and 9 years of experience in other industries. H&S believes that this depth of experience is a prerequisite to the effective performance of senior level executive searches. The Company attributes its success in attracting and retaining such high caliber consultants to its premier reputation, unique team oriented culture and performance-based compensation system. The Company believes that its attractiveness as an employer is reflected in its low turnover rate among its consultants. For the period from January 1, 1995 through December 31, 1998, an annual average of fewer than 1.5% of H&S's consultants have left to work elsewhere in the executive search industry.

  . Global Presence. The Company's 59 offices are located in major business centers in 30 countries around the world. The Company's global presence enables it to serve the needs of multinational companies and local businesses worldwide, and provides it with access to an international network of candidates and referral sources. The Company's offices in North America, Europe, Asia Pacific and Latin America employed 174, 132, 28 and 15 consultants, as of December 31, 1998, respectively, and generated 1998 revenues of $180 million, $125 million, $14 million and $10 million, respectively.

  . Emphasis on Senior Level Executive Search. H&S is an industry leader in placing senior level executives within the world's largest and most complex organizations. Approximately 66% of the executive searches performed by the Company worldwide, representing approximately 73% of revenues (and approximately 81% of the searches performed in North America, representing approximately 81% of revenues) in 1998, were for chief executive officers ("CEOs"), presidents, chief financial officers ("CFOs"), chief operating officers ("COOs"), chief administrative officers ("CAOs"), chief information officers ("CIOs"), members of boards of directors and other senior management positions (such as division heads). These senior level executive searches generally provide a higher level of revenue per search and result in greater visibility with the Company's clients and within the executive search industry. The Company believes that performing senior level, high profile executive search assignments: (i) strengthens its brand name recognition and contacts with leading decision makers, referral sources and high caliber candidates;
    (ii) enhances H&S's ability to secure other senior level executive searches and (iii) enables the Company to attract and retain highly qualified consultants.

  . Industry Practice Groups and Functional Specialties. H&S's business is organized around seven core industry practice groups, each focused on a specific industry. These core industry practice groups are international technology, industrial, consumer products, financial services, health care, professional services and higher education/not-for-profit. Certain H&S consultants also specialize in searches for functional positions such as members of boards of directors, CEOs, CFOs and CIOs. The Company believes that its operational structure enables its consultants to provide its clients with superior executive search services. By enabling its consultants to specialize, the Company's consultants are better able to successfully build relationships with candidates and referral sources and to understand its clients' cultures, operations, business strategies and industries. Understanding these factors is critical to understanding the needs of clients' and candidates' and, therefore, to the successful placement of candidates. The Company's industry practice groups and functional specialties emphasize H&S's consultative approach and are designed to build and maintain long-term relationships with its clients.

  . Global Support Platform. The Company's consultants work with a team of 440 associates, all of whom have access to a sophisticated global technology infrastructure. This technology infrastructure consists of internally developed proprietary databases containing over 840,000 candidate profiles and over 29,000 client records, coupled with a broad range of on-line services and industry reference sources. H&S also deploys advanced Internet-based technology to support the research needs of the Company's professionals. The Company believes that its global support structure enables its professionals to complete searches efficiently and effectively. Given the importance of technology to the search process, H&S is continuing to improve its information management infrastructure by implementing its Integrated Global Information System ("IGIS"), an ongoing strategic technology initiative. IGIS is designed to enhance the functionality, speed and quality of the Company's information management. See "The Company--Assignment Research and Information Management."

Growth Strategy

  The Company's goal is to be the leading global provider of executive search services while achieving sustainable revenue and earnings growth. The Company pursues a focused growth strategy with the following key elements:

  . Expand and Develop Client Relationships. The Company continually seeks to expand its relationships with existing clients and to develop new client relationships. The Company accomplishes this by continuing to (i) aggressively pursue the highest level executive search assignments, (ii) expand the breadth and depth of its industry practice groups and functional specialties, (iii) offer services across a broadening range of geographic locations by strategically opening offices in cities where H&S is not currently located and (iv) actively recruit consultants who have the demonstrated ability to expand the Company's client base. Historically, the Company has successfully expanded its client base and generated repeat business from existing clients. For example, H&S had over 1,800 clients in 1995 and over 3,100 in 1998. Of the searches performed in 1998, more than 75% were on behalf of clients for whom it had conducted multiple assignments over the last six years.

  . Pursue Strategic Acquisitions. The executive search industry is highly fragmented, consisting of more than 4,000 executive search firms worldwide. The industry has been consolidating in recent years as a number of smaller firms have joined with larger firms in the industry, such as H&S, in order to gain the benefits of superior managerial, financial and technological resources. The Company maintains a focused acquisition strategy designed to acquire executive search firms with complementary corporate cultures in order to increase its penetration in existing and new geographic markets and expand the depth and breadth of its industry practice groups and functional specialties. The Company has completed a number of strategic acquisitions worldwide that are consistent with its acquisition strategy. See "--Recent Acquisitions."

  . Enhance Executive Search Professional Productivity. The Company believes that its consultants generate one of the highest levels of average revenue per consultant in the industry. H&S's consultants generated an average revenue per consultant of $1.2 million in the U.S. in 1997 as compared to $809,000 for the average of the other nine of the largest ten U.S. executive search firms. H&S believes that its infrastructure can be leveraged to allow for increases in the productivity of its executive search professionals. Specifically, the Company expects that its IGIS initiative will enable H&S's professionals to access a greater amount of information sources more quickly and to perform more sophisticated search functions to help them identify candidates more efficiently and effectively. IGIS will provide the Company with a scalable technology infrastructure that is designed to support a significant number of additional users without significant incremental costs.

  . Pursue New, Complementary Lines of Business. H&S expects that it will expand the range of services it offers, including Internet-based recruiting, interim management placement and board of directors consulting services. The Company's Internet-based recruiting initiative is designed to serve clients' growing demand for technology professionals. The Internet service provides a unique end-to-end recruiting solution for candidate identification, screening, degree and job verification and client workflow management to expedite the search process. Clients interact with the Internet service through a secure Internet site where they may analyze pre-screened candidates for opportunities in the $75,000 to $150,000 annual compensation range. The Company's Internet-based recruiting service is in the pilot project phase and is expected to be formally launched in the first half of 1999.

                   Recent Strategic Acquisitions and Alliance

  Over the past eighteen months, H&S Inc. and HSI have successfully completed the strategic acquisition of two executive search firms and a strategic alliance with one executive search firm:

  . Fenwick. On June 26, 1998, H&S Inc. acquired Fenwick Partners, Inc.
    ("Fenwick"). Fenwick, a Boston-based executive search firm, employed nine consultants and had fiscal 1997 revenues of $6.4 million. This transaction expanded the reach of H&S Inc.'s international technology group into a third key technology center in the United States. Fenwick, based in the "Route 128" technology corridor in Massachusetts, complements the H&S Inc.'s existing offices in Menlo Park, California and Tysons Corner, Virginia which also focus on senior level recruitment for computer hardware and software, telecommunications, engineering and medical electronics companies.

  . Mulder. On October 1, 1997, HSI acquired Mulder & Partner GmbH & Co. KG
    ("Mulder") which employed 13 consultants. Prior to the acquisition, Mulder was the largest executive search firm in Germany, as measured by revenues, with $21.8 million in revenues for the nine months ended September 30, 1997. This transaction immediately positioned HSI as the largest executive search firm in Germany and the second largest in Europe.

  . Redelinghuys. On August 31, 1998, the Company entered into an alliance with Redelinghuys & Partners, a senior executive search firm with offices in Capetown and Johannesburg in the Republic of South Africa. The alliance consists of a licensing agreement as well as a transfer fee sharing agreement and allows the Company to expand its services to its clients to the African continent.

                                  The Offering

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act") in connection with the Offering. The Company expects that the Merger will take place prior to the completion of the Offering. The completion of the Offering is not a condition to the Merger.

                             SUMMARY FINANCIAL DATA

  The following tables set forth summary historical financial and other data of H&S Inc. and HSI as of the dates and for the periods indicated, which have been derived from, and are qualified by reference to, H&S Inc.'s and HSI's financial statements and other records, and unaudited summary pro forma condensed consolidated financial data. See "Unaudited Pro Forma Condensed Consolidated Financial Data." The unaudited pro forma financial data are presented for informational purposes only and should not be construed to indicate (i) the results of operations or the financial position of the Company that actually would have occurred had the Merger and other matters reflected therein occurred as of the dates indicated or (ii) the results of operations or the financial position of the Company in the future. The following table should be read in conjunction with the Consolidated Financial Statements and related Notes thereto included elsewhere in this Prospectus.

      Unaudited Summary Pro Forma Condensed Consolidated Financial Data(1)

                                              Year Ended    Nine Months Ended
                                             December 31,     September 30,
                                             ------------ ---------------------
                                                 1997       1997     1998
                                             ------------ -------- --------
                                               (in thousands, except per
                                                         share
                                               and other operating data)
Statement of Operations Data:
 Revenue....................................   $284,792   $212,694 $251,721
 Operating income...........................     16,595     13,775   13,471
 Net income.................................   $  8,327   $  6,268 $  4,717
                                               ========   ======== ========
Share Data:
 Basic earnings per common share............   $  13.41   $  10.25 $   7.53
                                               ========   ======== ========
 Diluted earnings per common share..........   $  13.41   $  10.25 $   7.53
                                               ========   ======== ========
 Basic weighted average common shares
  outstanding...............................    621,057    611,426  626,701
                                               ========   ======== ========
 Diluted weighted average common shares
  outstanding...............................    621,078    611,426  626,761
                                               ========   ======== ========
Balance Sheet Data (at end of period):
 Working capital............................   $ 17,182   $ 26,735 $  7,925
 Total assets...............................    173,612    187,773  231,620
 Long-term debt, less current maturities....      2,004        701    5,667
 Mandatorily redeemable common stock........     87,752     87,703   91,301
Other Operating Data:
 Number of offices (at end of period).......         51         51       55
                                               ========   ======== ========
 Average number of consultants during the
  period....................................        263        258      312
                                               ========   ======== ========

--------

(1) See Notes to "Selected Unaudited Pro Forma Condensed Consolidated Financial Data" on page 27.

                             Summary Financial Data

                                    H&S Inc.
                  (in thousands, except other operating data)

                                                                       Nine Months Ended
                                  Year Ended December 31,                September 30,
                         ------------------------------------------ -----------------------
                          1993    1994     1995     1996     1997      1997        1998
                         ------- ------- -------- -------- -------- ----------- -----------
                                                                    (unaudited) (unaudited)
Statement of Operations
 Data:
 Revenue................ $77,990 $96,127 $108,685 $137,665 $180,244  $136,309    $157,976
 Operating income.......   9,168  10,670   10,617   10,712   11,945    10,788       8,062
 Net income............. $ 5,744 $ 6,342 $  6,358 $  6,449 $  6,498  $  5,619    $  3,827
Balance Sheet Data (at
 end of period):
 Working capital........ $13,024 $13,549 $ 17,193 $ 20,628 $ 24,873  $ 30,704    $ 16,029
 Total assets...........  41,139  45,058   55,900   68,643   93,640   125,445     148,296
 Long-term debt, less
  current maturities....   1,562     735    1,189      993    1,636       572       5,604
Other Operating Data:
 Number of offices (at
  end of period)........      16      18       20       25       28        28          31
 Average number of
  consultants during the
  period................      94     108      119      137      159       155         192

                             Summary Financial Data

                                      HSI
                  (in thousands, except other operating data)

                                                                     Nine Months Ended
                                 Year Ended December 31,               September 30,
                         ---------------------------------------  -----------------------
                          1993    1994    1995    1996    1997       1997        1998
                         ------- ------- ------- ------- -------  ----------- -----------
                                                                  (unaudited) (unaudited)
Statement of Operations
 Data:
 Revenue................ $30,513 $39,634 $52,815 $64,558 $82,732    $54,569     $93,745
 Operating income.......   2,840   5,123   3,302   3,438   3,037      2,430       2,241
 Net income (loss)...... $ 1,606 $ 2,649 $ 1,800 $ 2,141 $   976    $   952     $(2,596)
Balance Sheet Data (at
 end of period):
 Working capital........ $ 4,478 $ 7,908 $ 7,777 $ 9,345 $(2,849)   $10,303     $(2,527)
 Total assets...........  15,273  21,998  25,756  32,851  59,947     42,170      62,132
 Long-term debt, less
  current maturities....      59     --      --      267     368        129          63
Other Operating Data:
 Number of offices (at
  end of period)........      10      12      13      16      23         19          24
 Average number of
  consultants during the
  period................      51      55      59      71      95         89         120

                            VOTE BY WRITTEN CONSENT

  The approval of the adoption by HSI of the Merger Agreement and the IPO Charter Amendments each require the approval by the written consent of the holders of a majority of the Class A Common Stock issued and outstanding voting separately as a class and the written consent of the majority of the Class B Common Stock issued and outstanding voting separately as a class.

  The Name Change and the IPO Charter Amendments require the approval of the holders of a majority of the H&S Inc. Common Stock issued and outstanding. Adoption of the Merger Agreement by H&S Inc. requires the approval of the holders of two-thirds of the H&S Inc. Common Stock issued and outstanding.

                          INFORMATION CONCERNING HSI

  HSI was incorporated in Delaware on May 9, 1968. HSI conducts executive searches primarily in Europe. HSI has two classes of stock, the Class A Common Stock and the Class B Common Stock. All of the Class B Stock is owned by H&S Inc. Shares of the Class A Common Stock are owned by employees of HSI. HSI's principal place of business is 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303, and its telephone number is (312) 496-1200.

                        INFORMATION CONCERNING H&S INC.

  H&S Inc. was incorporated in Delaware on October 8, 1956 as successor to a partnership formed in 1953. H&S Inc. conducts executive searches in North America, Latin America and Asia. H&S Inc. has one class of Common Stock which is owned by employees of H&S Inc. H&S Inc.'s principal place of business is 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303, and its telephone number is (312) 496-1200.

                                THE NAME CHANGE

  In order to facilitate the qualification to do business of a new entity to be created as a subsidiary of the Company after the Merger which will be named "Heidrick & Struggles, Inc.," H&S Inc. proposes to amend its Certificate of Incorporation prior to the Merger to change its name to "H&S Transition, Inc."

  The Board of Directors of H&S Inc. has determined that it is advisable and in the best interests of H&S Inc. that the Name Change be approved by the stockholders of H&S Inc.

                                  THE MERGER

Background of the Merger

  Prior to 1984, H&S Inc. and HSI operated under a single ownership structure. In 1984, H&S Inc. consummated a spin-off of HSI to its European partners while retaining a significant equity interest in HSI. Since that time, HSI has conducted primarily European-based operations, while H&S Inc. has conducted all other operations. HSI filed with the Commission on July 24, 1998 a Registration Statement on Form S-1 under the Securities Act relating to the Offering, which was amended on September 8, 1998. H&S Inc. and HSI plan to consummate the Merger prior to the completion of the Offering in order to reunite the two companies in a single corporate structure. The Merger is not conditioned on the successful completion of the Offering.

Reasons for the Merger

  The merger of H&S Inc. with and into HSI is intended to combine the existing separate companies into one legal entity in contemplation of the Offering. HSI and H&S Inc. have operated together closely, and now the HSI Board and the H&S Inc. Board (together the "Boards") believe that it is in the interests of the companies and their stockholders to combine them into one legal entity.

  The Boards each believe that the completion of the Merger represents an opportunity for both companies, in accordance with their respective strategic business plans, to expand their presence in the global executive search market.

Recommendation of the Board of Directors of HSI

  The HSI Board has determined that it is advisable and in the best interests of HSI that H&S Inc. be merged with and into HSI with HSI as the surviving corporation, in accordance with the Merger Agreement. The HSI Board recommends that the stockholders of HSI approve the Merger and adopt the Merger Agreement, including the amendment and restatement of HSI's Certificate of Incorporation to read in its entirety as Annex I to the Merger Agreement and the amendment and restatement of HSI's By-Laws to read in their entirety as Annex II to the Merger Agreement.

Recommendation of the Board of Directors of H&S Inc.

  The H&S Inc. Board has determined that it is advisable and in the best interests of H&S Inc. that H&S Inc. be merged with and into HSI with HSI as the surviving corporation, in accordance with the Merger Agreement. The H&S Inc. Board recommends that the stockholders of H&S Inc. approve the Merger and adopt the Merger Agreement, including the amendment and restatement of HSI's Certificate of Incorporation to read in its entirety as Annex I to the Merger Agreement and the amendment and restatement of HSI's By-Laws to read in their entirety as Annex II to the Merger Agreement.

Proposed Merger

 Merger Agreement--Principal Provisions

  A copy of the Merger Agreement is annexed as Annex A to this Joint Consent Statement/Prospectus and is incorporated herein by reference. The description of the provisions of the Merger Agreement that follows is necessarily incomplete; reference is made to the Merger Agreement itself for a complete description of each matter and of all of the terms and conditions of the Merger.

  Pursuant to the Merger Agreement, H&S Inc. will merge with and into HSI with Heidrick & Struggles International, Inc. being the surviving corporation of the Merger. At the Effective Time, the Company's Certificate of Incorporation will be amended and restated to read in its entirety as Annex I to the Merger Agreement and the Company's By-Laws will be amended and restated to read in their entirety as Annex II to the Merger Agreement. At the Effective Time, the separate corporate existence of H&S Inc. will cease and HSI will be the surviving corporation. At the Effective Time, each share of H&S Inc. Common Stock will be converted into 2.8249 shares of Company Common Stock, as provided in the Merger Agreement. Any fractional shares will be cancelled, and the holders thereof will receive cash for their fractional interests.

  Currently, the authorized number of shares of HSI is 300,000 shares, of which (i) 150,000 are Class A Common Stock, of which 144,534 shares are currently issued and outstanding, and (ii) 150,000 shares are Class B Common Stock, of which 80,185 shares are currently issued and outstanding. At the Effective Time, 750,000 shares of Company Common Stock will be authorized and each issued and outstanding share of Class A Common Stock will be converted into one share of Company Common Stock, and each share of Class B Common Stock will cease to be outstanding and will be cancelled and retired and no consideration will be delivered in exchange therefor. The Class A Common Stock and the Class B Common Stock are currently without par value. The Company Common Stock will have a par value of $.01 per share. Upon consummation of the Merger, 28,000 shares of Company Common Stock will be issued to the Mulder partners. See "Risk Factors--Nonrecurring and Other Charges."

  Currently, the authorized number of shares of H&S Inc. Common Stock is 500,000, of which 181,641 shares are currently issued and outstanding. At the Effective Time, each share of H&S Inc. Common Stock that is issued and outstanding immediately prior to the Effective Time will be automatically converted into 2.8249 shares of Company Common Stock. Each holder of H&S Inc. Common Stock will cease to have any rights with respect to any shares of H&S Inc. Common Stock, except the right to receive the applicable number of shares of Company Common Stock.

  The closing of the Merger shall take place on the second business day after which the last to be fulfilled or waived of all the conditions precedent to the Merger (other than these conditions that can only be fulfilled at the closing) is fulfilled or waived or at such other time as the parties may agree.

 Other Provisions of the Merger Agreement

  In the Merger Agreement, H&S Inc. has represented and warranted that (i) it is a duly organized and validly existing corporation in good standing and that any other corporation or other organization of which H&S Inc. holds at least a majority of the securities or other interests is duly organized, validly existing and in good standing, (ii) that it has requisite power and authority to enter into the Merger Agreement and consummate the transactions contemplated thereby, (iii) that the execution of the Merger Agreement does not contravene its Certificate of Incorporation or Bylaws or any other agreement and (iv) that the H&S Board has approved the Merger and recommended that the stockholders of H&S Inc. adopt the Merger Agreement.

  HSI has represented and warranted in the Merger Agreement that it is a duly organized and validly existing corporation with requisite power and authority to enter into the Merger Agreement and consummate the transactions contemplated thereby, that the execution of the Merger Agreement does not contravene its Certificate of Incorporation or Bylaws or any other agreement, and that the HSI Board has approved the Merger and recommended that the stockholders of HSI adopt the Merger Agreement.

  Both H&S Inc. and HSI have agreed in the Merger Agreement to use their best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code. Both parties have also agreed to do all things necessary to consummate the Merger under applicable laws and regulations, including making the appropriate filings pursuant to the HSR Act.

Conditions to the Merger

  The obligations of HSI and H&S Inc. to effect the Merger are subject to various conditions, including, without limitation, obtaining the requisite stockholder approval, the termination of the expiration of the waiting period, if any, under the HSR Act, the receipt of an opinion from Simpson Thacher & Bartlett that the Merger will qualify as a tax-free reorganization within the meaning of Section 368 of the Code and the regulations promulgated thereunder and the absence of any injunction or other legal restraint or prohibition preventing the consummation of the Merger. The successful completion of the Offering is not a condition to the consummation of the Merger.

Amendment or Waiver of Merger Agreement

  At any time prior to the Effective Time, either party may, by action taken by their respective Boards of Directors, to the extent permitted by the DGCL amend or modify any provision or add provisions to the Merger Agreement, waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant to the Merger Agreement and waive compliance with any of the agreements or conditions contained therein.

Accounting Treatment of the Transaction

  The Merger will be accounted for as a reverse acquisition, as the stockholders of H&S Inc. will own a majority of the outstanding shares of the Company Common Stock upon completion of the transaction. Accordingly, for accounting purposes, HSI is treated as the acquired company and H&S Inc. is considered to be the acquiring company.

Amendment of HSI's Certificate of Incorporation and By-Laws

  Pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, (i) the Certificate of Incorporation of HSI will be amended and restated to read in its entirety as Annex I to the Merger Agreement, which will, as so amended be the Certificate of Incorporation of the Company and
(ii) the By-Laws of HSI will be amended and restated to read in their entirety as Annex II to the Merger Agreement, which will, as so amended, be the By-Laws of the Company. Such amended and restated Certificate of Incorporation will eliminate both the Class A Common Stock and the Class B Common Stock, providing instead for the authorization of 750,000 shares of Company Common Stock of $.01 par value per share and 250,000 shares of Preferred Stock of $.01 par value per share. Certain additional provisions of the Company's Certificate of Incorporation are described under "Comparison of Stockholder Rights."

Regulatory Approvals

  Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and the applicable waiting period has expired or been terminated. On August 13, 1998, HSI and H&S Inc. filed Notification and Report Forms under the HSR Act with the FTC and the Antitrust Division. On August 25, 1998, the FTC and the Antitrust Division granted early termination of the waiting period under the HSR Act with respect to the Merger effective immediately.

                       RIGHTS OF DISSENTING STOCKHOLDERS

  Record holders of shares of Class A Common Stock, Class B Common Stock and H&S Inc. Common Stock who follow the appropriate procedures are entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is reprinted in its entirety as Annex B to this Joint Consent Statement/Prospectus. Except as set forth herein, the stockholders of HSI and H&S Inc. will not be entitled to appraisal rights in connection with the Merger.

  Under the DGCL, record holders of shares of Class A Common Stock, Class B Common Stock and H&S Inc. Common Stock who follow the procedures set forth in
Section 262 and who have not consented to the Merger will be entitled to have their shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock, as the case may be, (such shares "Dissenting Shares") appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court.

  Under Section 262, where a merger is to be approved by written consent, each company must, either before the effective date of the merger or within ten days thereafter, notify each stockholder that such appraisal rights are available and include in each such notice a copy of Section 262. Such notice may, and, if given on or after the effective date of the merger, shall also notify such stockholders of the effective date of the merger. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing such notice, demand in writing from the surviving corporation, the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger, each company shall send a second notice before the effective date of the merger notifying each stockholder who is entitled to appraisal rights of the effective date or the surviving corporation shall send such second notice to the stockholders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares. This Joint Consent Statement/Prospectus constitutes such notice. Any such stockholder who wishes to exercise appraisal rights should review the following discussion and Annex B carefully because failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under the DGCL.

  A holder of shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock wishing to exercise appraisal rights must deliver to the respective company, before February 26, 1999, written demand for appraisal of such holder's shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock, as the case may be. In addition, a holder of shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock wishing to exercise appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares through the Effective Time.

  Only a holder of record of shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock is entitled to assert appraisal rights for the shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as the holder's name appears on the stock certificates.

  If the shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if these shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held, for one or more beneficial owners, while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. Holders of shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee. All written demands for appraisal of shares of Class A Common Stock, Class B Common Stock should be mailed or delivered to Richard D. Nelson, Secretary, Heidrick & Struggles International, Inc., 233 South Wacker Drive-Suite 4200, Chicago, Illinois 60606-6303 so as to be received before February 26, 1999. All written demands for appraisal of shares of H&S Inc. Common Stock should be mailed or delivered to Richard D. Nelson, Secretary, Heidrick & Struggles, Inc., 233 South Wacker Drive-Suite 4200, Chicago, Illinois 60606-6303 so as to be received before February 26, 1999.

  Within 120 days after the Effective Time, but not thereafter, the Company, or any holder of shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock entitled to appraisal rights under Section 262 and who has complied with the foregoing procedures, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of such shares. The Company is not under any obligation, and has no present intention, to file a petition with respect to the appraisal of the fair value of the shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

  Within 120 days after the Effective Time, any record holder of shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statements must be mailed within 10 days after a written request therefor has been received by the Company.

  If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the holders of shares of Class A Common Stock, Class B Common Stock or H&S

Inc. Common Stock entitled to appraisal rights and will appraise the "fair value" of the shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock, as the case may be, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock as determined under Section 262 could be more than, the same as or less than the value of the consideration that they would otherwise receive in the Merger if they did not seek appraisal of their shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock, respectively. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. More specifically, the Delaware Supreme Court has stated that: "Fair value, in an appraisal context, measures 'that which has been taken from the shareholder, viz., his proportionate interest in a going concern.' In the appraisal process, the corporation is valued 'as an entity,' not merely as a collection of assets or by the sum of the market price of each share of its stock. Moreover, the corporation must be viewed as an on-going enterprise, occupying a particular market position in the light of future prospects." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a stockholder's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any holder of shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock entitled to appraisal.

  Any holder of shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock who has duly demanded an appraisal in compliance with
Section 262 will not, after the Effective Time, be entitled to vote the shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock, respectively, subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock as of a date prior to the Effective Time).

  If any holder of shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock who demands appraisal of shares under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, as provided in the DGCL, the shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock, respectively, of such holder will be converted in accordance with the Merger Agreement, as more fully described under "The Merger." A holder of shares of Class A Common Stock, Class B Common Stock or H&S Inc. Common Stock will fail to perfect, or will effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time. A holder may withdraw a demand for appraisal by delivering to the Company a written withdrawal of the demand for appraisal and acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of the Company.

  Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of such rights.

  The foregoing is a summary of certain of the provisions of Section 262 of the DGCL and is qualified in its entirety by reference to the full text of such Section, a copy of which is attached hereto as Annex B.

                          THE IPO CHARTER AMENDMENTS

  Once the Offering is completed, the Company expects to implement certain additional amendments to the Certificate of Incorporation of the Company. If these amendments are approved by the stockholders of H&S Inc. and HSI, the Board of Directors will file an amended and restated Certificate of Incorporation with the Secretary of State of the State of Delaware upon the completion of the Offering. These amendments are described in greater detail later in this Joint Consent Statement/Prospectus under the caption "Comparison of Stockholder Rights." In general, they include (i) the increase in the authorized number of shares of Company Common Stock to 100,000,000, (ii) the increase in the authorized number of shares of Preferred Stock to 10,000,000 and (iii) the adoption of certain restrictions on the ability of the stockholders to act by written consent.

                Recommendation of the Board of Directors of HSI

  The HSI Board has determined that it is advisable and in the best interests of HSI that HSI approve the IPO Charter Amendments, subject to the successful completion of the Offering, and recommends that the stockholders of HSI approve the IPO Charter Amendments.

             Recommendation of the Board of Directors of H&S Inc.

  The H&S Inc. Board has determined that it is advisable and in the best interests of H&S Inc. that H&S Inc. approve the IPO Charter Amendments, subject to the successful completion of the Offering, and recommends that the stockholders of H&S Inc. approve the IPO Charter Amendments.

                                 RISK FACTORS

  Stockholders of HSI and H&S Inc. should consider the specific factors set forth below as well as the other information set forth in this Prospectus. This Joint Consent Statement/Prospectus contains forward-looking statements. Such statements are indicated by words or phrases such as "anticipates," "estimates," "projects," "management believes," "the Company believes," "intends," "expects" and similar words and phrases. Such forward-looking statements are subject to certain risks, uncertainties or assumptions and may be affected by certain other factors, including the specific factors set forth below. Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by such forward-looking statements. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph.

Dependence On Attracting and Retaining Qualified Consultants

  H&S's success depends upon its ability to attract and retain consultants who possess the skills and experience necessary to fulfill its clients' executive search needs. Competition for qualified consultants is intense. H&S generally does not require its consultants to sign noncompetition agreements, and many other executive search firms have experienced high consultant turnover rates. H&S believes it has been able to attract and retain highly qualified, effective consultants as a result of its premium reputation, its unique team-oriented culture and its performance-based compensation system. Consultants have the potential to earn substantial bonuses based on the amount of revenue generated by obtaining executive search assignments and executing search assignments and by assisting other consultants to obtain or complete executive search assignments. Bonuses represent a significant proportion of consultants' total compensation. Any diminution of its reputation, reduction in H&S's compensation levels or restructuring of H&S's compensation system could impair H&S's ability to retain existing or attract additional qualified consultants. In connection with the Offering, the Company has established new equity-based compensation plans which were not previously a part of its compensation structure. There can be no assurance that these plans will be as successful in attracting and retaining consultants as were the Company's prior practices. In addition, there can be no assurance that H&S will be successful in identifying and hiring consultants with the requisite experience, skills and established client relationships. Any such inability to attract and retain qualified consultants could have a material adverse effect on H&S's business, results of operations and financial condition. See "--Portable Client Relationships" and "The Company--Key Competitive Strengths."

Portable Client Relationships

  H&S's success depends upon the ability of its consultants to develop and maintain strong, long-term relationships with its clients. Usually, one or two consultants have primary responsibility for a client relationship. When a consultant leaves one executive search firm and joins another, clients that have established relationships with the departing consultant may move their business to the consultant's new employer. The loss of one or more clients is more likely to occur if the departing consultant enjoys widespread name recognition or has developed a reputation as a specialist in executing searches in a specific industry or management function. Although client portability historically has not caused significant problems for H&S, the failure to retain its most effective consultants or maintain the quality of service to which its clients are accustomed, and the ability of a departing consultant to move business to his or her new employer, could have a material adverse effect on H&S's business, results of operations and financial condition. See "--Dependence on Attracting and Retaining Qualified Consultants," "The Company--Services" and "The Company--Clients and Marketing."

Maintenance of Professional Reputation and Brand Name

  The Company's ability to secure new engagements and hire qualified professionals is highly dependent upon the Company's overall reputation and brand name recognition as well as the individual reputations of its professionals. Because the Company obtains a majority of its new engagements from existing clients, or from referrals by those clients, the dissatisfaction of any such client could have a disproportionate, adverse impact on the Company's ability to secure new engagements. Any factor that diminishes the reputation of the Company or any of its personnel, including poor performance, could make it substantially more difficult for the Company to compete successfully for both new engagements and qualified consultants, and could have an adverse effect on the Company's business, results of operations and financial condition. See "The Company--Clients and Marketing."

Nonrecurring and Other Charges

  During the fourth quarter ending December 31, 1998, the Company incurred and during the first quarter ending March 31, 1999 the Company expects to incur, nonrecurring charges totaling $27.6 million net of income taxes. These charges arise in connection with (i) the modification of the terms of the Mulder acquisition agreement, (ii) the early settlement of certain profit sharing arrangements in connection with the acquisition of certain Latin American offices and (iii) the postponement of its initial public offering.

  The Company has agreed to modify the terms of the Mulder agreement, including the termination of all employment contingencies, resulting in a nonrecurring charge expected to total $21.2 million, net of income taxes. This nonrecurring charge represents the write-off of $4.5 million of deferred compensation assets and a cash payment of $5.6 million and the issuance of 28,000 shares of common stock (worth $11.1 million, based upon the estimated fair market value of HSI) to the previous owners of Mulder. This charge will be recorded as compensation expense in the first quarter of 1999. See Note 2 of "Heidrick & Struggles International, Inc. and Subsidiaries--Notes to Consolidated Financial Statements."

  On September 1, 1996, the Company acquired certain Latin American offices for a purchase price of $609,000. The acquisition agreement called for the sellers, who joined the Company as consultants, to receive, in addition to salary and bonus, approximately 60% of future pre-tax profit from certain operations net of certain corporate overhead. The Company, in exchange for payments amounting to $2.5 million to the sellers over the next two years, will receive all future pretax profits. The early settlement of these profit sharing arrangements was recorded as compensation expense in the fourth quarter of 1998.

  As required by Staff Accounting Bulletin No. 1, Topic 5A, H&S Inc. and HSI were required to expense all charges incurred in connection with the postponement of the Company's planned initial public offering in September 1998. The amount of such charges was $3.9 million and was recorded as general and administrative expense in the fourth quarter of 1998.

Restrictions Imposed By Blocking Arrangements

  Either by agreement with clients or for marketing or client relationship purposes, executive search firms frequently refrain, for a specified period of time, from recruiting certain employees of a client, and possibly other entities affiliated with such client, when conducting executive searches on behalf of other clients (a "blocking" arrangement). Blocking arrangements generally remain in effect for one or two years following completion of an assignment. However, the duration and scope of the blocking arrangement or "off limits" period, including whether it covers all operations of a client and its affiliates or only certain divisions of a client, generally depends on such factors as the length of the client relationship, the frequency with which the executive search firm has been engaged to perform executive searches for the client and the number of assignments the executive search firm has generated or expects to generate from the client. Some of H&S's clients are recognized as industry leaders and/or employ a significant number of qualified executives who are potential candidates for other companies in that client's industry. Blocking arrangements with such a client or awareness by a client's competitors of such an arrangement may make it difficult for H&S to obtain executive search assignments from, or to fulfill executive search assignments for, competitors while employees of that client may not be solicited. As H&S's client base grows, particularly in its targeted business sectors, blocking arrangements increasingly may impede H&S's growth or its ability to attract and serve new clients, which could have an adverse effect on H&S's business, results of operations and financial condition. See "The Company--Clients and Marketing."

Competition

  The global executive search industry is extremely competitive and highly fragmented. H&S competes primarily with other large global executive search firms and with smaller boutique or specialty firms that focus on regional or functional markets or on particular industries. Some of H&S's competitors possess greater resources, greater name recognition and longer operating histories than H&S in particular markets, which may afford these firms significant advantages in obtaining future clients and attracting qualified professionals in those markets. There are limited barriers to entry into the executive search industry and new executive search firms continue to enter the market. Many executive search firms have a smaller client base than H&S and therefore may be subject to fewer blocking arrangements than H&S. See "-- Restrictions Imposed by Blocking Arrangements." There can be no assurance that H&S will be able to continue to compete effectively with existing or potential competitors or that significant clients or prospective clients of H&S will not decide to perform executive search services using in-house personnel. See "The Company--Competition."

Implementation of Acquisition Strategy

  H&S's ability to grow and remain competitive may depend on its ability to consummate strategic acquisitions of other executive search firms. Although H&S evaluates possible acquisitions on an ongoing basis, there can be no assurance that H&S will be successful in identifying, competing for, financing and completing such acquisitions. An acquired business may not achieve desired levels of revenue, profitability or productivity or otherwise perform as expected. Client satisfaction or performance problems at a single acquired firm could have a material adverse effect on the Company. In addition, growth through acquisition of existing firms involves risks such as diversion of management's attention, difficulties in the integration of operations, difficulties in retaining personnel, increased blocking conflicts or liabilities not known at the time of acquisition, possibly including adverse tax and accounting impacts (such as the effects on earnings resulting from increased goodwill). Some or all of such factors could have material adverse effects on H&S's business, results of operations and financial condition. The Company may finance any future acquisitions in whole or in part with Common Stock (which could result in dilution to purchasers of Common Stock offered hereby), indebtedness, or cash. The Company's ability to finance acquisitions using Common Stock may be dependent upon the market price of the Common Stock, and a drop in the market price of the Common Stock may have the effect of precluding it from accomplishing certain desirable acquisitions. See "The Company--Key Competitive Strengths."

Ability to Achieve and Manage Growth

  The Company has experienced and may continue to experience significant growth in its revenue and employee base. The Company's growth has placed, and may in the future continue to place, a significant strain on its administrative, operational and financial resources. The Company anticipates that, if successful in expanding its business, the Company will be required to recruit and hire additional consultants and certain new administrative and other personnel to support its operations. Failure to attract and retain such additional personnel could have a material adverse effect on the Company and its growth. Because newly-hired consultants require a large initial investment in signing bonuses, guaranteed bonuses and salaries and benefits for associated support staff and do not tend to immediately provide proportionately higher revenues, the Company's average revenue per consultant and overall profitability may be negatively impacted by such new hires in the short term. In addition, the initial costs of recruiting such professionals may not be offset by increased revenues. Moreover, the Company may open offices in new geographic locations, which would entail certain start-up and maintenance costs that could be substantial. To manage its growth successfully, the Company will also have to continue to improve and upgrade its financial, accounting and information systems, controls and infrastructure as well as hire, train and manage additional employees. In the event the Company is unable to upgrade its financial controls and accounting and reporting systems adequately to support its anticipated growth, the Company's business, results of operations and financial condition could be materially adversely affected.

Reliance on Information Management Systems

  H&S's success depends in large part upon its ability to store, retrieve, process and manage substantial amounts of information. To achieve its operational goals and to remain competitive, H&S believes that it must continue to improve and upgrade its information management systems, which will require the licensing of third party software or the development, either internally or through engagement of third parties, of new proprietary software and systems. See "Use of Proceeds." Any failure in the implementation of IGIS, the Company's strategic technology initiative, including H&S's inability to license, design, develop, implement and utilize, in a cost-effective manner, improved information systems that provide the capabilities necessary for H&S to compete effectively, or any interruption or loss of H&S's information processing capabilities, for any reason, could have a material adverse effect on H&S's business, results of operations and financial condition. See "The Company--Assignment Research and Information Management."

Executive Search Liability Risk

  Executive search firms are exposed to potential claims with respect to the executive search process. A client could assert a claim for such matters as breach of a blocking arrangement or confidentiality agreement or for presenting a candidate who proves to be unsuitable for the position filled. In addition, a candidate could assert an action against H&S for failure to maintain the confidentiality of the candidate's employment search or for alleged discrimination or other violations of employment law by H&S or a client of H&S. The Company maintains professional liability insurance in such amounts and with such coverages and deductibles as management believes are adequate. There can be no assurance, however, that the Company's insurance will cover all such claims or that its insurance coverage will continue to be available at economically feasible rates. See "Business--Insurance."

Social, Political and Economic Risks Affecting Multinational Operations

  For 1998 and 1997, 45.9% and 40.6%, respectively, of the Company's revenues were generated from outside the United States. H&S offers its services in 30 countries from 59 offices around the world. The Company is exposed to the risk of changes in social, political and economic conditions inherent in foreign operations such as the recent economic developments in Asia and Latin America. In particular, the Company conducts business in various countries where the systems and bodies of commercial law and trade practices arising thereunder are evolving. Commercial laws in such countries are often vague, arbitrary, contradictory, inconsistently administered and retroactively applied. Under such circumstances, it is difficult for the Company to determine with certainty at all times the exact requirements of such local laws. Failure of the Company to remain in compliance with local laws could have a material adverse impact on H&S's prospects, business, results of operations and financial condition. In addition, the global nature of the Company's operations poses various challenges to the Company's management and its financial, accounting and other systems which, if not satisfactorily met, could have a material adverse impact on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Absence of Dividends

  The Company intends to retain all of its earnings for the future operation and expansion of its business and does not anticipate paying cash dividends on its Common Stock at any time in the foreseeable future. See "Dividend Policy."

European Monetary Union

  Commencing January 1, 1999, 11 European countries entered into the European Monetary Union and replaced their local currencies with a single currency, the Euro. During a three-year transition period, the national currencies will continue to circulate, but their relative values will be fixed denominations of the Euro.

  The Company recognizes that there are risks and uncertainties associated with the conversion to the Euro including, but not limited to, an increasingly competitive European environment resulting from greater transparency of pricing, uncertainty as to tax consequences and the inability to update financial reporting systems on a timely basis.

  The Company is upgrading its systems to enable them to process transactions denominated in Euro. The upgrade will allow the Company to utilize Euro or local currency as needed. The upgrade is scheduled to be completed in March 1999. Failure to adapt information technology systems could have an adverse effect on the Company's financial condition and results of operations. The Company is also dependent on many third parties, including banks and other providers of information, for proper transaction clearance and reporting. If any of these systems are not appropriately upgraded to manage transactions denominated in Euro, the Company's operations could be adversely affected.

  The Company can give no assurance that the Company or third parties on whom the Company depends will have in place in a timely manner the systems necessary to process Euro-denominated transactions. Moreover, any disruption of business or financial activity in European markets resulting from the conversion to the Euro may hurt the Company's business in those markets, resulting in lost revenues.

Year 2000 Compliance

  The Year 2000 issue is the result of computer programs being written to use two digits to define year dates. Computer programs running date-sensitive software may recognize a date using "00" as the year 1900 rather than the Year 2000. This could result in systems failure or miscalculations causing disruptions of operations. The Company utilizes information technology to facilitate (i) its search processes communications with candidates and clients and (ii) its financial management systems and other support systems.

  The Company has formed a task force to evaluate and correct its Year 2000 issues and to assess compliance of its suppliers. The Company will replace systems that are not Year 2000 compliant. The IGIS systems scheduled to be deployed during the spring and summer of 1999 will be Year 2000 compliant. The Company currently has certification as to Year 2000 compliance from its key software suppliers.

  MCI Systemhouse has been retained as the Company's system integrator and is conducting Year 2000 testing. The Company has a complete duplication of hardware and software to conduct on site, realistic testing and is currently conducting its own tests of these systems. In addition, the Company's personnel will conduct testing during the spring of 1999 and will continue to monitor and test the systems through the end of 1999. The Company has also specifically addressed its non-information technology related systems and believes that there will be no significant operational problems relating to the Year 2000 issue.

  The Company's primary business does not depend on material relationships with third party vendors, but the Company does utilize third party vendors for a number of functions, including its automated payroll functions, insurance and investment of pension funds. The Company is initiating formal communications with third party providers to determine the extent to which these third parties are moving toward Year 2000 compliance. The Company also utilizes third party on-line information services and the Internet to communicate and to retrieve information about potential candidates and clients. Failure of these third parties to have their systems timely converted may have a material adverse effect on the Company's operations.

  The Company anticipates completing the Year 2000 project not later than the third quarter of 1999. The Company has budgeted $500,000 to be expensed as incurred to address Year 2000 issues. The Company's total Year 2000 project cost estimates include the impact of third party Year 2000 issues.

  The following scenarios with respect to the Company's systems could occur:
(i) the software code may not be Year 2000 compliant, (ii) integration of upgrades may not be complete by the Year 2000 and (iii) the integration may be complete by the Year 2000 but not fully tested or monitored prior to the Year 2000 such that testing and monitoring will uncover problems that the Company cannot remedy in a timely manner.

  The Company believes that failure to be Year 2000 compliant will not have a significant impact on its human resource functions. However, any failure of the financial systems to be Year 2000 compliant could hinder timely reporting of financial data and processing of financial information as these functions would have to be performed manually using non-networked computers. Failure of search-related systems might force the Company to use older proprietary systems to conduct searches and might cause sorting problems lowering productivity. If any non-information technology system is non-compliant, the Company will need to replace such a system.

  The Company's cost and timing estimates with respect to achieving Year 2000 compliance were based on numerous assumptions about future events, including third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

                                DIVIDEND POLICY

  The Company does not intend to pay any cash dividends for the foreseeable future but instead intends to retain earnings, if any, for the future operation and expansion of the Company's business. Any determination to pay dividends in the future will be at the discretion of the Company's Board of Directors and will be dependent upon the Company's results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors deemed relevant by the Board of Directors. The Company's revolving credit facility prohibits the Company from declaring and paying cash dividends on the Common Stock. Future indebtedness and loan facilities also may prohibit or restrict the ability of the Company to pay dividends and make distributions to its stockholders.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

  The following unaudited pro forma condensed consolidated financial data of the Company give effect to (i) the Merger as described below, (ii) the amendment of the Mulder acquisition agreement, and (iii) the consolidation of the historical consolidated financial data of Mulder prior to the acquisition of Mulder by HSI. The pro forma data is presented as if the above transactions had occurred on January 1, 1997 for the statement of operations and related data and on September 30, 1998 for balance sheet data.

  The unaudited pro forma condensed consolidated statement of operations data for the year ended December 31, 1997 reflects the results of operations of HSI, and H&S Inc. for the year then ended and Mulder for the nine months ended September 30, 1997. The historical results of operations of Mulder have been included in HSI's financial statements subsequent to the date of the acquisition.

  This unaudited pro forma condensed consolidated data assume that the Merger is effected by the exchange of 2.8249 shares of HSI Common Stock for each share of H&S Inc. at the end of each period presented. This is a fixed exchange ratio agreed upon by HSI and H&S Inc. The Merger will be accounted for as a reverse acquisition, as the stockholders of H&S Inc. will own a majority of the outstanding shares of the Common Stock of the Company upon completion of the transaction. Accordingly, for accounting purposes, HSI is treated as the acquired company and H&S Inc. is considered to be the acquiring company. Prior to the Merger, H&S Inc. owned 35.6823% of all outstanding HSI Common Stock. The acquisition by H&S Inc. of the remaining 64.3177% of HSI will be recorded using the purchase method of accounting. The difference between the fair value and the book value of the interest in HSI being acquired (the "Excess Purchase Price") will be allocated first among identifiable tangible and intangible assets and then any residual value will be recorded as goodwill.

  The purchase price of HSI to H&S Inc. is based upon (i) the ownership in the Company upon completion of the Merger of holders of HSI shares immediately prior to the Merger and (ii) the fair market value of the Company after the Merger.

  The unaudited pro forma condensed consolidated financial data are a presentation of historical results with accounting adjustments. The unaudited pro forma condensed consolidated financial data do not reflect, except as indicated in the accompanying notes, the effects of any of the anticipated changes to be made by the Company in its operations from the historical operations, are presented for informational purposes only and should not be construed to indicate (i) the results of operations or the consolidated financial position of the Company that actually would have occurred had the transactions described above been consummated as of the dates indicated or
(ii) the results of operations or the consolidated financial position of the Company in the future.

  The following unaudited pro forma condensed consolidated financial data and accompanying notes are qualified in their entirety by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements and notes thereto of H&S Inc., HSI and Mulder and the other historical consolidated financial information included elsewhere in this Prospectus.

       Selected Unaudited Pro Forma Condensed Consolidated Financial Data

                                                Year Ended  Nine Months Ended
                                               December 31,   September 30,
                                               ------------ ------------------
                                                   1997       1997      1998
                                               ------------ --------  --------
                                                  (in thousands except per
                                                   share and share data)
Statement of Operations Data(1):
 Revenue......................................   $284,792   $212,694  $251,721
 Operating expenses:
 Salaries and employee benefits(2)............    197,637    145,780   174,603
 General and administrative expenses(3).......     70,560     53,139    63,647
                                                 --------   --------  --------
   Total operating expenses...................    268,197    198,919   238,250
                                                 --------   --------  --------
 Operating income.............................     16,595     13,775    13,471
                                                 --------   --------  --------
 Non-operating income (expense):
 Interest income..............................      1,622        901       907
 Interest expense.............................       (309)      (249)     (339)
 Other........................................      1,159        779    (3,700)
                                                 --------   --------  --------
   Total non-operating income (expense).......      2,472      1,431    (3,132)
                                                 --------   --------  --------
 Equity in net income of affiliate(4).........        --         --        --
                                                 --------   --------  --------
 Minority interest in income of consolidated
  subsidiaries................................        (26)       --        --
                                                 --------   --------  --------
 Income before income taxes...................     19,041     15,206    10,339
 Provision for income taxes(5)................     10,714      8,938     5,622
                                                 --------   --------  --------
 Net income...................................   $  8,327   $  6,268  $  4,717
                                                 ========   ========  ========
 Basic and diluted earnings per common share..   $  13.41   $  10.25  $   7.53
                                                 ========   ========  ========
 Basic weighted average common shares
  outstanding.................................    621,057    611,426   626,701
                                                 ========   ========  ========
 Diluted weighted average common shares
  outstanding.................................    621,078    611,426   626,761
                                                 ========   ========  ========
Balance Sheet Data (at end of period)(6):
 Working capital..............................   $ 17,182   $ 26,735  $  7,925
 Total assets.................................    173,612    187,773   231,620
 Long-term debt, less current maturities......      2,004        701     5,667
 Mandatorily redeemable common stock..........     87,752     87,703    91,301

                                                Year Ended December 31, 1997
                         ---------------------------------------------------------------------------------
                            Historical
                         ------------------  Pro Forma    Pro Forma  Historical  Pro Forma     Pro Forma
                           HSI    Mulder(1) Adjustments      HSI      H&S Inc.  Adjustments   Consolidated
                         -------  --------- -----------   ---------  ---------- -----------   ------------
                                                       (in thousands)
Revenue................. $82,732   $21,816    $   --      $104,548    $180,244    $   --        $284,792
Operating expenses:
 Salaries and employee
  benefits..............  59,139    14,610     (1,420)(2)   72,329     125,308        --         197,637
 General and
  administrative
  expenses..............  20,556     5,557        --        26,113      42,991      1,456 (3)     70,560
                         -------   -------    -------     --------    --------    -------       --------
   Total operating
    expenses............  79,695    20,167     (1,420)      98,442     168,299      1,456        268,197
                         -------   -------    -------     --------    --------    -------       --------
 Operating income.......   3,037     1,649      1,420        6,106      11,945     (1,456)        16,595
                         -------   -------    -------     --------    --------    -------       --------
Non-operating income
 (expense):
 Interest income........     --         36        --            36       1,586        --           1,622
 Interest expense.......     --       (159)       --          (159)       (150)       --            (309)
 Other..................     144       529        --           673         486        --           1,159
                         -------   -------    -------     --------    --------    -------       --------
   Total non-operating
    income (expense)....     144       406        --           550       1,922        --           2,472
                         -------   -------    -------     --------    --------    -------       --------
Equity in net income of
 affiliate..............     --        --         --           --          115       (115)(4)        --
                         -------   -------    -------     --------    --------    -------       --------
Minority interest in
 income of consolidated
 subsidiaries...........     (26)      --         --           (26)        --         --             (26)
                         -------   -------    -------     --------    --------    -------       --------
Income before income
 taxes..................   3,155     2,055      1,420        6,630      13,982     (1,571)        19,041
Provision for income
 taxes..................   2,179     1,668       (569)(5)    3,278       7,484        (48)(5)     10,714
                         -------   -------    -------     --------    --------    -------       --------
Net income.............. $   976   $   387    $ 1,989     $  3,352    $  6,498    $(1,523)      $  8,327
                         =======   =======    =======     ========    ========    =======       ========
                                            Nine Months Ended September 30, 1997
                         ---------------------------------------------------------------------------------
                            Historical
                         ------------------  Pro Forma    Pro Forma  Historical  Pro Forma     Pro Forma
                           HSI    Mulder(1) Adjustments      HSI      H&S Inc.  Adjustments   Consolidated
                         -------  --------- -----------   ---------  ---------- -----------   ------------
                                                       (in thousands)
Revenue................. $54,569   $21,816    $   --      $ 76,385    $136,309    $   --        $212,694
Operating expenses:
 Salaries and employee
  benefits..............  37,565    14,610        --        52,175      93,605        --         145,780
 General and
  administrative
  expenses..............  14,574     5,557        --        20,131      31,916      1,092 (3)     53,139
                         -------   -------    -------     --------    --------    -------       --------
   Total operating
    expenses............  52,139    20,167        --        72,306     125,521      1,092        198,919
                         -------   -------    -------     --------    --------    -------       --------
 Operating income.......   2,430     1,649        --         4,079      10,788     (1,092)        13,775
                         -------   -------    -------     --------    --------    -------       --------
Non-operating income
 (expense):
 Interest income........     --         36        --            36         865        --             901
 Interest expense.......     --       (159)       --          (159)        (90)       --            (249)
 Other..................      77       529        --           606         173        --             779
                         -------   -------    -------     --------    --------    -------       --------
   Total non-operating
    income (expense)....      77       406        --           483         948        --           1,431
                         -------   -------    -------     --------    --------    -------       --------
Equity in net income of
 affiliate..............     --        --         --           --          287       (287)(4)        --
                         -------   -------    -------     --------    --------    -------       --------
Minority interest in
 income of consolidated
 subsidiaries...........     --        --         --           --          --         --             --
                         -------   -------    -------     --------    --------    -------       --------
Income before income
 taxes..................   2,507     2,055        --         4,562      12,023     (1,379)        15,206
Provision for income
 taxes..................   1,555     1,668       (569)(5)    2,654       6,404       (120)(5)      8,938
                         -------   -------    -------     --------    --------    -------       --------
Net income.............. $   952   $   387    $   569     $  1,908    $  5,619    $(1,259)      $  6,268
                         =======   =======    =======     ========    ========    =======       ========

                                      Nine Months Ended September 30, 1998
                                      -----------------------------------------
                                                 (in thousands)
                                         Historical                      Pro
                                      -----------------   Pro Forma     Forma
                                        HSI    H&S Inc.  Adjustments   Combined
                                      -------  --------  -----------   --------
Revenue.............................. $93,745  $157,976    $  --       $251,721
Operating expenses:
 Salaries and employee benefits......  66,411   112,452    (4,260)(2)   174,603
 General and administrative
  expenses...........................  25,093    37,462     1,092 (3)    63,647
                                      -------  --------    ------      --------
   Total operating expenses..........  91,504   149,914    (3,168)      238,250
                                      -------  --------    ------      --------
 Operating income....................   2,241     8,062     3,168        13,471
                                      -------  --------    ------      --------
Non-operating income (expense):
 Interest income.....................     --        907       --            907
 Interest expense....................     --       (339)      --           (339)
 Other...............................  (3,843)      143       --         (3,700)
                                      -------  --------    ------      --------
   Total non-operating income
    (expense)........................  (3,843)      711       --         (3,132)
                                      -------  --------    ------      --------
Equity in net income of affiliate....     --       (612)      612 (4)       --
                                      -------  --------    ------      --------
Minority interest in income of
 consolidated subsidiaries...........     --        --        --            --
                                      -------  --------    ------      --------
Income before income taxes...........  (1,602)    8,161     3,780        10,339
Provision for income taxes...........     994     4,334       294 (5)     5,622
                                      -------  --------    ------      --------
Net income (loss).................... $(2,596) $  3,827    $3,486      $  4,717
                                      =======  ========    ======      ========

--------
(1) HSI acquired 100% of Mulder on October 1, 1997, for a combination of cash and 32,000 shares of HSI Class A Common Stock. On October 1, 1997, HSI delivered 4,000 shares of HSI common stock, paid $8.7 million to the partners of Mulder and incurred $1.1 million of associated transaction costs. An additional $5.2 million (plus interest at an annual percentage rate of 4%) is due to the partners of Mulder in five equal annual installments, the first of which was paid on October 1, 1998. The remaining shares are to be issued in four annual installments beginning January 1, 1999. Because the total purchase price was contingent upon the continued employment of Mulder consultants, the cost of acquisition was accounted for as compensation expense to be recognized over a five-year period beginning October 1, 1997. The December 31, 1997 and September 30, 1997 statements of operations have been adjusted to reflect the historical operations of Mulder prior to the Mulder acquisition. In connection with the Merger, the Mulder acquisition agreement was amended on July 2, 1998 such that the remaining $5.2 million (plus interest) will be paid within 90 days of the completion of the Merger, and 28,000 shares of Common Stock (which will be valued, based on estimated fair market value of the Company, at $11.1 million) will be issued to the Mulder partners immediately after the Merger. This non-recurring charge and other non-recurring charges discussed in "Risk Factors--Non-Recurring and Other Charges" will be recorded on or before March 31, 1999, and have not been reflected in the pro forma statement of operations. All employment contingencies relating to Mulder consultants have been terminated.
(2) Amortization of deferred compensation expense of $1.4 million and of $4.3 million relating to the acquisition of Mulder has been eliminated from salaries and employee benefits for the periods ending December 31, 1997 and September 30, 1998, respectively. Under the amendment to the Mulder acquisition agreement, the remaining $21.2 million of the $26.9 million of compensation, based upon estimated fair market value of the Company will be expensed in the first quarter of 1999, contingent upon the completion of the Merger.
(3) Adjustments have been made to reflect the impact of allocating the Excess Purchase Price to intangible assets and goodwill of HSI, and are subject to change based upon the final determination of the respective fair values of these assets. For the year ended December 31, 1997, and for the nine months ended September 30, 1997 and 1998, $1.5 million; $1.1 million and $1.1 million of amortization related to acquired intangibles and goodwill has been charged to general and administrative expenses, respectively.
(4) Equity in net income of affiliate has been eliminated from H&S Inc. for all periods shown to reflect 100% ownership of HSI after the Merger.
(5) Adjustments are made to the provision for income taxes to reflect the increased income tax liability resulting from the elimination of the equity in net income of affiliate as discussed in footnote 4 above and the decrease in the Mulder income tax liability. Income taxes for the partnership were higher than they would have been for a corporation because certain items such as salary and bonus are not tax deductible for German partnerships but are for German corporations. Although corporations are subject to corporate income tax, this incremental tax is less than the tax effect of the previously non-deductible items. Therefore, pro forma provision for income taxes has been adjusted as follows:


                                                           Equity in
                                                           Net Income
                                                               of       Mulder
                                                           Affiliate  Income Tax
     Period                                                Adjustment Adjustment
     ------                                                ---------- ----------
     Nine months ended September 30, 1997.................   $(120)     $(569)
     Year ended December 31, 1997.........................   $ (48)     $(569)
     Nine months ended September 30, 1998.................   $ 294      $ --

(6) See the Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 1998 on page 31 for further details regarding pro forma balance sheet adjustments.

           Unaudited Pro Forma Condensed Consolidated Balance Sheet
                             At September 30, 1998

                                                         Pro Forma   Contract
                                             Merger      Reflecting  Amendment     Consolidated
                            HSI   H&S Inc. Adjustments     Merger   Adjustments     Pro Forma
                          ------- -------- -----------   ---------- -----------    ------------
                                                   (in thousands)
Current assets:
 Cash and cash
  equivalents...........  $ 7,616 $ 37,186   $   --       $ 44,802   $  (5,577)(2)   $ 39,225
 Accounts receivable,
  net of allowance......   29,215   44,116    (1,200)       72,131         --          72,131
 Notes receivable from
  affiliate.............      --     3,648    (3,648)(1)       --          --             --
 Other current assets...    6,044   13,896       --         19,940         --          19,940
Property and equipment,
 net of accumulated
 depreciation...........   10,329   22,231       --         32,560         --          32,560
Other assets:
 Cash and investments
  designated for
  nonqualified
  retirement plan.......      --    11,860       --         11,860         --          11,860
 Investment in Heidrick
  & Struggles
  International, Inc....      --     5,917    (5,917)(1)       --          --             --
 Goodwill...............      367    6,123    27,937 (1)    34,427         --          34,427
 Prepaid compensation
  expense...............    4,505      --        --          4,505      (4,505)(2)        --
 Intangibles............      --       --     11,731 (1)    11,731         --          11,731
 Other non-current
  assets................    4,056    3,319     2,371 (1)     9,746         --           9,746
                          ------- --------   -------      --------   ---------       --------
  Total other assets....    8,928   27,219    36,122        72,269      (4,505)        67,764
                          ------- --------   -------      --------   ---------       --------
  Total assets..........  $62,132 $148,296   $31,274      $241,702   $ (10,082)      $231,620
                          ======= ========   =======      ========   =========       ========
Current liabilities:
 Short-term debt........  $   420 $  1,436   $   --       $  1,856   $     --        $  1,856
 Accounts payable.......    4,508    3,657    (1,200)(1)     6,965         --           6,965
 Accrued expenses--
  Salaries and employee
   benefits.............   27,219   67,933       --         95,152         --          95,152
  Other.................    8,291    9,791       --         18,082         --          18,082
 Income taxes payable...    1,316      --        --          1,316         --           1,316
 Note payable to
  affiliate.............    3,648      --     (3,648)(1)       --          --             --
Long-term debt, less
 current maturities.....       63    5,604       --          5,667         --           5,667
Liability for
 nonqualified retirement
 plans..................      --    11,281       --         11,281         --          11,281
Commitments and
 contingent liabilities.      --       --        --            --          --             --
Mandatorily redeemable
 common stock...........   11,044   48,594    41,745 (1)   101,383     (10,082)(2)     91,301
Stockholders' equity....    5,623      --     (5,623)(1)       --          --             --
                          ------- --------   -------      --------   ---------       --------
  Total liabilities and
   stsckholders' equity.  $62,132 $148,296   $31,274      $241,702   $ (10,082)      $231,620
                          ======= ========   =======      ========   =========       ========

--------
(1) These pro forma adjustments reflect the impact of allocating the Excess Purchase Price to intangibles and goodwill of HSI, and are subject to change based upon the final determination of the respective fair values of the assets. The Excess Purchase Price, based on an estimated fair market value of $52,789 less the HSI Book Value of $10,750 and less the elimination of a deferred tax liability of $2,371, is $39,668.
  This Excess Purchase Price has been allocated to identifiable intangibles and goodwill as follows:

                                                                Weighted Average
                                                    Fair Market Remaining Useful
    Asset Classification                               Value     Life in Years
    --------------------                            ----------- ----------------
    Intangibles....................................   $11,731          12
    Goodwill.......................................    27,937          40
                                                      -------
    Total Excess Purchase Price....................   $39,668
                                                      =======

  The foregoing allocations of the Excess Purchase Price are based upon current estimates and information available to H&S Inc. In determining the foregoing estimated useful lives, management considered the nature, competitive position of the Company, and historical and expected future operating income. After the Merger, the Company will continually review whether subsequent events and circumstances have occurred that indicate the intangibles or goodwill may not be recoverable. If events and circumstances indicate that intangibles or goodwill related to the acquired business should be reviewed for possible impairment, the Company will use projections to assess whether future operating income of the business, on a non-discounted basis (before amortization), is likely to exceed the amortization over the remaining life of the intangibles or goodwill, and, on such basis, whether a write-down of intangibles or goodwill to recoverable value is appropriate.

  The ultimate allocation of the Excess Purchase Price to intangibles and goodwill is subject to final determination of the fair value of the assets of HSI, which will be based upon the report of a professional appraiser that will be completed in connection with the consummation of Merger. H&S Inc. management believes that the above preliminary allocations of the purchase price are reasonable and will not materially change.
  The pro forma adjustments include the elimination of H&S Inc.'s investment in HSI. In addition, $4,848 of intercompany debt and payables were eliminated.
  The reclassification of $5,623 of stockholder's equity and the $41,745 increase in mandatorily redeemable common stock are a result of the application of reverse acquisition accounting.

(2) The amendment of the Mulder acquisition agreement resulted in the following adjustments to HSI.

     (i) Cash has been adjusted by $5,577 to reflect the cash consideration to be paid for Mulder.

    (ii) Mandatorily redeemable common stock has been increased by $11,126 to account for shares to be issued to Mulder partners, and reduced by $21,208 to eliminate the one-time compensation charge.

   (iii) Deferred compensation expense has been reduced by $4,505 to eliminate the asset due to the recording of the one-time compensation charge described above.

                            SELECTED FINANCIAL DATA

  The selected consolidated financial data presented below for each of the five years in the period ended December 31, 1997 have been derived from the respective audited consolidated financial statements of H&S Inc. and HSI which in the case of HSI were audited by Barbier Frinault & Associes (Arthur Andersen), independent public accountants, and in the case of H&S Inc. were audited for fiscal years 1994 through 1997 by Arthur Andersen LLP, independent public accountants and for 1993 by McGladrey & Pullen, LLP, independent public accountants. The selected consolidated financial data for the nine months ended September 30, 1998 and 1997 were derived from the respective unaudited consolidated financial statements of H&S Inc. and HSI, which in the opinion of management, reflect all adjustments necessary, which consist only of normal recurring adjustments, for a fair presentation of the interim period financial data. The results for the nine months are not necessarily indicative of the results to be expected for the full year. The data set forth are qualified in their entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements, the notes thereto and the other financial data and statistical information included in this Prospectus.

  The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," H&S Inc.'s, HSI's and Mulder's Financial Statements, related notes and other financial information included elsewhere in this Prospectus.

                            Selected Financial Data

                                   H&S Inc.

                                          Year Ended                        Nine Months Ended
                                         December 31,                         September 30,
                          ----------------------------------------------  -----------------------
                           1993     1994      1995      1996      1997      1997      1998
                          -------  -------  --------  --------  --------  --------  --------
                           (in thousands, except per share, share and other operating data)
Statement of Operations
 Data:
 Revenue................  $77,990  $96,127  $108,685  $137,665  $180,244  $136,309  $157,976
 Operating expenses:
 Salaries and employee
  benefits..............   53,402   66,379    77,215    98,272   125,308    93,605   112,452
 General and
  administrative
  expenses..............   15,420   19,078    20,853    28,681    42,991    31,916    37,462
                          -------  -------  --------  --------  --------  --------  --------
  Total operating
   expenses.............   68,822   85,457    98,068   126,953   168,299   125,521   149,914
                          -------  -------  --------  --------  --------  --------  --------
 Operating income.......    9,168   10,670    10,617    10,712    11,945    10,788     8,062
                          -------  -------  --------  --------  --------  --------  --------
 Non-operating income
  (expense):
 Interest income........      320      808     1,156     1,385     1,586       865       907
 Interest expense.......     (184)    (180)     (207)     (180)     (150)      (90)     (339)
 Other income (expense).       71       89       108       (94)      486       173       143
                          -------  -------  --------  --------  --------  --------  --------
  Total non-operating
   income (expense).....      207      717     1,057     1,111     1,922       948       711
                          -------  -------  --------  --------  --------  --------  --------
 Equity in net income
  (loss) of affiliate...      725    1,252       778       775       115       287      (612)
                          -------  -------  --------  --------  --------  --------  --------
 Income before income
  taxes.................   10,100   12,639    12,452    12,598    13,982    12,023     8,161
 Provision for income
  taxes.................    4,356    6,297     6,094     6,149     7,484     6,404     4,334
                          -------  -------  --------  --------  --------  --------  --------
 Net income.............  $ 5,744  $ 6,342  $  6,358  $  6,449  $  6,498  $  5,619  $  3,827
                          =======  =======  ========  ========  ========  ========  ========
 Basic earnings per
  common share..........                    $  40.08  $  39.64  $  38.42  $  33.75  $  22.56
                                            ========  ========  ========  ========  ========
 Weighted average common
  shares outstanding....                     158,661   162,718   169,161   166,509   169,624
                                            ========  ========  ========  ========  ========
 Diluted earnings per
  common share..........                    $  40.08  $  39.64  $  38.42  $  33.75  $  22.56
                                            ========  ========  ========  ========  ========
 Diluted average common
  shares outstanding....                     158,661   162,718   169,168   166,509   169,645
                                            ========  ========  ========  ========  ========
Balance Sheet Data (at
 end of period):
 Working capital........  $13,024  $13,549  $ 17,193  $ 20,628  $ 24,873  $ 30,704  $ 16,029
 Total assets...........   41,139   45,058    55,900    68,643    93,640   125,445   148,296
 Long-term debt, less
  current maturities....    1,562      735     1,189       993     1,636       572     5,604
 Mandatorily redeemable
  common stock..........   17,892   25,818    31,700    39,373    47,459    48,694    48,594
Other Operating Data:
 Number of offices (at
  end of period)........       16       18        20        25        28        28        31
 Average number of
  consultants during the
  period................       94      108       119       137       159       155       192

                            Selected Financial Data

                                      HSI

                                       Year Ended                    Nine Months Ended
                                      December 31,                     September 30,
                         -----------------------------------------  ---------------------
                          1993     1994     1995    1996    1997     1997     1998
                         -------  -------  ------- ------- -------  ------- --------
                             (in thousands, except per share, share and other
                                             operating data)
Statement of Operations
 Data:
 Revenue................ $30,513  $39,634  $52,815 $64,558 $82,732  $54,569  $93,745
 Operating expenses:
 Salaries and employee
  benefits..............  18,688   24,299   35,249  44,020  59,139   37,565   66,411
 General and
  administrative
  expenses..............   8,985   10,212   14,264  17,100  20,556   14,574   25,093
                         -------  -------  ------- ------- -------  ------- --------
   Total operating
    expenses............  27,673   34,511   49,513  61,120  79,695   52,139   91,504
                         -------  -------  ------- ------- -------  ------- --------
 Operating income.......   2,840    5,123    3,302   3,438   3,037    2,430    2,241
                         -------  -------  ------- ------- -------  ------- --------
 Non-operating income
  (expense).............    (477)    (366)     338     133     144       77   (3,843)
                         -------  -------  ------- ------- -------  ------- --------
 Minority interest in
  income of consolidated
  subsidiaries..........    (107)    (222)     --      --      (26)     --       --
                         -------  -------  ------- ------- -------  ------- --------
 Income (loss) before
  income taxes..........   2,256    4,535    3,640   3,571   3,155    2,507   (1,602)
 Provision for income
  taxes.................     650    1,886    1,840   1,430   2,179    1,555      994
                         -------  -------  ------- ------- -------  ------- --------
 Net income (loss)...... $ 1,606  $ 2,649  $ 1,800 $ 2,141 $   976  $   952 $ (2,596)
                         =======  =======  ======= ======= =======  ======= ========
 Basic earnings per
  common class A shares.                   $ 12.44 $ 13.56 $  5.66  $  5.67 $(14.12)
                                           ======= ======= =======  ======= ========
 Basic weighted average
  class A common shares
  outstanding...........                    93,996 102,641 112,098  109,100  119,474
                                           ======= ======= =======  ======= ========
 Diluted earnings per
  class A common shares
  outstanding...........                   $ 12.44 $ 13.56 $  5.34  $  5.67 $ (11.44)
                                           ======= ======= =======  ======= ========
 Diluted weighted
  average class A common
  shares outstanding....                    93,996 102,641 118,868  109,100  147,474
                                           ======= ======= =======  ======= ========
 Basic and diluted
  earnings per common
  class B shares........                   $  9.57 $ 11.39 $  5.19  $  5.06 $ (13.81)
                                           ======= ======= =======  ======= ========
 Weighted average class
  B common shares
  outstanding...........                    65,787  65,787  65,787   65,787   65,787
                                           ======= ======= =======  ======= ========
Balance Sheet Data (at
 end of period):
 Working capital........ $ 4,478  $ 7,908  $ 7,777 $ 9,345 $(2,849) $10,303 $ (2,527)
 Total assets...........  15,273   21,998   25,756  32,851  59,947   42,170   62,132
 Long-term debt, less
  current maturities....      59      --       --      267     368      129       63
 Mandatorily redeemable
  common stock..........   4,019    6,166    8,323   9,922  12,120   11,532   11,044
 Total stockholders'
  equity................   3,112    4,757    5,758   6,399   6,270    6,409    5,623
Other Operating Data:
 Number of offices (at
  end of period)........      10       12       13      16      23       19       24
 Average number of
  consultants during the
  period................      51       55       59      71      95       89      120

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

  The following discussion of the historical results of operations and liquidity and capital resources of H&S Inc. and HSI should be read in conjunction with the Selected Combined Financial Data and the Audited Consolidated Financial Statements of H&S Inc., HSI and Mulder and related notes thereto appearing elsewhere in this Prospectus.

General

  The Company is one of the leading global executive search firms and believes that, based on revenues, it is the largest executive search firm in the United States and the second largest in the world. The Company offers and conducts executive search services through its global network of offices to a broad range of clients, including Fortune 500 companies, major non-U.S. companies, middle market and emerging growth companies, governmental and not-for-profit organizations, and other leading private and public entities.

  Throughout their history, H&S Inc. and HSI have operated as a single entity, and from the time of founding in 1953 until 1984, operated under a single ownership structure. In 1984, H&S Inc. consummated a spin-off of HSI to its European partners while retaining a significant equity interest. H&S Inc. and HSI plan to consummate the Merger in order to reunite the two companies into a single ownership structure. The selected financial data set forth herein reflects the historical operations of each of H&S Inc. and HSI.

  Pursuant to their focused growth strategies, H&S Inc. and HSI each completed an acquisition in the past year. In June 1998, H&S Inc. acquired Fenwick, a Boston-based executive search firm focused on the technology sector. In October 1997, HSI acquired Mulder, the largest executive search firm in Germany. Both acquisitions were accounted for using the purchase method of accounting, with the results of the acquired companies included in H&S Inc.'s and HSI's respective consolidated statements of income beginning on the date of each acquisition.

  With 59 offices in 30 countries, the Company conducts business using various currencies. Revenue earned in each country is generally matched with the associated expenses incurred, thereby reducing currency risk to earnings. However, because certain assets or liabilities are denominated in non-U.S. currencies, changes in currency rates may cause fluctuations of the valuation of such assets or liabilities. For financial information by geographic region, see Note 12 of "Heidrick & Struggles, Inc. and Subsidiaries--Notes to Consolidated Financial Statements" and Note 9 of "Heidrick & Struggles International, Inc. and Subsidiaries--Notes to Consolidated Financial Statements."

Revenue

  The Company's revenue is derived from providing executive search services to its clients, and is largely a function of average revenue per consultant and the average number of consultants employed (based on number of months employed during the period). Average revenue per consultant is a function of the number of searches performed per consultant and the average fee earned per search. Revenue largely consists of executive search fees (net of value added taxes in Europe) and allocated costs. Allocated costs include charges for communication expenses, research related materials, duplicating and similar items.

  Revenue from executive search services is recognized when such services are billed to clients and substantially rendered. Typically, the Company is paid an initial retainer for its services equal to approximately one-third of the estimated guaranteed first year cash compensation for the position to be filled. In addition, if the actual cash compensation of a placed candidate exceeds the retainer estimate, the Company will bill the client for one-third of the excess. Allocated costs are calculated as a percentage of the expected search fee for an assignment with certain dollar caps per search. The Company generally bills its clients for its initial retainer and allocated costs in one-third increments over a 90-day period commencing in the month of the initial acceptance or confirmation of the contract by its client.

  With respect to each executive search assignment, the Company and its client enter into a contract, which outlines the general terms and conditions of the assignment. These contracts generally are cancelable at the option of either party with compensation payable pro rata for the first 90 days.

  Because newly-hired consultants require a large initial investment in signing bonuses, guaranteed bonuses and salaries and benefits for associated support staff and do not tend to immediately provide proportionately higher revenues, the Company's average revenue per consultant and overall profitability are typically negatively impacted by such new hires in the short term.

Operating Expenses

  The Company's operating expenses are divided into two general categories:
(i) salaries and employee benefits; and (ii) general and administrative expenses.

  Salaries and employee benefits. The largest components of the Company's operating expenses are compensation and benefits paid to consultants, executive officers and administrative and support personnel, of which the most important constituent parts are salaries and annual bonuses. Other items included in this category are signing bonuses and guaranteed bonuses (often incurred in connection with the hiring of new consultants), payroll taxes, profit sharing and retirement benefits and employee insurance benefits. In recent quarters the Company has hired a larger than normal number of consultants, which has resulted in a higher than normal level of signing bonuses and guaranteed bonuses. A consultant's base salary represents, on average, less than one-half of the consultant's total annual compensation. Typically, a portion of the credit for a particular assignment goes to the consultants who originate the executive search assignment, and a portion goes to the consultants who perform the executive search assignment. In addition, a portion of each consultant's annual compensation is based on management's assessment of that consultant's teamwork.

  General and administrative expenses. The key components of general and administrative expenses include rent, information systems costs, general office expenses and professional service costs (including legal, accounting and third party professional services). In addition, general and administrative expenses include depreciation, amortization and allowance for doubtful accounts.

Non-Operating Income (Expense)

  Non-operating income (expense) consists of interest income, interest expense and other income and expenses.

Equity in Net Income (Loss) of Affiliate

  H&S Inc. holds a significant interest in HSI. For H&S Inc., equity in net income (loss) of affiliate relates to the income earned or loss incurred from H&S Inc.'s investment in HSI after giving effect to currency translation adjustments.

Taxes

  H&S Inc. and HSI are subject to federal, state and non-U.S. income taxes. Income generated outside of the United States may be subject to higher tax rates than U.S. income. As a result, the Company's effective tax rate may be higher than prevailing U.S. tax rates. Historically, certain non-deductible expenses have increased the Company's effective tax rate. H&S Inc.'s and HSI's provisions for income taxes reflects their best judgment as to the likely effective tax rate for a given period. In recent periods, due to volatility in their actual effective income tax rates, HSI has increased its provision for income taxes while H&S Inc. has decreased its provision for income taxes.

Year 2000 Compliance

  The Year 2000 issue is the result of computer programs being written to use two digits to define year dates. Computer programs running date-sensitive software may recognize a date using "00" as the year 1900 rather than the Year 2000. This could result in systems failures or miscalculations causing disruptions of operations. The Company utilizes information technology to facilitate (i) its search processes communications with candidates and clients and (ii) its financial management systems and other support systems.

  The Company has formed a task force to evaluate and correct its Year 2000 issues and to assess compliance of its suppliers. The Company will replace systems that are not Year 2000 compliant. The IGIS systems scheduled to be deployed during the spring and summer of 1999 will be Year 2000 compliant. The Company currently has certification as to Year 2000 compliance from its key software suppliers.

  MCI Systemhouse has been retained as the Company's system integrator and is conducting Year 2000 testing. The Company has a complete duplication of hardware and software to conduct on site, realistic testing and is currently conducting its own tests of these systems. In addition, the Company's personnel will conduct testing during the spring of 1999 and will continue to monitor and test the systems through the end of 1999. The Company has also specifically addressed its non-information technology related systems and believes that there will be no significant operational problems relating to the Year 2000 issue.

  The Company's primary business does not depend on material relationships with third party vendors, but the Company does utilize third party vendors for a number of functions, including its automated payroll functions, insurance and investment of pension funds. The Company is initiating formal communications with third party providers to determine the extent to which these third parties are moving toward Year 2000 compliance. The Company also utilizes third party on-line information services and the Internet to communicate and to retrieve information about potential candidates and clients. Failure of these third parties to have their systems timely converted may have a material adverse effect on the Company's operations.

  The Company anticipates completing the Year 2000 project not later than the third quarter of 1999. The Company has budgeted $500,000 to be expensed as incurred to address Year 2000 issues. The Company's total Year 2000 project cost estimates include the impact of third party Year 2000 issues.

  The following scenarios with respect to the Company's systems could occur:
(i) the software code may not be Year 2000 compliant, (ii) integration of upgrades may not be complete by the Year 2000 and (iii) the integration may be complete by the Year 2000 but not fully tested or monitored prior to the Year 2000 such that testing and monitoring will uncover problems that the Company cannot remedy in a timely manner.

  The Company believes that failure to be Year 2000 compliant will not have a significant impact on its human resource functions. However, any failure of the financial systems to be Year 2000 compliant could hinder timely reporting of financial data and processing of financial information as these functions would have to be performed manually using non-networked computers. Failure of search-related systems might force the Company to use older proprietary systems to conduct searches and might cause sorting problems lowering productivity. If any non-information technology system is non-compliant, the Company will need to replace such a system.

  The Company's cost and timing estimates to achieve Year 2000 compliance were based on numerous assumptions about future events, including third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

Recently Issued Financial Accounting Standards

  During 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes new standards for reporting information about operating segments in interim and annual financial statements. It is effective for annual periods beginning after December 15, 1997 and will be adopted by the Company as of December 31, 1998. The Company does not expect that adoption of this Standard will have an impact on its consolidated financial position or its results of operations. However, it is expected that adoption of this Standard will result in additional footnote disclosure.

  During 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and for Hedging Activities," which establishes new standards for reporting information about derivatives and hedging. It is effective for periods beginning after June 15, 1999 and will be adopted by the Company as of January 1, 2000. The Company expects that adoption of this Standard will have no effect on its consolidated financial position, results of operations or on disclosures within the financial statements as they currently do not engage in the use of derivative instruments or other hedging activities.

Results of Operations--H&S Inc.

  The following table sets forth selected statements of operations data for H&S Inc. as a percentage of revenues for the periods indicated:

                                                                   Nine Months
                                                                      Ended
                                                 Year Ended         September
                                                December 31,           30,
                                              -------------------  ------------
                                              1995   1996   1997   1997   1998
                                              -----  -----  -----  -----  -----
Revenue...................................... 100.0% 100.0% 100.0% 100.0% 100.0%
Operating expenses:
  Salaries and employee benefits.............  71.0   71.4   69.5   68.7   71.2
  General and administrative expenses........  19.2   20.8   23.9   23.4   23.7
                                              -----  -----  -----  -----  -----
    Total operating expenses.................  90.2   92.2   93.4   92.1   94.9
                                              -----  -----  -----  -----  -----
Operating income.............................   9.8    7.8    6.6    7.9    5.1
                                              -----  -----  -----  -----  -----
Non-operating income (expense):
  Interest income............................   1.1    1.0    0.9    0.6    0.6
  Interest expense...........................  (0.2)  (0.1)  (0.1)  (0.1)  (0.2)
  Other income (expense).....................   0.1   (0.1)   0.3    0.1    0.1
                                              -----  -----  -----  -----  -----
    Total non-operating income (expense).....   1.0    0.8    1.1    0.6    0.5
                                              -----  -----  -----  -----  -----
Equity in net income (loss) of affiliate.....   0.7    0.6    0.1    0.2   (0.4)
                                              -----  -----  -----  -----  -----
Income before income taxes...................  11.5    9.2    7.8    8.7    5.2
Provision for income taxes...................   5.6    4.5    4.2    4.7    2.7
                                              -----  -----  -----  -----  -----
Net income...................................   5.9%   4.7%   3.6%   4.0%   2.5%
                                              =====  =====  =====  =====  =====

Nine Months Ended September 30, 1998 Compared to the Nine Months Ended September 30, 1997

  Revenue. H&S Inc. revenue increased $21.7 million, or 15.9%, to $158.0 million for the nine months ended September 30, 1998 from $136.3 million for the nine months ended September 30, 1997. This increase was primarily due to an increase in the number of confirmed searches resulting from a 24.1% increase in the average number of consultants employed during the period. Three new offices were opened after the third quarter of 1997: Melbourne, Route 128 and Irvine, which generated approximately $5.0 million of revenue during the first nine months of 1998.

  Salaries and employee benefits. H&S Inc. salaries and employee benefits increased $18.9 million, or 20.1%, to $112.5 million for the nine months ended September 30, 1998 from $93.6 million for the nine months ended September 30, 1997. As a percentage of revenues, salaries and employee benefits increased from 68.7% to

71.2%. A majority of this percentage increase was due to signing bonuses and guaranteed bonuses associated with the hiring of 48 new consultants between October 1, 1997 and September 30, 1998, consistent with H&S Inc.'s growth strategy. H&S Inc. also added 38 associates and 83 administrative personnel, in part to support these consultants.

  General and administrative expenses. H&S Inc. general and administrative expenses increased $5.6 million, or 17.4%, to $37.5 million for the nine months ended September 30, 1998 from $31.9 million for the nine months ended September 30, 1997. As a percentage of revenues, general and administrative expenses increased from 23.4% to 23.7%. This percentage increase was primarily due to an increase in maintenance and installation expenses, technical support and equipment rentals associated with IGIS.

  Non-operating income (expense). H&S Inc. non-operating income decreased $237,000, or 25.0%, to $711,000 for the nine months ended September 30, 1998 from $948,000 for the nine months ended September 30, 1997. This decrease is primarily due to a loss on the sale of certain computer equipment replaced by new computers in connection with IGIS during the nine months ended September 30, 1998.

1997 Compared to 1996

  Revenue. H&S Inc. revenue increased $42.5 million, or 30.9%, to $180.2 million for 1997 from $137.7 million for 1996. This increase was primarily the result of a 16.1% increase in the average number of consultants employed during the year and an increase of 12.8% in the average revenue per consultant to $1.1 million from $1.0 million in 1996. H&S Inc. employed 26 more consultants at December 31, 1997 than at December 31, 1996. In addition three new offices were added during 1997: Miami, Philadelphia and Sao Paulo, which generated approximately $1.5 million of revenue.

  Salaries and employee benefits. H&S Inc. salaries and employee benefits increased $27.0 million, or 27.5%, to $125.3 million for 1997 from $98.3 million for 1996. As a percentage of revenues, salaries and employee benefits decreased to 69.5% from 71.4%, reflecting increased search team productivity as revenues increased relatively faster than staffing levels. This improvement occurred despite an increase of approximately $833,000 in H&S Inc.'s contributions to the employee 401(k) plan.

  General and administrative expenses. H&S Inc. general and administrative expenses increased $14.3 million, or 49.9%, to $43.0 million for 1997 from $28.7 million for 1996. As a percentage of revenues, general and administrative expenses increased to 23.9% in 1997. This percentage increase principally relates to research and development in connection with the IGIS initiative.

  Non-operating income (expense). H&S Inc. non-operating income increased $800,000 to $1.9 million for 1997 from $1.1 million for 1996. The increase was primarily due to the absence of certain losses incurred in 1996 as a result of H&S Inc.'s relocation of corporate offices in Chicago and an increase in interest income reflecting higher cash balances during the year.

1996 Compared to 1995

  Revenue. H&S Inc. revenue increased $29.0 million, or 26.7% to $137.7 million for 1996 from $108.7 for 1995. This increase was primarily due to a 15.1% increase in the average number of consultants employed and an increase of 10.1% in the average revenue per consultant to $1.0 million in 1996 from $915,000 in 1995. H&S Inc. employed 23 more consultants at December 31, 1996 than at December 31, 1995. H&S opened five new offices in 1996 in Caracas, Charlotte, Lima, Santiago and Singapore, which resulted in a $1.5 million increase in revenue between 1995 and 1996.

  Salaries and employee benefits. H&S Inc. salaries and employee benefits increased $21.1 million, or 27.3% to $98.3 million for 1996 from $77.2 million in 1995. As a percentage of revenues, salaries and employee benefits increased slightly to 71.4% from 71.0%. This percentage increase primarily reflects increased signing bonuses and guaranteed bonuses associated with hiring 33 consultants in 1996 as compared with hiring 22 in 1995.

  General and administrative expenses. H&S Inc. general and administrative expenses increased $7.8 million, or 37.5%, to $28.7 million for 1996 from $20.9 for 1995. As a percentage of revenues, general and administrative expenses increased from 19.2% in 1995 to 20.8% in 1996. This percentage increase was primarily due to: (i) an increase in the provision for doubtful accounts and (ii) an increase in professional services costs due to increased legal and consulting fees relating to an information technology analysis, certain office openings and consideration of a comparable restructuring. The provision for doubtful accounts increased to reflect the increase in accounts receivable of $6.3 million or 30% to $27.2 million for 1996 from $20.9 million in 1995.

  Non-operating income (expense). H&S Inc. non-operating income remained relatively constant at $1.1 million for both 1996 and 1995. The primary component was interest income, which increased slightly to $1.4 million for 1996 from $1.2 million for 1995. This increase was offset by asset write-offs for 1996 relating to the relocation of H&S Inc.'s corporate offices.

Results of Operations--HSI

  The following table sets forth selected statements of operations data for HSI as a percentage of revenues for the periods indicated:

                                                                     Nine
                                                                     Months
                                                                     Ended
                                                Year Ended         September
                                               December 31,           30,
                                             -------------------  ------------
                                             1995   1996   1997   1997   1998
                                             -----  -----  -----  -----  -----
Revenue....................................  100.0% 100.0% 100.0% 100.0% 100.0%
Operating expenses:
  Salaries and employee benefits ..........   66.7   68.2   71.5   68.8   70.8
  General and administrative expenses......   27.0   26.5   24.8   26.7   26.8
                                             -----  -----  -----  -----  -----
    Total operating expenses...............   93.7   94.7   96.3   95.5   97.6
                                             -----  -----  -----  -----  -----
Operating income (loss)....................    6.3    5.3    3.7    4.5    2.4
Non-operating income (loss)................    0.6    0.2    0.2    0.1   (4.1)
Minority interest in income of consolidated
 subsidiaries..............................    0.0    0.0    0.0    0.0    0.0
                                             -----  -----  -----  -----  -----
Income (loss) before income taxes..........    6.9    5.5    3.9    4.6   (1.7)
Provision for income taxes.................    3.5    2.2    2.6    2.8    1.1
                                             -----  -----  -----  -----  -----
Net income (loss)..........................    3.4%   3.3%   1.3%   1.8%  (2.8)%
                                             =====  =====  =====  =====  =====

Nine Months Ended September 30, 1998 Compared to the Nine Months Ended September 30, 1997

  Revenue. HSI revenue increased $39.1 million or 71.8%, to $93.7 for the nine months ended September 30, 1998 from $54.6 million for the nine months ended September 30, 1997. A significant reason for this increase was the acquisition of Mulder in the fourth quarter of 1997, which had $15.3 million in revenues for the nine months ended September 30, 1998. Excluding Mulder, revenue increased by 43.7% due to an increase in the average number of consultants from 89 for the nine months ended September 30, 1997 to 122 for the nine months ended September 30, 1998, and a 26.2% increase in average revenue per consultant. Two new offices were opened after the first nine months of 1997:
Lisbon and Prague which generated approximately $1.5 million of revenue in the nine months ended September 30, 1998.

  Salaries and employee benefits. HSI salaries and employee benefits increased $28.8 million or 76.8%, to $66.4 million for the nine months ended September 30, 1998 from $37.6 million for the nine months ended September 30, 1997. As a percentage of revenues, salaries and employee benefits increased from 68.8% for the nine months ended September 30, 1997 to 70.8% for the nine months ended September 30, 1998. Approximately $4.3 million of this increase was due to the amortization of deferred compensation expense resulting from the Mulder acquisition. Excluding the impact of the deferred compensation relating to the Mulder acquisition, salaries and employee benefits were 66.3% of revenue for the nine months ended September 30, 1998. This reflects the fact that revenues have increased in 1998 at a higher rate than salaries and employee benefits, despite increases in professional and administrative personnel.

  General and Administrative Expenses. HSI general and administrative expenses increased $10.5 million or 72.2%, to $25.1 million for the nine months ended September 30, 1998, from $14.6 million for the nine months ended September 30, 1997. As a percentage of revenues, general and administrative expenses remained relatively constant, moving from 26.7% at September 30, 1997 to 26.8% at September 30, 1998.

  Non-operating expenses. HSI's non-operating expenses increased from a net non-operating gain of $77,000 for the nine months ended September 30, 1997 to a net non-operating loss of $3.8 million for the nine months ended September 30, 1998. This increase was due primarily to the one-time provision in June 1998 of $2.9 million for the relocation of the London office, and a $91,000 loss on the disposal of computer equipment. The remaining increase was due to higher interest expense related to borrowings on HSI's line of credit, borrowings by HSI from H&S Inc. and lower interest income as a result of reduced cash balances, all resulting from the use of available funds for the Mulder acquisition, and purchases of certain property and equipment.

1997 Compared to 1996

  Revenue. HSI revenue increased $18.1 million, or 28.2%, to $82.7 million for 1997 from $64.6 for 1996. A significant reason for the increase was the acquisition of Mulder in the fourth quarter of 1997 which contributed revenue of $5.7 million in 1997. Excluding Mulder, revenue increased by 19.2%, primarily as a result of a 29.2% increase in the average number of consultants employed during the period. HSI employed 26 more consultants at December 31, 1997 as compared to December 31, 1996. Excluding the impact of currency exchange rate fluctuations, the average revenue per consultant increased slightly from 1996 to 1997. In addition to Mulder, three new offices were added in 1997: Oslo, Lisbon and Prague which generated approximately $1.9 million in revenue.

  Salaries and employee benefits. HSI salaries and employee benefits increased $15.1 million, or 34.3% to $59.1 million for 1997 from $44.0 million in 1996. As a percentage of revenue, salaries and employee benefits increased to 71.5% from 68.2%. This percentage increase was primarily due to approximately $2.4 million of additional compensation and benefits to administrative and support staff resulting from the hiring of new employees in connection with the development of enhancements to HSI's executive search system.

  General and administrative expenses. HSI general and administrative expenses increased $3.5 million, or 20.2% to $20.6 million for 1997 from $17.1 million for 1996. As a percentage of revenue, general and administrative expenses declined to 24.8% from 26.5%. This decline was due primarily to a reduction in the provision for doubtful accounts and growth in revenue outpacing increases in rent, telecommunications and other costs. The provision for doubtful accounts was decreased to reflect improved collection policies and efforts.

  Non-operating income (expense). HSI non-operating income increased by $11,000 to $144,000 from $133,000 for 1996.

1996 Compared to 1995

  Revenue. HSI revenue increased $11.8 million, or 22.2% to $64.6 million for 1996 from $52.8 for 1995. The increase was primarily the result of a 20.3% increase in the average number of consultants employed and a 1.6% increase in average revenue per consultant. HSI employed 5 more consultants at December 31, 1996 than at December 31, 1995. Two new offices were added in 1996:
Amsterdam and Copenhagen, which generated approximately $1.4 million in revenue.

  Salaries and employee benefits. HSI salaries and employee benefits increased $8.8 million or 24.9%, to $44.0 million for 1996 from $35.2 million in 1995. As a percentage of revenue, salaries and employee benefits increased from 66.7% to 68.2%. This percentage increase primarily reflects the addition of 38 employees and the fact that performance bonuses were paid at a higher percentage of revenues.

  General and administrative expenses. HSI general and administrative expenses increased $2.8 million, or 19.9%, to $17.1 million for 1996 from $14.3 million for 1995. As a percentage of revenue, general and administrative expenses declined from 27.0% to 26.5%.

  Non-operating income (expense). HSI non-operating income decreased $205,000 to $133,000 for 1996 from $338,000 for 1995. The decrease was due in part to reduced interest income on cash balances.

Nonrecurring and Other Charges

  During the fourth quarter ending December 31, 1998, the Company incurred, and during the first quarter ending March 31, 1999 the Company expects to incur, nonrecurring charges net of income taxes, totaling $27.6 million. These charges arise in connection with (i) the modification of the terms of the Mulder acquisition agreement, (ii) the early settlement of certain profit sharing arrangements in connection with the acquisition of certain Latin American offices and (iii) the postponement of its initial public offering.

  H&S Inc.'s policy on acquisitions is to align as quickly as possible, the interests of all consultants. The modification of the Mulder agreement was undertaken to settle the contingent cash and stock payments and eliminate the employment contingencies relating thereto in order to more closely align the interests of the Mulder consultants with the interests of the other H&S Inc. and HSI consultants. Likewise, the early settlement of the profit sharing agreement in connection with the acquisition of certain Latin American offices was undertaken for the purpose of fixing the amount of the profit sharing and thereby aligning the interests of all consultants in Latin America with the interests of other H&S Inc. and HSI consultants.

  The Company has agreed to modify the terms of the Mulder agreement, including the termination of all employment contingencies, resulting in a nonrecurring charge expected to total $21.2 million, net of income taxes. This nonrecurring charge represents the write-off of $4.5 million of deferred compensation assets and a cash payment of $5.6 million and the issuance of 28,000 shares of common stock (worth $11.1 million, based upon the estimated fair market value of HSI) to the previous owners of Mulder. This charge will be recorded as compensation expense in the first quarter of 1999. See Note 2 of "Heidrick & Struggles International, Inc. and Subsidiaries--Notes to Consolidated Financial Statements."

  On September 1, 1996, the Company acquired certain Latin American offices for a purchase price of $609,000. The acquisition agreement called for the sellers, who joined the Company as consultants, to receive, in addition to salary and bonus, approximately 60% of future pre-tax profit from certain operations net of certain corporate overhead. The Company, in exchange for payments amounting to $2.5 million to the sellers over the next two years, will receive all future pretax profits. The early settlement of these profit sharing arrangements was recorded as compensation expense in the fourth quarter of 1998.

  As required by Staff Accounting Bulletin No. 1, Topic 5A, H&S Inc. and HSI were required to expense all charges incurred in connection with the postponement of the Company's planned initial public offering in September 1998. The amount of such charges was $3.9 million and was recorded as general and administrative expense in the fourth quarter of 1998.

Liquidity and Capital Resources

  H&S Inc. and HSI periodically evaluate their liquidity requirements, capital needs and availability of capital resources in view of plans for expansion and other operating cash needs. Both H&S Inc. and HSI have historically financed their operations primarily through internally generated funds, supplemented by sales of common stock to certain key employees and periodic borrowings under their respective credit facilities. H&S Inc. and HSI have accrued employee bonuses throughout the year. H&S Inc. has paid such bonuses in December, and HSI has paid such bonuses in December and March. Employee bonuses are accrued when earned and are based on the performance of the respective employee and the Company.

 H&S Inc.

  H&S Inc. maintained cash and cash equivalents at December 31, 1996 and 1997, and at September 30, 1998, totalling $7.2 million, $10.1 million and $37.2 million, respectively. Towards these sums, cash flows from operating activities contributed $5.6 million in 1996 and $6.7 million in 1997 reflecting principally net income from operations. Cash flows from operating activities contributed $46.8 million for the nine months ended September 30, 1998, reflecting an increase in accrued expenses of $52.1 million, principally due to accruals for bonuses.

  Cash flows from financing activities were $610,000, $6.0 million, and $(4.4) million for 1996 and 1997 and the nine months ended September 30, 1998, respectively. H&S Inc.'s financing activities consist principally of sales of its common stock to employees net of repurchase obligations and borrowings under its credit facility. H&S Inc.'s long-term debt consists of amounts payable to former shareholders from whom H&S Inc. has repurchased stock.

  H&S Inc. has a $40 million reducing revolving credit facility, which will be increased to $60 million upon the effectiveness of the Merger. This facility will terminate on December 31, 2001. In the case of a $40 million line of credit, the facility reduces annually by $5 million on December 31, 1999 and 2000, and in the case of a $60 million line of credit, the facility reduces annually by $10 million on December 31, 1999 and 2000. There was $22 million outstanding under the line of credit at December 31, 1998. These borrowings bear fixed interest at either (i) the then existing LIBOR plus an applicable margin as determined by certain tests of H&S Inc.'s financial condition (the "Applicable Margin") or (ii) the then existing prime rate, at H&S Inc.'s discretion. At December 31, 1998, the interest rate on the debt was LIBOR plus the Applicable Margin, which sum equaled approximately 6.8%. The line of credit has certain financial requirements H&S Inc. must meet relating to net worth, liabilities and cash flows. As of December 31, 1998, H&S Inc. met all of its financial requirements. H&S Inc. is required to pay commitment fees on the unused portion of the line of credit on a quarterly basis. See Note 5 to Consolidated Financial Statements.

  Capital expenditures amounted to $6.7 million, $5.7 million and $10.3 million for 1996 and 1997 and the nine months ended September 30, 1998, respectively. These expenditures consisted primarily of system development costs, office furniture and fixtures, leasehold improvements and computer equipment and software. The system development costs relate primarily to H&S Inc.'s IGIS initiative. IGIS expenditures of $1.2 million in 1997 and $6.9 million for the nine months ended September 30, 1998 have been capitalized. Additional capital expenditures of $9.5 million are expected to be made through the end of the first quarter of 1999 and will begin to be amortized in the second quarter of 1999.

 HSI.

  HSI maintained cash and cash equivalents at December 31, 1996 and 1997, and at September 30, 1998, amounting to $8.2 million, $8.1 million and $7.6 million, respectively. Towards these sums, cash flows from operating activities contributed $6.3 million in 1996 and $6.9 million in 1997, principally reflecting increases in working capital, non-cash expenses for depreciation and amortization and net income offset by accruals for bonuses in connection with the Mulder acquisition. For the nine months ended September 30, 1998, cash flows used in operating activities were $8.2 million, reflecting increases in non-cash expenses for depreciation and amortization and increases in accrued expenses, principally due to accruals for bonuses.

  Cash flows from financing activities were $331,000, $9.7 million and $(3.9) million, for 1996 and 1997 and at September 30, 1998, respectively. Borrowings during 1997 increased significantly in connection with certain payments to finance the Mulder acquisition. Borrowings during this period principally reflect funding of employee bonuses paid in March and the purchase of certain property and equipment. HSI's financing activities include borrowings and payments on its credit facility, purchase and sales of its common stock to employees and borrowings under a loan agreement with H&S.

  HSI's long-term debt consists of amounts payable to former shareholders who have sold their stock back to HSI. To provide additional liquidity, HSI has an $8.0 million multicurrency line of credit. This facility will reduce to $4.9 million on March 1, 1999, $1.1 million on May 1, 1999 and will terminate on May 31, 1999. The borrowings bear interest at the Euro OverNight Index Average ("EONIA") plus 100 basis points or LIBOR plus 100 basis points, depending on the currency of the borrowing. The borrowings can be drawn in Euros, ECU or British Pounds. At 12/31/98, there was $3.4 million outstanding under the facility and the interest rate was 4.57%.

  Capital expenditures totaled $2.0 million, $6.0 million and $6.3 million for 1996 and 1997 and the nine months ended September 30, 1998, respectively. These expenditures consisted primarily of purchases of office furniture and fixtures, computer equipment and software. Additionally, HSI made payments of $10.2 million in cash and stock in connection with the Mulder acquisition during 1997.

Quarterly Comparisons

  The following table sets forth certain quarterly financial information of H&S Inc. and HSI for each quarter of 1997 and for the first two quarters of 1998. The information is derived from the quarterly financial statements of the companies which are unaudited but which, in the opinion of management, have been prepared on the same basis as the financial statements included herein and include all adjustments, consisting only of normal recurring items, necessary for the fair presentation of the information for the periods presented. The financial data shown below should be read in conjunction with the respective Consolidated Financial Statements and Notes thereto. The operating results for any quarter are not necessarily indicative of results for any future period.

H&S Inc.

                                                       Three Months Ended
                         ------------------------------------------------------------------------------
                         March 31, June 30, September 30, December 31, March 31, June 30, September 30,
                           1997      1997       1997          1997       1998      1998       1998
                         --------- -------- ------------- ------------ --------- -------- -------------
                                                         (in thousands)
Revenue.................  $39,973  $46,375     $49,961      $43,935     $45,937  $52,778     $59,261
Operating income........    1,440    3,965       5,383        1,157         827    2,742       4,493
Net income..............      890    1,767       2,962          879          51    1,192       2,584

HSI

                                                        Three Months Ended
                          -------------------------------------------------------------------------------
                          March 31, June 30, September 30, December 31, March 31, June 30,  September 30,
                            1997      1997       1997          1997       1998      1998        1998
                          --------- -------- ------------- ------------ --------- --------  -------------
                                                          (in thousands)
Revenue.................   $17,953  $18,121     $18,495      $28,163     $28,053  $31,402      $34,290
Operating income (loss).     1,479      629         322          607        (103)   1,195        1,149
Net income (loss).......       724      214          14           24        (652)  (2,193)         249

                                  THE COMPANY

  After the Merger, the Company will continue to function much as HSI and H&S Inc. functioned in concert prior to the Merger. In this Joint Consent Statement/Prospectus, the terms "H&S," the "Company" and "Heidrick & Struggles International, Inc." are used both to refer to the historic collective operations of HSI and H&S Inc. and to the anticipated operations of the Company after the Merger.

General

  Heidrick & Struggles International, Inc. is one of the leading global executive search firms and believes that, based on revenues, it is the largest executive search firm in the United States and the second largest in the world. With over 46 years of experience in fulfilling its clients' leadership needs, H&S offers and conducts executive search services in nearly every major business center in the world. The Company's services focus on the identification, evaluation and recommendation of qualified candidates for senior level executive positions. Through its worldwide network of approximately 800 professionals in 59 offices, H&S provides executive search services to a broad range of clients, including Fortune 500 companies, major non-U.S. companies, middle market and emerging growth companies, governmental and not-for-profit organizations and other leading private and public entities. The size of the Company's business has grown significantly over the past five years as evidenced by the fact that the combined worldwide revenues of H&S Inc. and HSI have grown at a compound annual rate of approximately 25%.

Executive Search Industry Overview

  Executive search firms are generally separated into two broad categories: retained search firms and contingency search firms. Retained search firms fulfill their clients' senior leadership needs by working on a consultative basis with clients in identifying, evaluating, assessing and recommending qualified candidates for senior level positions, typically with annual cash compensation of $100,000 and above. Retained firms generally are compensated for their services whether or not they are successful in placing a candidate, and are generally retained on an exclusive basis. On the other hand, contingency search firms focus primarily on mid-level positions with annual cash compensation of less than $150,000. Contingency firms are compensated only upon successfully placing a recommended candidate and are generally not hired on an exclusive basis or involved in the evaluation, assessment or recommendation of candidates. Both types of firms are normally paid a fee for their services equal to approximately one-third of the first year total cash compensation for the position being filled.

  According to Kennedy, a leading industry source, revenue in the executive search industry historically has been divided almost evenly between retained and contingency search firms; however, retained search firms are estimated by Kennedy to employ only one-third of the consultants in the industry. Thus, the average revenue per consultant for retained firms generally is substantially higher than for contingency firms.

  Worldwide executive search industry revenue has grown at a 20% compound annual growth rate from approximately $3.5 billion in 1993 to approximately $7.3 billion in 1997 according to Kennedy. The executive search industry is highly fragmented, consisting of more than 4,000 executive search firms worldwide. According to Kennedy's Executive Recruiter News ("ERN"), more than 80% of retained firms and approximately 90% of contingency firms generated less than $2 million in revenues in 1997.

  H&S believes that a number of favorable trends are contributing to the growth of the executive search industry, including the following:

  Increased Competition for Executive Talent. Historically, it was typical for executives to spend an entire career with one or two organizations. However, in today's rapidly changing business environment, companies have been aggressively seeking outside talent and, as a result, successful executives are often recruited by a number of different organizations in various geographic locations over the course of their careers. This increase in competition for management talent and the resulting executive turnover has forced many companies to seek assistance in recruiting executives on a more frequent basis. Increased competition has also caused compensation levels for executives to increase considerably over the past several decades. Because fees for executive search firms are based on cash compensation, higher cash compensation levels have translated into higher executive search fees.

  Greater Acceptance by Corporate Leadership of the Use of Executive Search Consultants. The influence of a number of factors, including larger institutional shareholdings, a rise in shareholder activism and a greater concern for corporate governance have led many boards of directors and company management teams to expect that their choices of senior executives will be under greater scrutiny than was the case in the past. As a result of these trends, many boards of directors and company management teams hire outside executive search firms to advise them with respect to their selection and recruitment of executives.

  Increased Globalization of Business. The increasing globalization of business has created demand, particularly from multinational enterprises, for executives in parts of the world in which such enterprises do not have significant prior operating experience. Because the process of identifying and evaluating candidates across national borders can be difficult, these enterprises have turned to executive search firms for assistance.

  Increased Demand for Executive Search Services by Start-up and Newly-acquired Companies. The recent growth in the amount of capital available for investment in start-up companies and for acquisitions has created a need for talented executives to manage these entities. The activities of private equity investors and venture capital firms have been accelerating at such a pace that they often find it difficult to identify leaders for the companies in which they invest, and these investors have often sought the services of executive search firms to aid them in this task.

  Greater Need for Executives with Diverse Leadership Skills. In response to a rapidly changing business environment, companies are setting more stringent hiring standards for senior executives. The process of identifying and evaluating such executives is therefore becoming more difficult and, as a result, companies are increasingly relying on executive search firms to help them meet their leadership needs.

  Reduction in Number of Layers of Management. The recent trend of corporate "right-sizing" by eliminating certain layers of management at a number of companies has effectively reduced the pool from which such companies can draw talented managers. In lieu of the traditional practice of grooming leaders from within, companies have increasingly used executive search firms to find appropriate talent from outside their organization.

Key Competitive Strengths

  The Company believes that it possesses several key competitive strengths which position it to capitalize on the growing demand for its services. These strengths include the following:

  Experienced Team of Executive Search Consultants. As of December 31, 1998, the Company employed 349 consultants who, on average, have approximately 11 years of experience in executive search and 9 years of experience in other industries. H&S believes that this depth of experience is a prerequisite to the effective performance of senior level executive searches. The Company attributes its success in attracting and retaining such high caliber consultants to its premier reputation, unique team oriented culture and performance-based compensation system. The Company believes that its attractiveness as an employer is reflected in its low turnover rate among its consultants. For the period from January 1, 1995 through December 31, 1998, an annual average of fewer than 1.5% of H&S's consultants have left to work elsewhere in the executive search industry. Under the Company's compensation system, a portion of the bonus for a particular assignment goes to the consultants who originate the executive search assignment, and a portion goes to the consultants who perform the executive search assignment. In addition, a portion of each consultant's annual compensation is based on management's assessment of that consultant's teamwork. This compensation component encourages the Company's consultants to work as a team and is part of the reason that 59% of the executive searches performed in 1998 by H&S were shared by two or more consultants. The incentive to utilize the differing talents of the Company's consultants means that those who originate an assignment outside of their area of expertise often bring that assignment to those with a specific industry or functional skill to execute the search.

  Global Presence. The Company's 59 offices are located in major business centers in 30 countries around the world. The Company's global presence enables it to serve the needs of multinational companies and local businesses worldwide, and provides it with access to an international network of candidates and referral sources. The Company's offices in North America, Europe, Asia Pacific and Latin America employ 174, 132, 28 and 15 consultants, as of December 31, 1998, respectively, and generated 1998 revenues of $180 million, $125 million, $14 million and $10 million, respectively. The Company's global reach allows it to benefit from the increasing globalization of business and the demand, particularly from multinational enterprises, for assistance in identifying and evaluating candidates for executive positions across national borders.

  Emphasis on Senior Level Executive Search. H&S is an industry leader in placing senior level executives within the world's largest and most complex organizations. Approximately 66% of the executive searches performed by the Company worldwide, representing approximately 73% of revenues (and approximately 50% of the searches performed in North America, representing approximately 81% of revenues) in 1998 were for CEOs, presidents, CFOs, COOs, CAOs, CIOs, members of boards of directors and other senior management positions (such as division heads). These senior level executive searches generally provide a higher level of revenue per search and result in greater visibility with the Company's clients and within the executive search industry. The Company believes that performing senior level, high profile executive search assignments: (i) strengthens its brand name recognition and contacts with leading decision makers, referral sources and high caliber candidates; (ii) enhances H&S's ability to secure other senior level executive searches and (iii) enables the Company to attract and retain highly qualified consultants.

  Industry Practice Groups and Functional Specialties. H&S's business is organized around seven core industry practice groups, each focused on a specific industry. These core industry practice groups are international technology, industrial, consumer products, financial services, health care, professional services and higher education/not-for-profit. Certain H&S consultants also specialize in searches for functional positions such as members of boards of directors, CEOs, CFOs and CIOs. The Company believes that its operational structure provides its clients with superior executive search services by enabling its consultants to successfully build relationships with candidates and referral sources and to understand its clients' cultures, operations, business strategies and industries. These factors are critical to understanding clients' and candidates' needs and ultimately to the successful placement of a candidate. The Company's industry practice groups and functional specialties emphasize H&S's consultative approach and are designed to build and maintain long-term relationships with its clients.

  Global Support Platform. The Company's consultants work with a team of 440 associates, as of December 31, 1998, all of whom have access to a sophisticated global technology infrastructure. This technology infrastructure consists of internally developed proprietary global databases containing over 840,000 candidate profiles and over 29,000 company records, coupled with a broad range of on-line services and industry reference sources. H&S also deploys advanced Internet-based technology to support the research needs of the Company's professionals. The Company believes that its global support structure enables its professionals to complete searches efficiently and effectively. Given the importance of technology to the search process, H&S is continuing to improve its information management infrastructure by implementing its Integrated Global Information System ("IGIS"), an ongoing strategic technology initiative. IGIS is designed to enhance the functionality, speed and quality of the Company's information management. See "--Assignment Research and Information Management."

Growth Strategy

  The Company's goal is to be the leading global provider of executive search services while achieving sustainable revenue and earnings growth. The Company pursues a focused growth strategy with the following key elements:

  Expand and Develop Client Relationships. The Company continually seeks to expand its relationships with existing clients and to develop new client relationships. The Company accomplishes this by continuing to (i) aggressively pursue the highest level executive search assignments, (ii) expand the breadth and depth of its industry practice groups and functional specialties, (iii) offer services across a broadening range of geographic locations by strategically opening offices in cities where H&S is not currently located and
(iv) actively recruit consultants who have the demonstrated ability to expand the Company's client base. Historically, the Company has successfully expanded its client base and generated repeat business from existing clients. For example, H&S had over 1,800 clients in 1995 and over 3,100 in 1998. Of the searches performed in 1998, more than 75% were on behalf of clients for whom it had conducted multiple assignments over the last six years. As appropriate, H&S will strategically open new offices in cities where it is not currently located in order to serve the needs of its clients and plans to open one or two offices in each of the next several years. Between 1995 and 1998, including through acquisitions, the Company added 26 offices and 181 consultants.

  Pursue Strategic Acquisitions. The executive search industry is highly fragmented, consisting of more than 4,000 executive search firms worldwide. The industry has been consolidating in recent years as a number of smaller firms have joined with larger firms in the industry, such as H&S, in order to gain the benefits of superior managerial, financial and technological resources. The Company maintains a focused acquisition strategy designed to acquire executive search firms with complementary corporate cultures in order to increase its penetration in existing and new geographic markets and expand the depth and breadth of its industry practice groups and functional specialties. The Company has completed a number of strategic acquisitions worldwide that are consistent with its acquisition strategy. See "--Recent Acquisitions."

  Enhance Executive Search Professional Productivity. The Company believes that its consultants generate one of the highest levels of average revenue per consultant in the industry. H&S's consultants generated an average revenue per consultant of $1.2 million in the U.S. in 1997 as compared to $809,000 for the average of the other nine of the largest ten U.S. executive search firms. H&S believes that its infrastructure can be leveraged to allow for increases in the productivity of its executive search professionals. Specifically, the Company expects that its IGIS initiative will enable H&S's professionals to access a greater amount of information sources more quickly and to perform more sophisticated search functions to help them identify candidates more efficiently and effectively. IGIS will provide the Company with a scalable technology infrastructure that will support a significant number of additional users without significant incremental costs.

  Pursue New, Complementary Lines of Business. H&S expects that it will expand the range of services it offers, including Internet-based recruiting, interim management placement and board of directors consulting services. The Company's Internet-based recruiting initiative is designed to serve clients' growing demand for technology professionals. The Internet service provides a unique end-to-end recruiting solution for candidate identification, screening, degree and job verification and client workflow management to expedite the search process. Clients interact with the Internet service through a secure Internet site where they may analyze pre-screened candidates for opportunities in the $75,000 to $150,000 annual compensation range. The Company's Internet-based recruiting service is in the pilot project phase and is expected to be formally launched in the first half of 1999.

Services

  H&S provides executive search services exclusively on a retained basis for a broad range of clients, including Fortune 500 companies, major non-U.S. companies, middle market and emerging growth companies, governmental and not-for-profit organizations and other leading private and public entities.

  The H&S executive search process typically consists of the following steps:
(i) analyze the client's needs in order to (a) determine the required set of skills for the position, (b) understand its organizational structure, relationships and culture, (c) define the required experience and (d) identify the other characteristics necessary for the successful candidate; (ii) prepare a written position specification that outlines the responsibilities of the position, qualifications required of the ideal candidate, and criteria for success; (iii) share the written specification with (a) other H&S consultants with relevant industry and functional expertise to pinpoint referral sources and candidates and (b) the research team which will identify candidates from a broad range of sources; (iv) identify candidates; (v) interview and evaluate candidates on the basis of experience and potential cultural fit with the client organization; (vi) present confidential written reports on the candidates who most closely fit the position specification; (vii) schedule a mutually convenient meeting between the client and each candidate; (viii) collect references on the final candidate and (ix) assist in structuring of the compensation package and supporting the successful candidate's integration into the client team.

Company Organization

  The Company's operational structure is designed to provide high quality executive search services to its clients worldwide. The Company organizes its team of executive search consultants by (i) industry practice groups, (ii) functional specialties and (iii) geography, through its network of offices. On a given search assignment, the Company will generally utilize the expertise of consultants in more than one of its offices, industry practice groups and functional specialties. For example, an executive search for a CIO of a financial services company located in London may involve an executive search consultant in London with an existing relationship with the client, another executive search consultant in New York with expertise in the financial services practice group and a third executive search consultant in Menlo Park with expertise in CIO recruiting. By combining consultants with varying geographic, industry and functional expertise, the Company believes that it can best ensure the successful completion of executive search assignments for its clients.

  Industry Practice Groups. The Company's business is organized around seven core industry practice groups, each focused on a particular industry. These core industry practice groups and their relative sizes, as measured by revenues, are as follows:

                                                                   Percentage of
      Industry Practice Group                                      1998 Revenue
      -----------------------                                      -------------
      International Technology....................................       27%
      Financial Services..........................................       19
      Industrial..................................................       19
      Consumer Products...........................................       17
      Health Care.................................................        8
      Professional Services.......................................        4
      Higher Education/Not-for-Profit.............................        3
      Other.......................................................        3
                                                                        ---
                                                                        100%

  Consultants from each of these industry practice groups can be located in any one of the Company's offices. Certain markets have a significant concentration of companies within particular industry sectors, and the Company has staffed its offices accordingly. For example, the Company's financial services practice group has its largest concentration of consultants in New York and London, the two largest financial centers in the world. Each industry practice group is coordinated by a Practice Managing Partner who (i) establishes marketing and search strategies, (ii) identifies focused accounts and target clients and (iii) facilitates and assists the marketing activities of the consultants in the group. The Company believes that this operational structure provides its clients with superior services by enabling its consultants to successfully build relationships with candidates and referral sources within particular industries and to understand its clients' operations, business strategies and industry dynamics and company culture. H&S believes that these factors are critical to the successful placement of a candidate.

  Functional Specialties. H&S recognizes that the task of searching for candidates for certain executive positions often requires specialized skills in much the same way as a search for an executive in a particular industry. As a result, certain H&S consultants specialize in searches for particular positions such as a board of directors member, CEO, CFO or CIO. Typically, a consultant in a particular industry practice group who receives an assignment for a given functional position will consult with one or more colleagues with the appropriate functional expertise throughout the search assignment. This coordination benefits the Company's clients because the best candidate for certain functional positions often will come from a different industry. For example, a client in the industrial sector seeking a new CIO may benefit from exposure to a candidate whose background is in the health care sector, even though that candidate may be less well known by the members of H&S's industrial practice group. Since the Company's functional specialists tend to have experience with appropriate candidates from many different industries, they can bring experience from a range of industry practice groups to the assignment.

  Global Network. H&S is a major executive search presence through its global network of 59 offices located in 30 countries, and offers and conducts executive searches in nearly every major business center in the world. Each office is managed by an Office Managing Partner and staffed with consultants, associates, administrative assistants and other support staff. While central administrative functions are provided by the Chicago office, each region has or will have its own regional manager as well as research and support functions.

  The following listing sets forth the regions, countries and locations where HSI and H&S Inc. maintained offices and had affiliated offices as of September 30, 1998:

   Region         Country        Location
-------------  ------------- -----------------
North America  United States Atlanta, GA
                             Boston, MA
                             Charlotte, NC
                             Chicago, IL
                             Cleveland, OH
                             Dallas, TX
                             Greenwich, CT
                             Houston, TX
                             Irvine, CA
                             Jacksonville, FL
                             Los Angeles, CA
                             Menlo Park, CA
                             Miami, FL
                             New York, NY
                             Philadelphia, PA
                             Route 128, MA
                             San Francisco, CA
                             Tysons Corner, VA
                             Washington, DC
               Canada        Toronto
Asia Pacific   Australia     Melbourne
                             Sydney
               Hong Kong     Hong Kong
               India         New Delhi
               Japan         Tokyo
               Singapore     Singapore
Latin America  Argentina     Buenos Aires
               Brazil        Sao Paulo
               Chile         Santiago
               Mexico        Mexico City
               Peru          Lima
               Venezuela     Caracas

  Region         Country          Location
-----------  --------------- ------------------
Europe       Belgium         Brussels
             Czech Republic  Prague
             Denmark         Copenhagen
             Finland         Helsinki
             France          Paris
             Germany         Berlin
                             Dresden
                             Dusseldorf
                             Frankfurt
                             Hamburg
                             Munich (2 offices)
             Italy           Milan
                             Rome
             The Netherlands Amsterdam
             Norway          Oslo
             Poland          Warsaw
             Portugal        Lisbon
             Russia          Moscow
             Spain           Barcelona
                             Madrid
             Sweden          Stockholm
             Switzerland     Geneva
                             Zurich
             United Kingdom  London
                             Manchester
Middle East  Israel          Tel Aviv
Africa       South Africa    Capetown*
                             Johannesburg*


 North America
                                         *Affiliate

  H&S Inc. has 19 offices in the United States and one in Canada and, as of December 31, 1998, employed a total of 174 consultants in the region. Approximately 55% of the Company's worldwide revenues in 1998 were generated in the United States and Canada. The largest offices in the North American region in terms of revenues are New York, Menlo Park and Chicago. The New York office is a leader of the financial services practice, the

Menlo Park office is the center of the Company's international technology practice, and the Chicago office has a diverse practice which includes a significant concentration of consultants in the industrial and health care practices.

 Europe, Middle East and Africa

  HSI has 26 offices in 16 European countries, one office in the Middle East and a strategic alliance with an affiliate having two offices in South Africa and, as of December 31, 1998, employed 132 consultants in the region. Approximately 38% of the Company's worldwide revenues in 1998 were generated by HSI. The Company's offices in Germany, the United Kingdom and France generate the highest revenues of the H&S offices in the region. The markets in Germany and the United Kingdom are the two largest executive search markets in Europe, and the Company has a strong market position in both of these countries. In 1997, H&S believes that (with the inclusion of Mulder) it generated more revenue than any other executive search firm in Germany, and, as measured by revenues, was the fourth largest in the United Kingdom. The German practice grew significantly with H&S's 1997 acquisition of Mulder, and presently there are seven H&S offices in Germany. See "--Recent Acquisitions." The United Kingdom office is a leader in financial services placement, largely serving the needs of multinational British financial enterprises based in the City of London.

 Asia Pacific

  H&S Inc. has offices in Melbourne, Sydney, New Delhi, Hong Kong, Tokyo and Singapore and, as of December 31, 1998, employed 28 consultants in the Asia Pacific region. Approximately 4% of the Company's worldwide revenues in 1998 were generated in the Asia Pacific region. The focus of the Company in the Asia Pacific region is to serve the regional needs of multinational corporations headquartered in the United States and Europe.

 Latin America

  H&S Inc. has six offices and, as of December 31, 1998, employed 15 consultants in Latin America. Approximately 3% of the Company's worldwide revenues in 1998 were generated in the Latin American region. Similar to the Company's focus in the Asia Pacific region, the focus of the Company in the Latin American region is to serve the regional needs of multinational corporations headquartered in the United States and Europe.

Clients and Marketing

  The Company has a diverse group of clients in a variety of industries located throughout the world, including Fortune 500 companies, major non-U.S. companies, middle market and emerging growth companies, governmental and not-for-profit organizations and other leading private and public entities. No single client accounted for over 2% of the Company's revenues in 1998. Historically, the Company has been successful both in adding to its client base and in generating repeat business from existing clients. For example, H&S was engaged by over 1,800 clients in 1995 and over 3,100 in 1998, and, of the searches performed in 1998, more than 75% were on behalf of clients for whom it had conducted multiple assignments over the last six years.

  The Company's consultants market the firm's executive search services through two principal means: (i) targeted client calling and (ii) industry networking with clients and referral sources. These efforts are assisted by the Company's databases which provide all H&S consultants with up to date information as to contacts made by their colleagues with particular referral sources, candidates and clients.

  In addition to its active marketing, the Company benefits from a significant number of referrals generated by its reputation for successfully completed assignments. To build on this advantage, H&S seeks to develop an enhanced awareness of the Heidrick & Struggles brand name. As a result of its efforts, H&S is more frequently invited to make presentations to prospective clients, often competing for executive search engagements with major competitors in the industry. In 1998, H&S succeeded in obtaining executive search engagements from a majority of the presentations in which it participated. The Company publishes a quarterly leadership journal, The Art of Taking Charge, which is distributed to senior executives, featuring interviews with business leaders and publicizes the Company's brand name.

  One of the limitations of the firm's marketing is the existence or anticipated existence of blocking arrangements. Either by agreement with clients or for client relations purposes, executive search firms frequently refrain from recruiting employees of a client, and possibly other entities affiliated with that client, for a specified period of time (generally not more than one year). See "Risk Factors--Restrictions Imposed by Blocking Arrangements." H&S actively manages its blocking arrangements and seeks to mitigate adverse effects of blocking by strengthening its long-term relationships with focused accounts. Additionally, in recent years market conditions and industry practices have resulted in blocking arrangements that are becoming narrower in scope and shorter in duration.

Assignment Research and Information Management

  The Company's technology infrastructure consists of internally developed global databases containing over 840,000 candidate profiles and approximately 29,000 client records, coupled with a broad range of on-line services and industry reference sources. H&S's professionals use the Company's information technology infrastructure to (i) gather business intelligence regarding clients' businesses, industries, competitors and strategies, (ii) develop and manage company and candidate profiles, (iii) identify market needs and new business opportunities and (iv) coordinate and implement marketing, communication, financial and administrative functions. The Company believes that its global support structure allows its professionals to complete searches efficiently and effectively. Given the importance of technology to the search process, H&S is continuing to improve its information management infrastructure by implementing IGIS. IGIS is designed to enhance the functionality, speed and quality of the Company's information management.

  IGIS represents a long-term strategic initiative for the deployment of technology and is designed to support rapid growth of the Company. Phase I of IGIS will upgrade the Company's financial management systems and the H&S search system and is expected to be operational in the second quarter of 1999. A PeopleSoft based financial management system will provide a fully integrated worldwide accounting and financial reporting system. An Oracle-based search system will allow H&S consultants to more efficiently and effectively manage complex search assignments, while keeping them informed about client and candidate contacts. The IGIS upgrades will also enhance the ease and speed of use and information processing on the Internet, one of the Company's most valuable information tools. The Company uses Internet technology in three primary ways: (i) as an external source of information through the broad range of online information resources, (ii) through the Company's intranet, as a tool for organizing and accessing its internally generated information, including H&S's proprietary databases and (iii) through the Company's extranet, Heidrick.com, as a means of connecting clients and candidates on a secure network where each can review information about the other. Phase II of IGIS will deploy refinements to the financial and search systems as well as new systems to provide tailored automated data reporting and financial and operating information to the Company's senior managers.

  The Company's information technology infrastructure, including IGIS, is overseen by a technology management team led by H&S's Managing Partner of Global Technology. Among other services, this team provides the Company's employees with coordinated training programs. To address issues of data security associated with increasing remote database access, the Company uses password protection and conducts regular security audits. In addition, the Company currently utilizes video-conferencing technology in many of its locations. This technology facilitates candidate interviews and presentations to client search committee members in different locations. The Company intends to continue to develop its technology infrastructure as its and its clients' needs evolve.

Professional Staff and Employees

  As of December 31, 1998, H&S had 1,483 full time employees, of which 349 were consultants, 440 were associates and 694 were corporate and support staff. In each of the last five years, no consultant accounted for any material portion of the Company's revenues. H&S is not a party to any collective bargaining agreement and considers relations with its employees to be good. H&S Inc.'s and HSI's executive search professionals are categorized either as consultants or associates. Associates assist consultants by performing research and other functions.

Competition

  The executive search industry is highly competitive. It is estimated that there are more than 4,000 executive search firms worldwide. There are relatively few barriers to entry and new competitors frequently enter the market. While H&S faces competition to some degree from all firms in the industry, the Company believes its most direct competition comes from other retained search firms. In particular, H&S competes with the largest global search firms: Korn/Ferry International, Russell Reynolds Associates, Inc., SpencerStuart & Associates and Egon Zehnder International. To a lesser extent, H&S also faces competition from smaller boutique or specialty firms that specialize in certain regional markets or industry segments. Each firm with which H&S competes is also a competitor in seeking to attract the most effective consultants. In the Company's experience, the executive search business is more quality-sensitive than price-sensitive. As a result, H&S competes on the level of service it offers, reflected by its industry practice groups, functional specialties and client focus, and, ultimately, on the quality of its search results.

Recent Strategic Acquisitions and Alliance

  Over the past year, H&S Inc. and HSI have successfully completed the strategic acquisition of two executive search firms and one strategic alliance:

  Fenwick. On June 26, 1998, H&S Inc. acquired Fenwick, a Boston-based executive search firm which employed nine consultants and had fiscal 1997 revenues of $6.4 million. This transaction expanded the reach of H&S's international technology group into a third key technology center in the United States. Fenwick, based in the "Route 128" technology corridor in Massachusetts, complements the Company's existing offices in Menlo Park, California and Tysons Corner, Virginia which also focus on senior level recruitment for computer hardware and software, telecommunications, engineering and medical electronics companies.

  Mulder. On October 1, 1997, HSI acquired Mulder which employed 13 consultants. Prior to the acquisition, Mulder was the largest executive search firm in Germany, as measured by revenues, with $21.8 million in revenues for the nine months ended September 30, 1997. This transaction immediately positioned the Company as the largest executive search firm in Germany and the second largest in Europe.

  Redelinghuys. On August 31, 1998, the Company entered into an alliance with Redelinghuys & Partners, a senior executive search firm with offices in Capetown and Johannesburg in the Republic of South Africa. The alliance consists of a licensing agreement as well as a transfer fee sharing agreement and allows the Company to expand its services to its clients to the African continent.

Facilities

  The Company leases all of its office locations. The aggregate square footage of office space under such leases is approximately 433,830. The leases for these offices call for future minimum lease payments of approximately $100 million and have terms which will expire between 1998 and 2013 (exclusive of renewal options exercisable by H&S). H&S believes that its facilities are adequate for its current needs and that it will not have difficulty leasing additional office space to satisfy anticipated future needs.

Insurance

  H&S maintains insurance in such amounts and with such coverages and deductibles as management believes are adequate. The principal risks that H&S insures against are professional liability, workers' compensation, personal injury, bodily injury, property damage and fidelity losses. There can be no assurance that the Company's insurance will adequately protect it from potential losses and liabilities. See "Risk Factors--Executive Search Liability Risk."

Legal Proceedings

  From time to time the Company has been involved in litigation incidental to its business. H&S currently is not a party to any litigation the adverse resolution of which, in management's opinion, would be likely to have a material adverse effect on the Company's business, financial condition or results of operations.

                                  MANAGEMENT

Directors and Executive Officers

  The Company's Board of Directors initially will have eight members, all of whom will be employees of the Company. In accordance with the Certificate of Incorporation, the members of the Board of Directors will be divided into three classes and will be elected for a term of office expiring at the third succeeding annual shareholders' meeting following their election to office or until a successor is duly elected and qualified. The Certificate of Incorporation also provides that such classes shall be as nearly equal in number as possible. The terms of office of the Class I, Class II, and Class III directors expire at the annual meeting of stockholders in 2000, 2001, and 2002, respectively. The following will be employee directors and executive officers of the Company:

Name                     Age Position with Company                     Director Class
----                     --- ---------------------                     --------------
Patrick S. Pittard......  52 President and Chief Executive Officer,
                             Director                                       III
Donald M. Kilinski......  39 Chief Financial Officer and Treasurer
Richard D. Nelson.......  59 Chief Administrative Officer, Counsel and
                             Secretary
Gerard R. Roche.........  67 Senior Chairman, Director                      III
David C. Anderson.......  56 North America Managing Partner, Director        II
Thomas J. Friel.........  50 Asia Pacific Managing Partner, Director         II
David B. Kixmiller......  48 Director                                         I
Bengt Lejsved...........  54 Director                                         I
Dr. Jurgen B. Mulder....  60 President-Europe, Director                     III
Dr. John C. Viney.......  50 Vice Chairman, Director                         II

  Patrick S. Pittard will be President and Chief Executive Officer of the Company and a member of the Board of Directors of the Company after the Merger. He has been President and Chief Executive Officer of H&S Inc. since 1997 and has been a member of the Board of Directors of H&S Inc. since 1986. Since joining H&S Inc. in 1983, Mr. Pittard has held the positions of Office Managing Partner for the Atlanta and Jacksonville offices and North America Managing Partner. Mr. Pittard is also a member of the Board of Directors of Jefferson Pilot Corporation.

  Donald M. Kilinski will be Chief Financial Officer and Treasurer of the Company after the Merger. He has been Chief Financial Officer of H&S Inc. since he joined H&S Inc. in 1997, and has been Chief Financial Officer and Treasurer of HSI since 1998. Prior to joining H&S Inc., Mr. Kilinski was Chief Financial Officer of BBDO Asia Pacific Ltd. from September 1995 to April 1997, and Vice President of Finance of BBDO Worldwide from July 1992 to August 1995 and from April 1997 through November 1997.

  Richard D. Nelson will be Chief Administrative Officer, Counsel and Secretary of the Company after the Merger. He joined H&S Inc. in 1981, has been Chief Administrative Officer, Secretary and General Counsel of H&S Inc. since 1981 and was Chief Financial Officer from 1981 until 1997. He was Treasurer of HSI from 1980 until 1989, and then became Assistant Treasurer. He has also been Secretary and a member of the Board of Directors of HSI since 1980.

  Gerard R. Roche will be Senior Chairman and a member of the Board of Directors of the Company after the Merger. Mr. Roche joined H&S Inc. in 1964, and has been a member of the Board of Directors of H&S Inc. since 1970. He is also a member of the Board of Directors for Gulfstream Aerospace Corporation.

  David C. Anderson will be North America Managing Partner and a member of the Board of Directors of the Company after the Merger. Mr. Anderson has been the Office Managing Partner of H&S Inc.'s Dallas office since joining the firm in 1992 and the North America Managing Partner since 1998. He has been a member of the Board of Directors of H&S Inc. since 1992.

  Thomas J. Friel will be Managing Partner for Asia Pacific and a member of the Board of Directors of the Company after the Merger. Since joining H&S Inc. in 1979, Mr. Friel has served as Office Managing Partner of H&S Inc.'s Menlo Park office, Worldwide Practice Managing Partner for the International Technology Practice and since 1992 has been Managing Partner for Asia Pacific. He has been a member of the Board of Directors of H&S Inc. since 1983.

  David B. Kixmiller will be a member of the Board of Directors of the Company after the Merger. Mr. Kixmiller joined H&S Inc. in 1984 and was Office Managing Partner of the Menlo Park Office from 1991 until 1998. He has been a member of the Board of Directors of H&S Inc. since 1987.

  Bengt Lejsved will be a member of the Board of Directors of the Company after the Merger. Mr. Lejsved joined HSI in 1990 and is currently the Area Managing Partner for the Northern and Eastern European Area. He has been a member of the Board of Directors of HSI since 1994.

  Dr. Jurgen B. Mulder will be President-Europe and a Director of the Company after the Merger. He has been President and Chief Executive Officer of HSI since November 16, 1998. He was Vice Chairman of HSI from October 1, 1997 until November 16, 1998. Prior to joining HSI in 1997, Dr. Mulder was a Partner in Mulder & Partner GmbH & Co. KG., the firm he founded in 1978.

  Dr. John C. Viney will be Vice Chairman and Practice Managing Partner for the Global Board of Directors Practice of the Company after the Merger. Dr. Viney joined HSI in 1985 and previously served as Office Managing Partner for the London office. He has been a member of the Board of Directors of HSI since 1987.

Director Compensation

  None of the directors who are also employees of the Company will receive any compensation for their services as directors. The Company will reimburse out-of-pocket expenses incurred by all directors in attending Board of Directors and committee meetings.

Executive Compensation

  The following table sets forth the compensation awarded or paid to, or earned by, the Chief Executive Officer of H&S Inc. and HSI and H&S Inc.'s other most highly compensated executive officer during 1998.

                          Summary Compensation Table

                                   Annual Compensation             Long-Term Compensation
                             -------------------------------- ---------------------------------
                                                                      Awards          Payouts
                                                              ---------------------- ----------
                                                       Other
                                                      Annual  Restricted  Securities Long-Term  All Other
                                                      Compen-    Stock    Underlying Incentive   Compen-
Name and Principal Position  Year Salary($) Bonus($)  sation  Award(s)($) Options(#) Payouts($) sation($)
---------------------------  ---- --------- --------- ------- ----------- ---------- ---------- ---------
Patrick S. Pittard,
 President and Chief
 Executive Officer of
 H&S Inc................     1998 $600,000  1,200,000   --        --         --         --      $ 16,320 (1)
Richard D. Nelson,
 Chief Administrative
 Officer, Secretary and
 Counsel of H&S Inc.....     1998  450,000    525,000   --        --         --         --         31,046(2)
Dr. Jurgen B. Mulder(3),
 President and Chief
 Executive Officer of
 HSI....................     1998  512,000  1,518,000   --        --         --         --            --
Gerard Clery-Melin, (3)
 Former President and
 Chief Executive Officer
 of HSI.................     1998  329,000    127,000   --        --         --         --      2,268,218(4)
Donald M. Kilinski,
 Chief Financial Officer
 of H&S Inc. and Chief
 Financial Officer and
 Treasurer of HSI.......     1998  200,000    200,000   --        --         --         --         83,652(5)

--------

(1) This amount represents compensation for expenses relating to the personal use of a vehicle ($2,500), club dues ($165), group term life insurance ($4,032), employer profit sharing contributions ($7,623) and employer 401(k) matching contributions ($2,000).

(2) This amount represents compensation for expenses relating to the personal use of a vehicle ($7,336) club dues ($7,787), group term life insurance ($6,300), employer profit sharing contributions ($7,623) and employer 401(k) matching contributions ($2,000).

(3) Mr. Clery-Melin's employment as President and Chief Executive Officer of HSI was terminated and Dr. Jurgen Mulder was appointed President and Chief Executive Officer of HSI on November 16, 1998.

(4) This amount represents compensation paid in connection with Mr. Clery-Melin's termination, as further set forth below.

(5) This amount represents compensation for expenses relating to group term life insurance ($726), relocation expenses ($73,302), employer profit sharing contributions ($7,623) and employer 401(k) matching contributions ($2,000).

  Mr. Pittard, Mr. Kilinski and Mr. Nelson have agreements with H&S Inc. providing for severance benefits. Mr. Pittard's agreement entitles him to 12 months of his monthly base salary if he is terminated without cause. Mr. Kilinski's agreement entitles him to three months of his monthly base salary if he is terminated without cause. Mr. Nelson's agreement entitles him to 6 months of his monthly base salary and the pro rata portion of his bonus if his employment is terminated for any reason.

  In November 1998, Gerard Clery-Melin resigned as a Director of HSI, and his employment as President and Chief Executive Officer of HSI was terminated. In connection with his termination, Mr. Clery-Melin was paid an aggregate of $766,018 for contractual advance notice compensation and severance indemnity. Mr. Clery-Melin will receive an additional $1,502,200 during 1999, subject, in part, to compliance with certain restrictive covenants relating to his employment and nonsolicitation of Company employees.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of December 31, 1998 and following the Merger by (i) directors of the Company, (ii) each of the named executive officers of the Company, (iii) each person known by the Company to be the beneficial owner of 5% or more of the outstanding shares of Common Stock and (iv) all of the Company's directors and executive officers, as a group. Unless otherwise indicated, the Company believes that the beneficial owner has sole voting and investment power over such shares.

                                                                        Following
                                   Prior to  the Merger                 the  Merger
                         ----------------------------------------- --------------------
                         Shares of Percentage Shares of Percentage Shares of
                          Class A  of Class A  Class B  of Class B  Common   Percentage
  Name and Address of     Common     Common    Common     Common     Stock   of Common
  Beneficial Owner(1)      Stock   Stock Held   Stock   Stock Held   Held    Stock Held
  -------------------    --------- ---------- --------- ---------- --------- ----------
Patrick S. Pittard......       0       0.0%         0      0.0%      15,873      2.7%
Donald M. Kilinski......       0       0.0          0      0.0        2,797        *
Richard D. Nelson.......       0       0.0          0      0.0       15,873      2.7
Gerard R. Roche.........       0       0.0          0      0.0       25,068      4.3
David C. Anderson.......       0       0.0          0      0.0        7,706      1.3
Thomas J. Friel.........       0       0.0          0      0.0       15,873      2.7
David B. Kixmiller......       0       0.0          0      0.0       10,062      1.7
Bengt Lejsved...........   2,298       1.6%         0      0.0        2,298        *
Dr. Jurgen B. Mulder....   1,225         *          0      0.0        1,225        *
Dr. John C. Viney.......   9,509       6.6          0      0.0        9,509      1.6
Gerard Clery-Melin......   9,000       6.2          0      0.0        9,000      1.5
All directors and
 executive officers of
 the Company as a group
 (11 persons)...........  22,032      14.4          0      0.0      115,284     19.5
Heidrick & Struggles,
 Inc....................       0       0.0     80,185      100            0        0

--------
*  Represents holdings of less than one percent.
(1) Each of such person's business address is 233 South Wacker Drive--Suite 4200, Chicago, IL 60606.

                       COMPARISON OF STOCKHOLDER RIGHTS

  The rights of the holders of HSI's Class A Common Stock and Class B Common Stock are currently governed by the restated Certificate of Incorporation of HSI, as amended (the "HSI Certificate of Incorporation"), the restated Bylaws of HSI (the "HSI Bylaws") and the DGCL. The rights of the holders of H&S Inc. Common Stock are currently governed by the Certificate of Incorporation of H&S Inc., as amended (the "H&S Inc. Certificate of Incorporation"), the Bylaws of H&S Inc. (the "H&S Inc. Bylaws") and the DGCL. The Board of Directors of the Company will amend and restate the HSI Bylaws following the Merger to be consistent with the Amended Certificate of Incorporation and the Post-IPO Certificate of Incorporation (the "Amended Bylaws"). In connection with the Merger, holders of H&S Inc. Common Stock and Class A Common Stock will become stockholders of the Company and the rights of such former H&S Inc. stockholders and the rights of former HSI stockholders will be governed by the HSI Certificate of Incorporation which will be amended and restated pursuant to the Merger Agreement to read in its entirety as Annex I to the Merger Agreement (the "Amended Certificate of Incorporation"), the Amended Bylaws and the DGCL. The Amended Certificate of Incorporation is attached as Annex I, and the Amended Bylaws are attached as Annex II to the Merger Agreement which is Annex A to this Joint Consent Statement/Prospectus. If the IPO Charter Amendments are approved and the Offering is completed, the Amended Certificate of Incorporation will be further amended to include such amendments (as so amended, the "Post-IPO Certificate of Incorporation"). The Post-IPO Certificate of Incorporation is attached to this Joint Consent Statement/Prospectus as Annex C.

  The following summary which does not purport to be a complete statement of the differences among the H&S Inc. Certificate of Incorporation and H&S Inc. Bylaws, the HSI Certificate of Incorporation and the HSI Bylaws and the Amended Certificate of Incorporation and the Amended Bylaws and the Post-IPO Certificate of Incorporation, is qualified in its entirety by reference to the full text of each of such documents and the DGCL.

Common Stock

  Following the Merger, the Amended Certificate of Incorporation will authorize 750,000 shares of Company Common Stock, par value $.01 per share. Following the Merger, the Amended Certificate of Incorporation will no longer provide for Class A Common Stock or Class B Common Stock. Stockholders will be entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of Company Common Stock will not have cumulative voting rights in the election of directors. Holders of Company Common Stock will be entitled to receive dividends if, as and when dividends are declared from time to time by the Company's Board of Directors out of funds legally available therefor, after payment of dividends required to be paid on outstanding preferred stock (as described below), if any. In the event of liquidation, dissolution or winding up of the Company, the holders of Company Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock of the Company. The shares of Company Common Stock will have no preemptive or conversion rights and will not be subject to further calls or assessment by the Company. There will be no redemption or sinking fund provisions applicable to the Company Common Stock. The Company Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

  The Post-IPO Certificate of Incorporation will increase the number of shares of Company Common Stock authorized to 100,000,000.

Classified Board of Directors

  Section 141(d) of the DGCL provides that a corporation's board of directors may be divided into various classes with staggered terms of offices. The HSI Certificate of Incorporation provides for two Classes of Directors, Class A and Class B, whose terms of offices are not staggered. The holders of the shares of Class A Common Stock and the holders of the shares of Class B Common Stock, voting together, have the right to elect that number of the total number of HSI's directors in excess of two (the "Class A Directors") and the holders of the shares of Class B Common Stock, voting separately, have the right to elect the remaining two directors (the "Class B Directors"). The H&S Inc. Certificate of Incorporation does not provide for a classified board.

  Pursuant to the Amended Certificate of Incorporation, the Company's Board of Directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of the Board of Directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Company's Board of Directors. The Company believes that a classified Board of Directors will help to assure the continuity and stability of the Board of Directors and the Company's business strategies and policies, since a majority of the Directors at any given time will have had prior experience as Directors of the Company. The Company believes that this in turn will permit the Board of Directors to represent more effectively the interests of stockholders.

  With a classified Board of Directors, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the members of the Board of Directors. As a result, the classification of the Board of Directors of the Company may discourage proxy contests for the election of Directors, unsolicited tender offers or purchases of a substantial block of the Common Stock because it could prevent a potential acquiror from obtaining control of the Board of Directors in a relatively short period of time.

Number of Directors; Filling Vacancies on the Board of Directors

  The HSI Bylaws provide that the number of directors shall be seven and shall from time to time be determined by resolution either by the stockholders or the board of directors, but may not be less than four. The H&S Inc. Bylaws provide that the Board of Directors shall consist of eleven directors as determined by majority vote or by unanimous written consent of either the Board of Directors or the Executive Committee of the Board of Directors.

  The HSI Bylaws provide that if there is a vacancy or new directorship created by any increase in the number of directors, if such vacancy is in the office of a Class A Director, a majority of the Class A Directors and Class B Directors then in office, though less than a quorum, or if such vacancy is in the office of a Class B Director a majority of the Class B Directors then in office, though less than a quorum, may fill such a vacancy. The H&S Inc. Bylaws provide that if there are no directors in office an election may be held or if the directors in office do not constitute a majority of the whole board, the Court of Chancery may order an election to fill such vacancies, upon application of a stockholder or stockholders holding at least ten percent of the H&S Inc. Common Stock. Vacancies and newly created directorships may be filled by a majority of directors then in office though less than a quorum or by a sole remaining director.

  The Amended Certificate of Incorporation provides that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by directors constituting a majority of the total number of directors that the Company would have if there were no vacancies on the Board of Directors, but must consist of not more than fifteen nor less than eight directors. The Amended Certificate of Incorporation provides that, subject to the rights of holders of any shares of Preferred Stock, any vacancy in the Board of Directors that results from an increase in the number of Directors may be filled only by a majority of the Directors then in office, provided that a quorum is present, and any other vacancy may be filled by a majority of the Directors then in office, even if less than a quorum, or by the sole remaining Director. Accordingly, these provisions could temporarily prevent any stockholder from obtaining majority representation on the Board of Directors by enlarging the Board of Directors and filling the new Directorships with its own nominees.

Removal of Directors

  The DGCL provides generally, that any director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote, unless such corporation's certificate of incorporation provides otherwise or in certain situations in which such board of directors is classified or such certificate of incorporation provides for cumulative voting. The HSI Bylaws provide that the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, acting together, may remove a Class A Director, without cause, at any time, and that the holders of a majority of the outstanding shares of Class B Common Stock acting alone, may remove a Class B director without cause at any time. The H&S Inc. Bylaws and H&S Inc. Certificate of Incorporation are silent on the removal of directors and therefore the DGCL governs their removal.

  The Amended Certificate of Incorporation and the Amended Bylaws provide that directors may be removed only for cause and only upon the affirmative vote of holders of at least 75% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. This provision delays stockholders who do not agree with the policies of the Board of Directors from replacing Directors, unless they can demonstrate that the Directors should be removed for cause and obtain the requisite vote. Such a delay may help ensure that the Company's Board of Directors, if confronted with a proxy contest or an unsolicited proposal for an extraordinary corporate transaction, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what it believes is the best interest of the Company's stockholders.

Stockholders Action

  The HSI Bylaws and the H&S Inc. Bylaws provide that unless otherwise provided in their respective certificates of incorporation, any action required or which may be taken at any annual or special meeting of such stockholders may be taken by written consent in lieu of a meeting.

  The Post-IPO Certificate of Incorporation and the Amended Bylaws provide that, subject to the rights of any holders of Preferred Stock to elect additional directors under specified circumstances, stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent in lieu of a meeting. The Amended Bylaws provide that to elect additional directors under specified circumstances, special meetings of stockholders can be called only by the Board of Directors, pursuant to a resolution adopted by a majority of the total number of directors. Stockholders are not permitted to call a special meeting or to require that the Board of Directors call a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of meeting given by the Company. The provisions of the Company's Post-IPO Certificate of Incorporation prohibiting action by written consent without a meeting and the provisions of the Company's Bylaws governing the calling of and matters considered at special meetings may have the effect of delaying consideration of a stockholder proposal until the next annual meeting. These provisions would also prevent the holders of a majority of the voting power of the outstanding shares of stock entitled to vote generally in the election of Directors from using the written consent procedure to take stockholder action and from taking action by written consent without giving all the stockholders entitled to vote on a proposed action the opportunity to participate in determining such proposed action at a meeting.

Advance Notice Procedures

  Unlike the Bylaws of HSI and H&S Inc., the Amended Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before an annual meeting of stockholders of the Company (the "Stockholders Notice Procedure"). The Stockholders Notice Procedure provides that only persons who are nominated by, or at the direction of, the Board of Directors, or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company. The Stockholders Notice Procedure also provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the Chairman of the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before such meeting. Under the Stockholders Notice Procedure, for notice of stockholder nominations to be made at an annual meeting to be timely, such notice must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting (or, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, not earlier than the 90th day prior to such meeting and not later than the later of (x) the 60th day prior to such meeting and (y) the 10th day after public announcement of the date of such meeting is first made). Notwithstanding the foregoing, in the event that the number of directors to be elected is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Company not later than the 10th day after such public announcement is first made by the Company. Under the Stockholders Notice Procedure, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, such notice must be received by the Company not earlier than the 90th day before such meeting and not later than the later of (x) the 60th day prior to such meeting and (y) the 10th day after the public announcement of the date of such meeting is first made. In addition, under the Stockholders Notice Procedure, a stockholder's notice to the Company proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors must contain certain specified information. If the Chairman of the Board of Directors or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the Stockholders Notice Procedure, such person will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be. By requiring advance notice of nominations by stockholders, the Notice of Meeting Provision will afford the Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board of Directors, to inform the stockholders about such qualifications. By requiring advance notice of proposed business, the Notice of Meeting Proposal Provision will provide the Board of Directors with a meaningful opportunity to inform stockholders, prior to such meeting, of any business proposed to be conducted at such meeting, together with any recommendation or statement of the Board of Directors' position as to action to be taken with respect to such business, so as to enable stockholders better to determine whether they desire to attend such a meeting or to grant a proxy to the Board of Directors as to the disposition of any such business. Although the Company's Bylaws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of Directors or proposals for action, they may have the effect of precluding a contest for the election of Directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of Directors or to approve its proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its stockholders.

Liability of Directors; Indemnification

  Section 145 of the DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful.

  Both the HSI Bylaws and the H&S Inc. Bylaws contain provisions requiring each such corporation to indemnify a director, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding had no reasonable cause to believe that his conduct was unlawful. Each of HSI and H&S Inc. is required to indemnify a director in any action brought by or in the right of the corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification shall be made in respect of a claim or matter as to which such person shall have been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent the Court of Chancery or other court in which such action was brought, shall determine upon application, that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. Indemnification described above shall be made by such corporation only upon a determination that indemnification is proper because he has met the applicable standard of conduct. Such determination shall be made (i) by each respective board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of HSI or H&S Inc., as the case may be.

  The Amended Certificate of Incorporation provides that a director will not be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase or redemption in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Amended Certificate of Incorporation also provides that each current or former director, officer, employee or agent of the Company, or each such person who is or was serving or who had agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified by the Company to the full extent permitted by the DGCL, as the same exists or may in the future be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment). The Amended Certificate of Incorporation also specifically authorizes the Company to enter into agreements with any person providing for indemnification greater or different than that provided by the Amended Certificate of Incorporation.

Restrictions on Amendment

  The DGCL provides that to amend a certificate of incorporation, a board of directors must adopt a resolution setting forth the amendment proposal and then call either a special meeting of the stockholders or consider the proposal at the next annual meeting or if permitted by such certificate of incorporation to approve such amendment by written consent. The DGCL also provides that the stockholders, and if provided in the charter, the directors are entitled to amend the Bylaws.

  Both the HSI Certificate of Incorporation and the H&S Inc. Certificate of Incorporation provide that the respective certificates of incorporation of HSI and H&S Inc. may be amended in the manner prescribed by the DGCL. The HSI Bylaws provide that the HSI Bylaws may be amended by the HSI Board at any regular meeting or a special meeting, if notice of the proposed amendment is contained in the notice of such special meeting, provided that in no event may the section relating to the number of directors be amended, to reduce the number of directors to less than four or the manner of electing Class A and Class B directors or the number of class of directors required for action by the Board be altered. The HSI Bylaws may be amended in any respect or repealed by a majority vote of the holders of the Class A common stock and a majority vote of the holders of Class B Common Stock, voting separately at any annual or special meeting of stockholders.

  The H&S Inc. Certificate of Incorporation also expressly authorizes the H&S Inc. Board to adopt, amend or repeal the H&S Inc. Bylaws and the H&S Inc. Bylaws provide that the H&S Inc. Board or holders of H&S Inc. Common Stock may do so at any regular or special meeting.

  The Company's Amended Certificate of Incorporation provides that the approval of holders of at least 75% of the voting power entitled to vote generally in the election of Directors, voting together as a single class, is required to adopt any Amended Certificate of Incorporation provision inconsistent with or to alter, amend or repeal the provisions of the Company's Amended Certificate of Incorporation classifying the Board of Directors; governing the removal of directors; establishing the minimum and maximum number of members of the Board of Directors; eliminating the ability of stockholders to act by written consent; authorizing the Board of Directors to consider the interests of clients and other customers, creditors, employees and other constituencies of the Corporation and its subsidiaries and the effect upon communities in which the Corporation and its subsidiaries do business, in evaluating proposed corporate transactions; establishing the Board of Directors' authority to issue, without a vote or any other action of the stockholders, any or all authorized shares of stock of the Corporation, securities convertible into or exchangeable for any authorized shares of stock of the Corporation and warrants, options or rights to purchase, subscribe for or otherwise acquire shares of stock of the Corporation for any such consideration and on such terms as the Board of Directors in its discretion lawfully may determine and authorizing that the Bylaws of the Corporation may establish procedures regulating the submission by stockholders of nominations and proposals for consideration at meetings of stockholders of the Corporation. In addition, the Company's Amended Certificate of Incorporation provides that the approval of the Board of

Directors or the affirmative vote of the holders of 75% of the voting power entitled to vote generally in the election of Directors, voting together as a single class, is required to alter, amend or repeal the above provisions of the Company's Amended Certificate of Incorporation or to adopt any provision of the Amended Certificate of Incorporation inconsistent with such provisions or to alter, amend or repeal certain provisions of the Company's Bylaws or to adopt any provision of the Bylaws inconsistent with such provisions.

Preferred Stock

  Unlike the HSI Certificate of Incorporation and the H&S Inc. Certificate of Incorporation, the Amended Certificate of Incorporation authorizes 250,000 shares of preferred stock. Subject to the Amended Certificate of Incorporation and applicable law, the authority of the Company's Board of Directors with respect to each series of preferred stock, includes but is not limited to the authority to generally determine the following: the designation of such series, the number of shares initially constituting such series and whether to increase or decrease such number of shares, dividend rights and rates, terms of redemption and redemption prices, liquidation preferences, voting rights, conversion rights, whether a sinking fund will be provided for the redemption of the shares of such series (and, if so, the terms and conditions thereof) and whether a purchase fund shall be provided for the shares of such series (and, if so, the terms and conditions thereof).

  The Company believes that the availability of the preferred stock will provide increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise. Having such authorized shares available for issuance will allow the Company to issue shares of preferred stock without the expense and delay of a special stockholders' meeting. The authorized shares of preferred stock, as well as shares of Common Stock, will be available for issuance without further action by the stockholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may be listed. The Company's Board of Directors will have the power (subject to applicable law) to issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law, such series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction. The Company's Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of the Company and its stockholders. The Company's Board of Directors, in so acting, could issue preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority of the stockholders might believe to be in their best interest or in which stockholders might receive a premium for their stock over the then market price of such stock.

  The Post-IPO Certificate of Incorporation will increase the number of shares of preferred stock authorized to 10,000,000.

The Delaware General Corporation Law

  The Company is a Delaware corporation subject to Section 203 of the DGCL. ("Section 203"). Section 203 provides in general that a stockholder acquiring more than 15% of the outstanding voting stock of a corporation subject to
Section 203 (an "Interested Stockholder") but less than 85% of such stock may not engage in certain Business Combinations (as defined in Section 203) with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such date the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized by a vote of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder. A "Business Combination" includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to the Company and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.

                CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

  The following discussion is a summary of the material U.S. federal income tax consequences of the exchange of H&S Inc. Common Stock for Company Common Stock pursuant to the Merger. The discussion which follows is based on the Code, Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. The discussion below is for general information only and does not address the effects of any state, local or non-U.S. tax laws on the Merger. In addition, the discussion below relates to persons who hold H&S Inc. Common Stock as a capital asset. The tax treatment of an H&S Inc. stockholder may vary depending upon such stockholder's particular circumstances, and certain stockholders (such as non-United States persons or stockholders who acquired H&S Inc. Common Stock pursuant to the exercise of H&S Inc. employee stock options or otherwise as compensation) will be subject to special rules not discussed below.

  Consummation of the Merger is conditioned upon the receipt by H&S Inc. and HSI of an opinion from Simpson Thacher & Bartlett ("Tax Counsel") dated the Closing Date that the Merger will constitute a reorganization within the meaning of Section 368 of the Code. Such opinion of counsel will be based on facts existing as of the Effective Time and on certain assumptions and on certain representations as to factual matters made by H&S Inc. and HSI. If such assumptions or representations are untrue or incorrect in certain material respects, the conclusions reached in the opinion may no longer be correct. Neither H&S Inc. nor HSI is currently aware of any facts or circumstances which would cause any such representations or assumptions or representations made to counsel to be untrue or incorrect in any material respect. An opinion of counsel is not binding on the Internal Revenue Service (the "IRS") or the courts. In the past, the IRS has stated it was considering whether a merger such as the Merger should qualify as a reorganization within the meaning of Section 368 of the Code, and the IRS will not currently issue rulings on these transactions. Nonetheless, under current law, Tax Counsel is of the opinion that the Merger will qualify as a reorganization within the meaning of Section 368 of the Code. Moreover, included in the 2000 budget proposals of the Clinton Administration is a provision, not yet effective, that, if applicable to the Merger, would require H&S Inc. to recognize gain in the Merger as if it had distributed its HSI stock immediately prior to the transaction. The proposal would not affect the tax treatment of the stockholders of H&S Inc. or HSI, but, if applicable to the Merger, would cause H&S Inc. to incur a significant income tax liability. The provision is proposed to be effective only in respect of transactions occurring after the date it is enacted. It cannot be predicted whether the proposal will be enacted in its current (or any other) form or, if enacted, what its effective date will be.

  Assuming the Merger constitutes a reorganization within the meaning of
Section 368 of the Code, under current law the material U.S. federal income tax consequences that will result from the Merger are as follows:

    1. No gain or loss will be recognized by an H&S Inc. stockholder upon the exchange of his, her or its H&S Inc. Common Stock for Company Common Stock, except that an H&S Inc. stockholder who receives cash proceeds in lieu of a fractional share interest in Company Common Stock will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to the fractional share interest. Such gain or loss will constitute capital gain or loss and will be long-term capital gain or loss if such stockholder's shares of H&S Inc. Common Stock have been held for more than one year at the Effective Time.

    2. The tax basis of the Company Common Stock received by an H&S Inc. stockholder will be the same as such stockholder's tax basis in the H&S Inc. Common Stock surrendered in exchange thereof decreased by the tax basis allocated to any fractional share interest exchanged for cash.

    3. The holding period of the Company Common Stock received by an H&S Inc. stockholder will include the period during which the H&S Inc. Common Stock surrendered in exchange therefor was held.

    4. No gain or loss will be recognized by H&S Inc. or HSI as a result of the Merger.

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL OF THE MERGER AND THE MERGER AGREEMENT. H&S INC. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE MERGER TO THEM.

                                 LEGAL MATTERS

  Simpson Thacher & Bartlett will deliver (i) an opinion concerning certain federal income tax consequences of the Merger (see "Certain United States Federal Tax Consequences") and (ii) an opinion on the legality of the Company Common Stock.

                                    EXPERTS

  The Consolidated Financial Statements and Schedule of H&S Inc. as of December 31, 1996 and 1997, and for each of the years in the three-year period ended December 31, 1997 included in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the reports of said firm and the authority of said firm as experts in accounting and auditing.

  The Consolidated Financial Statements of HSI as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997 included in this Registration Statement have been audited by Barbier Frinault & Associes (Arthur Andersen), independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the reports of said firm and the authority of said firm as experts in accounting and auditing.

  The Consolidated Statements of Income and Cash Flows of Mulder for each of the years in the two-year period ended December 31, 1996 and the nine-month period ended September 30, 1997 included in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the reports of said firm and the authority of said firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

  HSI has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act with respect to the registration of the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement as permitted by the rules and regulations of the Commission. Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference. The Registration Statement, including the exhibits and schedules filed therewith, may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

  Neither H&S Inc. nor HSI is currently subject to the informational requirements of the Securities and Exchange Act of 1934 (the "Exchange Act"). Financial and other information about H&S Inc., HSI and their subsidiaries is not publicly available other than as set forth in this Joint Consent Statement/Prospectus and other than as set forth in the Registration Statement on Form S-1 filed on July 24, 1998 and amended on September 8, 1998. As a result of the effectiveness of the Registration Statement, the Company will become subject to the informational requirements of the Exchange Act. The Company will fulfill its obligations with respect to such requirements by filing periodic reports with the Commission. In addition, the Company will furnish its stockholders with annual reports containing audited financial statements certified by its independent accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited summary financial information.

                  HEIDRICK & STRUGGLES, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Report of Independent Public Accountants.................................. F-2
Consolidated Balance Sheets as of December 31, 1996 and 1997 and
 (unaudited) as of
 September 30, 1998....................................................... F-3
Consolidated Statements of Income and Comprehensive Income For the Years
 Ended December 31, 1995, 1996 and 1997 and (unaudited) for the Nine
 Months Ended September 30, 1997 and 1998................................. F-5
Consolidated Statements of Stockholders' Equity For the Years Ended
 December 31, 1995, 1996 and 1997 and (unaudited) for the Nine Months
 Ended September 30, 1998................................................. F-6
Consolidated Statements of Cash Flows For the Years Ended December 31,
 1995, 1996 and 1997 and (unaudited) for the Nine Months Ended September
 30, 1997 and 1998........................................................ F-7
Notes to Consolidated Financial Statements................................ F-8

           HEIDRICK & STRUGGLES INTERNATIONAL, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Report of Independent Public Accountants.................................. F-17
Consolidated Balance Sheets as of December 31, 1996 and 1997 and
 (unaudited) as of
 September 30, 1998....................................................... F-18
Consolidated Statements of Income and Comprehensive Income For the Years
 Ended December 31, 1995, 1996 and 1997 and (unaudited) for the Nine
 Months Ended September 30, 1997 and 1998................................. F-19
Consolidated Statements of Stockholders' Equity For the Years Ended
 December 31, 1995, 1996 and 1997 and (unaudited) for the Nine Months
 Ended September 30, 1998................................................. F-20
Consolidated Statements of Cash Flows For the Years Ended December 31,
 1995, 1996 and 1997 and (unaudited) for the Nine Months Ended September
 30, 1997 and 1998........................................................ F-21
Notes to Consolidated Financial Statements................................ F-22

                MULDER & PARTNER GMBH & CO. KG AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Report of Independent Public Accountants.................................  F-29
Consolidated Statements of Income and Comprehensive Income For the Years
 Ended December 31, 1995 and 1996 and for the Nine Months Ended September
 30, 1997................................................................  F-30
Consolidated Statements of Cash Flows For the Years Ended December 31,
 1995 and 1996 and the Nine Months Ended September 30, 1997..............  F-31
Notes to Consolidated Financial Statements...............................  F-32

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Heidrick & Struggles, Inc. and Subsidiaries:

  We have audited the accompanying consolidated balance sheets of HEIDRICK & STRUGGLES, INC. AND SUBSIDIARIES (a Delaware corporation) as of December 31, 1996 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heidrick & Struggles, Inc. and Subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Chicago, Illinois
July 19, 1998

                  HEIDRICK & STRUGGLES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                      (In thousands, except share figures)

                                                 December 31,
                                               -----------------  September 30,
                                                1996      1997        1998
                                               -------  --------  -------------
                                                                   (unaudited)
Current assets:
  Cash and cash equivalents................... $ 7,171  $ 10,074    $ 37,186
  Accounts receivable--
   Trade, less allowances for doubtful
    accounts of $1,925, $3,276, and $1,800 at
    December 31, 1996 and 1997 and September
    30, 1998, respectively....................  27,184    38,349      44,116
   Other......................................     843     1,384       1,753
  Notes receivable............................     273       193         242
  Notes receivable from affiliate.............     --        --        3,648
  Prepaid expenses............................     976     1,265       3,069
  Prepaid income taxes........................     --        --        1,743
  Deferred income taxes.......................   5,293     7,045       7,089
                                               -------  --------    --------
    Total current assets......................  41,740    58,310      98,846
                                               -------  --------    --------
Property and equipment:
  Leasehold improvements......................   5,894     6,724       7,748
  Office furniture and fixtures...............   8,168     9,588      11,943
  Computer equipment and software.............   7,500     8,368       5,440
  Automobiles.................................     727       853         993
  System development costs....................     --      1,243       8,108
                                               -------  --------    --------
                                                22,289    26,776      34,232
  Less--Accumulated depreciation and
   amortization...............................  (8,850)  (11,334)    (12,001)
                                               -------  --------    --------
    Property and equipment, net...............  13,439    15,442      22,231
                                               -------  --------    --------
Other assets:
  Cash and investments designated for
   nonqualified retirement plan...............   5,791    10,439      11,860
  Investment in Heidrick & Struggles
   International, Inc.........................   6,413     6,528       5,917
  Goodwill....................................     --        --        6,123
  Deferred income taxes.......................   1,260     2,921       3,319
                                               -------  --------    --------
    Total other assets........................  13,464    19,888      27,219
                                               -------  --------    --------
  Total assets................................ $68,643  $ 93,640    $148,296
                                               =======  ========    ========


  The accompanying notes to consolidated financial statements are an integral part of these statements.

                  HEIDRICK & STRUGGLES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                      (in thousands, except share figures)

                                                   December 31,
                                                  --------------- September 30,
                                                   1996    1997       1998
                                                  ------- ------- -------------
                                                                   (unaudited)
Current liabilities:
  Short-term debt................................ $   --  $ 3,500   $     --
  Current maturities of long-term debt...........     490     808       1,436
  Accounts payable...............................   1,734   2,909       3,657
  Accrued expenses--
   Salaries and employee benefits................  12,916  17,806      67,933
   Profit sharing and retirement.................   1,538   2,732       2,246
   Rent..........................................   1,833   1,817       1,877
   Other.........................................   1,425   3,028       5,668
  Income taxes payable...........................   1,176     837         --
                                                  ------- -------   ---------
    Total current liabilities....................  21,112  33,437      82,817
                                                  ------- -------   ---------
Long-term debt, less current maturities..........     993   1,636       5,604
                                                  ------- -------   ---------
Liability for nonqualified retirement plans......   7,165  11,108      11,281
                                                  ------- -------   ---------
Commitments and contingent liabilities...........
Mandatorily redeemable common stock:
  Common stock, $1 par value, 500,000 shares
   authorized and issued at December 31, 1996 and
   1997 and September 30, 1998; 166,512, 173,024
   and 165,178 shares outstanding at December 31,
   1996 and 1997 and September 30, 1998,
   respectively, at book value...................  39,373  47,459      48,594
                                                  ------- -------   ---------
    Total liabilities and mandatorily redeemable
     common stock................................ $68,643 $93,640   $ 148,296
                                                  ======= =======   =========



  The accompanying notes to consolidated financial statements are an integral part of these statements.

                  HEIDRICK & STRUGGLES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                      (In thousands, except share figures)

                                  Twelve Months Ended        Nine Months Ended
                                      December 31,             September 30,
                               ----------------------------  ------------------
                                 1995      1996      1997      1997      1998
                               --------  --------  --------  --------  --------
                                                                (unaudited)
Revenue......................  $108,685  $137,665  $180,244  $136,309  $157,976
Operating expenses:
  Salaries and employee
   benefits..................    77,215    98,272   125,308    93,605   112,452
  General and administrative
   expenses..................    20,853    28,681    42,991    31,916    37,462
                               --------  --------  --------  --------  --------
    Total operating expenses.    98,068   126,953   168,299   125,521   149,914
                               --------  --------  --------  --------  --------
    Operating income.........    10,617    10,712    11,945    10,788     8,062
                               --------  --------  --------  --------  --------
Non-operating income
 (expense):
  Interest income............     1,156     1,385     1,586       865       907
  Interest expense...........      (207)     (180)     (150)      (90)     (339)
  Other......................       108       (94)      486       173       143
                               --------  --------  --------  --------  --------
    Net non-operating income
     (expense)...............     1,057     1,111     1,922       948       711
                               --------  --------  --------  --------  --------
Equity in net income (loss)
 of affiliate................       778       775       115       287      (612)
                               --------  --------  --------  --------  --------
    Income
     before income taxes ....    12,452    12,598    13,982    12,023     8,161
Provision for income taxes...     6,094     6,149     7,484     6,404     4,334
                               --------  --------  --------  --------  --------
    Net income...............  $  6,358  $  6,449  $  6,498  $  5,619  $  3,827
                               ========  ========  ========  ========  ========
Basic earnings per common
 share.......................  $  40.08  $  39.64  $  38.42  $  33.75  $  22.56
                               ========  ========  ========  ========  ========
Basic weighted average common
 shares outstanding..........   158,661   162,718   169,161   166,509   169,624
                               ========  ========  ========  ========  ========
Diluted earnings per common
 share.......................  $  40.08  $  39.64  $  38.42  $  33.75  $  22.56
                               ========  ========  ========  ========  ========
Diluted weighted average
 common shares outstanding...   158,661   162,718   169,168   166,509   169,645
                               ========  ========  ========  ========  ========
Net income...................  $  6,358  $  6,449  $  6,498  $  5,619  $  3,827
                               ========  ========  ========  ========  ========
Other comprehensive income
 (loss), before tax:
  Foreign currency
   translation adjustment....       (92)     (465)     (956)      103    (1,086)
  Unrealized gain (loss) on
   available-for-sale
   investments...............       --        188     1,110     1,086        77
                               --------  --------  --------  --------  --------
Other comprehensive income
 (loss), before tax..........       (92)     (277)      154     1,189    (1,009)
                               --------  --------  --------  --------  --------
Income tax benefit (expense)
 related to items of other
 comprehensive income (loss).        39       116       (64)     (501)      432
                               --------  --------  --------  --------  --------
Other comprehensive income
 (loss), net of tax..........       (53)     (161)       90       688      (577)
                               --------  --------  --------  --------  --------
Comprehensive income.........  $  6,305  $  6,288  $  6,588  $  6,307  $  3,250
                               ========  ========  ========  ========  ========

                  HEIDRICK & STRUGGLES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (In thousands, except share figures)

                                                                              Accumulated
                                                                                 Other
                          Common Stock           Treasury Stock                 Compre-   Compre-
                         -------------- Paid-in ------------------  Retained    hensive   hensive
                         Shares  Amount Capital  Shares    Amount   Earnings    Income    Income    Total
                         ------- ------ ------- --------  --------  --------  ----------- -------  -------
Balance at December 31,
 1994..................  500,000  $500  $ 6,492 (338,715) $(10,082)  $3,026      $  64             $   --
Treasury stock
 transactions--
 Stock issued..........      --    --     1,591   12,870       441      --         --                2,032
 Stock repurchased.....      --    --       --   (14,770)   (2,455)     --         --               (2,455)
Comprehensive income
 Net income............      --    --       --       --        --     6,358        --     $6,358     6,358
                                                                                          ------
 Other comprehensive
  income, net of tax
   Foreign currency
    translation
    adjustment.........      --    --       --       --        --       --         --        (53)      --
                                                                                          ------
 Other comprehensive
  income...............      --    --       --       --        --       --         (53)      (53)      (53)
                                                                                          ------
Comprehensive income...                                                                    6,305
                                                                                          ======
Retained earnings
 allocable to
 mandatorily redeemable
 common stock..........      --    --       --       --        --    (5,882)       --               (5,882)
                         -------  ----  ------- --------  --------  -------      -----             -------
Balance at December 31,
 1995..................  500,000   500    8,083 (340,615)  (12,096)   3,502         11                 --
Treasury stock
 transactions--
 Stock issued..........      --    --     2,381   14,507       543      --         --                2,924
 Stock repurchased.....      --    --       --    (7,380)   (1,541)     --         --               (1,541)
Comprehensive income
 Net income............      --    --       --       --        --     6,449        --      6,449     6,449
                                                                                          ------
 Other comprehensive
  income, net of tax
   Unrealized gain on
    available-for-sale
    investments........      --    --       --       --        --       --         --        109       --
   Foreign currency
    translation
    adjustment.........      --    --       --       --        --       --         --       (270)      --
                                                                                          ------
 Other comprehensive
  income...............      --    --       --       --        --       --        (161)     (161)     (161)
                                                                                          ------
Comprehensive income...                                                                    6,288
                                                                                          ======
Retained earnings
 allocable to
 mandatorily redeemable
 common stock..........      --    --       --       --        --    (7,671)       --               (7,671)
                         -------  ----  ------- --------  --------  -------      -----             -------
Balance at December 31,
 1996..................  500,000   500   10,464 (333,488)  (13,094)   2,280       (150)                --
Treasury stock
 transactions--
 Stock issued..........      --    --     3,584   18,438       765      --         --                4,349
 Stock repurchased.....      --    --       --   (11,926)   (2,850)     --         --               (2,850)
Comprehensive income
 Net income............      --    --       --       --        --     6,498        --      6,498     6,498
                                                                                          ------
 Other comprehensive
  income, net of tax
   Unrealized gain on
    available-for-sale
    investments........      --    --       --       --        --       --         --        644       --
   Foreign currency
    translation
    adjustment.........      --    --       --       --        --       --         --       (554)      --
                                                                                          ------
 Other comprehensive
  income...............      --    --       --       --        --       --          90        90        90
                                                                                          ------
Comprehensive income...                                                                    6,588
                                                                                          ======
Retained earnings
 allocable to
 mandatorily redeemable
 common stock..........      --    --       --       --        --    (8,087)       --               (8,087)
                         -------  ----  ------- --------  --------  -------      -----             -------
Balance at December 31,
 1997..................  500,000   500   14,048 (326,976)  (15,179)     691        (60)                --
Treasury stock
 transactions
 Stock issued
  (unaudited)..........      --    --        26      115         5      --         --                   31
 Stock repurchased
  (unaudited)..........      --    --       --    (7,961)   (2,148)     --         --               (2,148)
Comprehensive income
 Net income
  (unaudited)..........      --    --       --       --        --     3,827        --      3,827     3,827
                                                                                          ------
 Other comprehensive
  income net of tax
   Unrealized gain on
    available-for-sale
    investments
    (unaudited)........      --    --       --       --        --       --         --         36       --
   Foreign currency
    translation
    adjustments
    (unaudited)........      --    --       --       --        --       --         --       (613)      --
                                                                                          ------
 Other comprehensive
  income net of tax
  (unaudited)..........      --    --       --       --        --       --        (577)     (577)     (577)
                                                                                          ------
Comprehensive income
 (unaudited)...........      --    --       --       --        --       --         --     $3,250       --
                                                                                          ======
Retained earnings
 allocable to
 mandatorily redeemable
 common stock
 (unaudited)...........      --    --       --       --        --    (1,133)       --               (1,133)
                         -------  ----  ------- --------  --------  -------      -----             -------
Balance at September
 30, 1998 (unaudited)..  500,000  $500  $14,074 (334,822) $(17,322) $ 3,385      $(637)            $   --
                         =======  ====  ======= ========  ========  =======      =====             =======

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                  HEIDRICK & STRUGGLES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                 Nine Months
                                     Twelve Months Ended            Ended
                                        December 31,            September 30,
                                  ---------------------------  ----------------
                                   1995      1996      1997     1997     1998
                                  -------  --------  --------  -------  -------
                                                                 (unaudited)
Cash flows from operating
 activities
 Net income.....................  $ 6,358  $  6,449  $  6,498  $ 5,619  $ 3,827
 Adjustments to reconcile net
  income to net cash provided by
  operating activities:
 Depreciation and amortization..    2,217     2,705     3,417    2,558    2,900
 Loss on sale of property and
  equipment.....................       29       522        50       55      468
 Deferred income taxes..........      293    (1,327)   (3,499)     372     (503)
 Equity in net income (loss) of
  affiliate.....................     (778)     (775)     (115)    (287)     612
 Accretion of discount on
  securities....................      --       (321)      --       --       --
 Stock based compensation.......      --        --        --       --        31
 Changes in assets and
  liabilities:
  Trade & other receivables.....   (2,411)   (7,301)  (12,385) (10,249)  (9,338)
  Prepaid expenses..............     (169)     (179)     (379)    (239)  (1,549)
  Accounts payable..............     (329)      348     1,485    1,156      584
  Accrued expenses..............      611     3,687     8,046   44,622   52,051
  Income taxes payable..........    1,515      (737)     (370)  (2,267)  (2,492)
  Nonqualified retirement plan
   liability....................    2,135     2,560     3,943    3,471      172
                                  -------  --------  --------  -------  -------
   Net cash provided by
    operating activities........    9,471     5,631     6,691   44,811   46,763
                                  -------  --------  --------  -------  -------
Cash flows from investing
 activities
 Acquisitions...................      --        --        --       --    (3,060)
 Purchases of securities for
  nonqualified retirement plan..      --     (5,603)   (3,538)    (978)  (1,344)
 Purchases of property and
  equipment.....................   (4,136)   (6,730)   (5,718)  (3,468) (10,272)
 Proceeds from sales of property
  and equipment.................      --         58        65      --         5
 Purchases of marketable
  securities....................   (2,376)  (10,303)   (8,176)    (579)     --
 Proceeds from maturities of
  marketable securities.........      --     13,000     8,176      --       --
                                  -------  --------  --------  -------  -------
   Net cash used in investing
    activities..................   (6,512)   (9,578)   (9,191)  (5,025) (14,671)
                                  -------  --------  --------  -------  -------
Cash flows from financing
 activities.....................
 Proceeds from long-term debt...      --        --      3,500      --     5,148
 Payments on long-term debt.....   (1,213)   (1,453)     (875)    (591)  (9,559)
 Proceeds from sales of treasury
  stock.........................    2,032     2,924     4,349    4,279      --
 Purchases of treasury stock....     (547)     (861)   (1,014)    (777)     --
                                  -------  --------  --------  -------  -------
   Net cash provided by
    financing activities........      272       610     5,960    2,911   (4,411)
                                  -------  --------  --------  -------  -------
Effect of foreign currency
 exchange rates on cash and cash
 equivalents....................     (278)      (88)     (557)    (185)    (569)
                                  -------  --------  --------  -------  -------
Net increase (decrease) in cash
 and cash equivalents...........    2,953    (3,425)    2,903   42,512   27,112
Cash and cash equivalents:
 Beginning of period............    7,643    10,596     7,171    7,171   10,074
                                  -------  --------  --------  -------  -------
 End of period..................  $10,596  $  7,171  $ 10,074  $49,683  $37,186
                                  =======  ========  ========  =======  =======
Supplemental disclosures of cash
 flow information
 Cash paid for--
  Interest......................  $   196  $    221  $    161  $   102  $   263
  Income Taxes..................  $ 4,509  $  7,589  $ 10,874  $ 7,183  $ 6,563
Supplemental schedule of noncash
 financing and investing
 activities
 Unrealized gain (loss) on
  available-for-sale
  investments...................  $   --   $    188  $  1,110  $ 1,086  $    77
 Issuance of notes payable for
  the purchase of treasury
  stock.........................  $ 1,908  $    680  $  1,836  $   500  $ 2,150
 Payable from the acquisition of
  net assets....................  $   --   $    --   $    --   $   --   $   348
 Debt from the acquisition of
  net assets....................  $   --   $    --   $    --   $   --   $ 3,037

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                  HEIDRICK & STRUGGLES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (In thousands, except share and per share figures)

1. Nature of Business and Summary of Significant Accounting Policies

 Nature of Business

  Heidrick & Struggles, Inc. and Subsidiaries (the "Company") are engaged in providing management consulting and executive search services to clients on a retained basis. The Company's clients are primarily located throughout North America, South America and the Pacific Basin.

 Principles of Consolidation

  The consolidated financial statements include Heidrick & Struggles, Inc. and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in the consolidated financial statements.

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

 Accounting Pronouncements to be Adopted in 1998

  During 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information", which establishes new standards for reporting information about operating segments in interim and annual financial statements. It is effective for annual periods beginning after December 15, 1997 and will be adopted by the Company as of December 31, 1998. The Company does not expect that adoption of this Standard will have an impact on its consolidated financial position or its consolidated results of operations. However, it is expected that adoption of this Standard will result in additional footnote disclosure.

  During 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and for Hedging Activities," which establishes new standards for reporting information about derivatives and hedging. It is effective for periods beginning after June 15, 1999 and will be adopted by the Company as of January 1, 2000. The Company expects that adoption of this Standard will have no effect on its consolidated financial position, results of operations or on disclosures within the consolidated financial statements as they currently do not engage in the use of derivative instruments or other hedging activities.

 Cash and Cash Equivalents

  The Company considers all highly liquid debt instruments with a purchased maturity of three months or less to be cash equivalents.

 Concentration of Credit Risk

  Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the Company's large number of customers and their dispersion across many different industries. At December 31, 1997, the Company had no significant concentrations of credit risk.

                  HEIDRICK & STRUGGLES, INC. AND SUBSIDIARIES

 Property and Equipment

 Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets or, for leasehold improvements, the shorter of the lease term or the estimated useful life of the asset, as follows:

      Office furniture and fixtures................................... 10 years
      Computer equipment and software................................. 3-5 years
      Automobiles..................................................... 3 years

  Depreciation for financial statement purposes for the years ended December 31, 1995, 1996 and 1997 totaled $2,217, $2,705 and $3,417, respectively.
Depreciation is calculated for tax purposes using accelerated methods.

 System Development Costs

  In accordance with Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," development costs are capitalized. Once the software is placed in service, it will be depreciated using the straight-line method over a three to five year period.

 Investments Designated for Nonqualified Retirement Plan

  Investments designated for the nonqualified retirement plan are carried at the fair value of the security in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Investments designated for the nonqualified retirement plan are debt and equity securities that are classified as available-for-sale securities as more fully described in Note 2.

 Investment in Heidrick & Struggles International, Inc.

  The Company accounts for its investment in Heidrick & Struggles International, Inc. ("HSI") by the equity method as more fully described in
Note 3. Using this method, the Company's equity in the net income of the affiliate is recognized in the Company's statement of income and added to the investment account. Dividends received, if any, from the affiliate are treated as reductions in the investment account.

 Revenue Recognition

  Revenue from client services is recognized as clients are billed, generally over a 60 to 90 day period commencing in the month of the initial acceptance of a search. If a search is canceled within the first 90 days, the Company will pro-rate the fee up to the date of cancellation. Revenue consists of the amount billed to clients, net of sales taxes.

 Income Taxes

  Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, applying enacted statutory tax rates in effect for the year in which the tax differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

 Earnings per Common Share

  The Company adopted SFAS No. 128, "Earnings Per Share" at December 31, 1997. Basic earnings per common share is computed by dividing net income by weighted average common shares outstanding for the year.

                  HEIDRICK & STRUGGLES, INC. AND SUBSIDIARIES

Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted.

 Translation of Foreign Currencies

  The translation of financial statements into U.S. dollars has been performed in accordance with SFAS No. 52, "Foreign Currency Translation." The local currency for all subsidiaries has been designated as the functional currency except for subsidiaries which operate in highly inflationary economies which use the U.S. dollar as their functional currency. Non-U.S. assets and liabilities have been translated into U.S. dollars at the current rate of exchange prevailing at the balance sheet date. Revenues and expenses have been translated at the average exchange rate for the period. Translation gains and losses are reflected as a separate component of stockholders' equity and not included in income.

 Interim Financial Information

  The consolidated financial statements and related notes thereto for the nine months ended September 30, 1997 and September 30, 1998 are unaudited and have been prepared on the same basis as the audited consolidated financial statements included herein. In the opinion of management, such unaudited consolidated financial statements include all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information set forth herein. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of results that may be expected for the fiscal year ending December 31, 1998.

2. Investments Designated for Nonqualified Retirement Plan

  Effective January 1, 1994, the Company adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", which requires investments in debt and equity securities be classified as held-to-maturity, available-for-sale or trading securities. The Company's investments designated for a nonqualified plan are classified as investments available-for-sale (see Note
9). These securities are carried at fair value based on publicly reported market quotes as of December 31, 1996 and 1997. Any unrealized gains and losses on available-for-sale securities have been excluded from earnings and have been reported as a separate component of stockholders' equity.

  The following details the cost and unrealized gain components that make up the fair value of the investments:

                                                       December 31, December 31,
                                                           1996         1997
                                                       ------------ ------------
      Cost basis......................................    $4,888      $ 8,835
      Gross unrealized gain...........................       188        1,298
                                                          ------      -------
        Fair value....................................    $5,076      $10,133
                                                          ======      =======

3. Investment in HSI

  The Company has an investment in HSI which is accounted for under the equity method. The percentage of common stock ownership at December 31, 1996 and 1997 was 39.3% and 35.5%, respectively. Based on an agreement between the Company and HSI, effective January 1, 1995, 65% of the net income of HSI is allocated to Class A shares and 35% of the net income of HSI is allocated to Class B shares, regardless of the exact percentage of each class holding. The Company owns all Class B shares of HSI.

4. Acquisitions

  During 1996, the Company purchased selected assets of two companies. Each combination was accounted for by the purchase method of accounting. The purchase price for each of these transactions includes the cost of the net assets as of the date of the transaction.

                  HEIDRICK & STRUGGLES, INC. AND SUBSIDIARIES

  The selected assets of International Consultants S.A. were acquired on September 1, 1996, for a total purchase price of $609, none of which was recorded as goodwill. The selected assets of Global Management S.R.L. were acquired on February 16, 1996, for a total purchase price of $55, none of which was recorded as goodwill.

  On June 26, 1998, the Company purchased selected assets and liabilities of Fenwick Partners, Inc. The purchase price was approximately $6,120 which is to be paid in 3 installments. The first installment of $3,060 was paid on June 26, 1998. The remaining installments, including interest at a rate of 5%, are due in June of 1999 and June of 2000 and approximate $321 and $3,037, respectively.

5. Line of Credit

  The Company has a $25,000 reducing revolving credit facility ("line of credit") which is valid until September 30, 2001. This new line of credit became effective October 1, 1997. The $25,000 line of credit will be reduced annually by $5,000 on September 30, 1998, 1999 and 2000. There were no borrowings outstanding under the former line of credit at December 31, 1996. There was $3,500 outstanding under the line of credit at December 31, 1997. The borrowings bear interest at either LIBOR plus 1% or the prime rate, at the Company's discretion. At December 31, 1997, the interest rate on the debt was the prime rate, 8.5%. The line of credit has certain financial requirements the Company must meet relating to net worth, liabilities, and cash flows. As of December 31, 1997, the Company met all of its financial requirements. The Company is required to pay commitment fees on the unused portion of the line of credit on a quarterly basis. Commitment fee expense for the year ended December 31, 1997 totaled $8.

6. Related Party Transactions

  The Company loaned HSI $5,148 during the first quarter of 1998. The loan was originally due in full on June 17, 1998, but was extended. On July 31, 1998, $1,500 was repaid, and the balance plus interest was due on September 30, 1998. The interest rate on this loan is fixed at 6.7%. Accounts payable includes a payable of $367 to HSI at December 31, 1996. Accounts receivable includes a receivable of $776 from HSI at December 31, 1997. All transactions between the Company and HSI are recorded at cost.

7. Long-Term Debt

  Long-term debt consists of amounts due to former stockholders who have sold their stock back to the Company (see Note 8). The obligations are unsecured and payable in annual installments over periods ranging from two to five years with interest payable generally at the prime commercial rate (8.25% and 8.50%, at December 31, 1996 and 1997, respectively).

  The fair value of the debt based on current rates for similar debt is estimated to be $2,055 at December 31, 1997.

  Future principal payments on long-term debt are due as follows:

      Years ending December 31--
        1998........................................................... $  808
        1999...........................................................    808
        2000...........................................................    428
        2001...........................................................    400
        2002...........................................................    --
                                                                        ------
                                                                        $2,444
                                                                        ======

                  HEIDRICK & STRUGGLES, INC. AND SUBSIDIARIES

8. Stockholder Agreements

  In accordance with the terms of stock purchase agreements between the Company and its stockholders, the Company is obligated to purchase the shares of stock owned by a stockholder if the stockholder desires to sell or transfer the shares, or upon a stockholder's termination of employment at book value as defined in the stock purchase agreements. Redemption amounts relating to the stock purchase agreements are included in Mandatorily Redeemable Common Stock in the accompanying balance sheets. Payments for shares are generally made over a four year period. These agreements will be terminated upon successful completion of an initial public offering.

9. Employee Benefit Plans

 Qualified Retirement Plans

  The Company has a defined contribution retirement plan for all eligible employees. The plan contains a 401(k) provision which provides for employee tax deferred contributions.

  The Company matched employee contributions on a two-for-one basis up to a maximum Company contribution of $1, $1 and $2 per participant for the years ended December 31, 1995, 1996 and 1997, respectively. The Company has the option of making discretionary contributions. For the years ended December 31, 1995, 1996 and 1997, the Company elected to contribute to each eligible participant a sum equal to 3.03% of the participant's total compensation (as defined) and an additional 3.03% of the participant's compensation above the Social Security taxable wage base.

  The plan allows participants the option of having their account balances or portions thereof invested in the Company's common stock. At December 31, 1996 and 1997 the plan held 131,182 and 129,865 shares, respectively, of the Company's common stock. The Company sells shares of common stock to the plan and is required to repurchase the shares issued to the plan at net book value as defined in the stock purchase agreements. This requirement will be cancelled upon successful completion of an initial public offering.

  The plan provides that forfeitures will be used to reduce the Company's contributions. Forfeitures are created when participants terminate employment before becoming entitled to their full benefits under the plan. Company expense for the plan for the years ended December 31, 1995, 1996 and 1997 was $1,144, $1,339 and $2,174, respectively.

  In addition, the subsidiaries each maintain defined contribution retirement plans for their eligible employees. Retirement plan expense for these plans for the years ended December 31, 1995, 1996 and 1997 totaled $167, $128 and $154, respectively.

Nonqualified Retirement Plans

  The Company also has two separate nonqualified retirement plans. The first plan is for United States based employees and includes both an optional employee contribution and a discretionary employer contribution. The plan expense for the years ended December 31, 1995, 1996 and 1997 was $1,254, $1,440 and $1,350, respectively. The liability for this retirement plan consisted of the following at December 31, 1996 and 1997:

                                                       December 31, December 31,
                                                           1996         1997
                                                       ------------ ------------
      Employer contributions..........................    $4,980      $ 6,390
      Employee deferrals..............................     1,660        3,785
      Earnings of designated assets...................       158          316
                                                          ------      -------
                                                          $6,798      $10,491
                                                          ======      =======

                  HEIDRICK & STRUGGLES, INC. AND SUBSIDIARIES

  Investments designated for the nonqualified plan are carried at fair market value based on publicly quoted prices. The Company has recognized an unrealized gain as of December 31, 1996 and 1997 of $188 and $1,298, respectively, which is recorded as a separate component of stockholders' equity (see Note 2). The nonqualified plan was unfunded until 1996.

  The fair value of the assets designated for the nonqualified plan consist of the following at December 31, 1996 and 1997:

                                                       December 31, December 31,
                                                           1996         1997
                                                       ------------ ------------
      Cash and cash equivalents.......................    $  715      $   306
      Stock mutual fund...............................     3,349        6,919
      Bond mutual fund................................     1,727        3,214
                                                          ------      -------
                                                          $5,791      $10,439
                                                          ======      =======

  In 1995, the Company instituted a second nonqualified retirement plan for employees classified as senior associates. This plan provides for only discretionary employer contributions. The plan expense for the years ended December 31, 1995, 1996 and 1997 was $197, $170 and $250, respectively. The liability for this retirement plan at December 31, 1996 and 1997 was $367 and $617, respectively.

  Upon completion of the initial public offering, the Company will cease all contributions to both plans. The existing assets will continue to earn income and be paid out to the participants according to the plan document.

10. Income Taxes

  The deferred tax assets and liabilities consist of the following components as of December 31, 1996 and 1997:

                                                                 1996    1997
                                                                ------  -------
Deferred tax assets--
  Receivable allowances........................................ $  858  $ 1,515
  Accrued vacations............................................    308      433
  Accrued bonuses..............................................  4,491    6,206
  Liability for nonqualified retirement plans..................  3,055    5,035
  Other accrued expenses.......................................    385      439
  Foreign net operating loss carryforwards.....................    275      595
  Cumulative translation adjustment............................    234      636
                                                                ------  -------
                                                                 9,606   14,859
  Valuation allowance..........................................   (276)    (502)
                                                                ------  -------
    Net deferred tax assets....................................  9,330   14,357
                                                                ------  -------
Deferred tax liabilities--
  Leasehold improvements and equipment.........................   (232)    (225)
  Equity in undistributed income of affiliate.................. (1,718)  (2,085)
  System development costs.....................................    --      (356)
  Unrealized gain on available-for-sale investments............    (79)    (545)
  Other........................................................   (748)  (1,180)
                                                                ------  -------
    Net deferred tax liabilities............................... (2,777)  (4,391)
                                                                ------  -------
      Net deferred income taxes................................ $6,553  $ 9,966
                                                                ======  =======

                  HEIDRICK & STRUGGLES, INC. AND SUBSIDIARIES

  The deferred tax amounts mentioned above have been classified in the accompanying consolidated balance sheets as of December 31, 1996 and December 31, 1997, as follows:

                                                                1996     1997
                                                               -------  -------
      Current deferred tax assets............................. $ 6,041  $ 8,593
      Current deferred tax liabilities........................    (748)  (1,548)
                                                               -------  -------
        Net current deferred tax asset........................   5,293    7,045
                                                               -------  -------
      Long-term deferred tax assets...........................   3,289    5,764
      Long-term deferred tax liabilities......................  (2,029)  (2,843)
                                                               -------  -------
        Net long-term deferred tax asset......................   1,260    2,921
                                                               -------  -------
                                                               $ 6,553  $ 9,966
                                                               =======  =======

  The provision for income taxes for the years ended December 31, 1995, 1996 and 1997, is as follows:

                                                        1995    1996     1997
                                                       ------  -------  -------
      Current--
        Federal....................................... $4,322  $ 5,142  $ 7,962
        State.........................................  1,600    2,478    2,500
        Foreign.......................................    292      322      435
      Deferred........................................   (120)  (1,793)  (3,413)
                                                       ------  -------  -------
                                                       $6,094  $ 6,149  $ 7,484
                                                       ======  =======  =======

  A reconciliation of income tax expense for the years ended December 31, 1995, 1996 and 1997, to income taxes at the statutory federal income tax rate of 35%, is as follows:

                                                           1995   1996    1997
                                                          ------ ------  ------
      Income taxes at statutory rate..................... $4,358 $4,409  $4,982
      Increase (decrease) due to--
        State income taxes, net of federal tax benefit...  1,040  1,611   1,625
        Nondeductible expenses...........................    272    341     357
        Foreign taxes in excess of federal tax rates.....     41    408     721
        Other, net.......................................    383   (620)   (201)
                                                          ------ ------  ------
                                                          $6,094 $6,149  $7,484
                                                          ====== ======  ======

  The undistributed earnings of HSI included in the Company's income for the years ended December 31, 1996 and 1997 totaled $4,052 and $4,167, respectively, which under existing law, will not be subject to U.S. tax until distributed as dividends. Furthermore, any taxes paid to foreign governments on those earnings may be used in whole or in part as credits against the U.S. tax on any dividends distributed from such earnings. The Company has provided a deferred tax liability for the undistributed earnings of HSI. As the earnings of the consolidated foreign subsidiaries will be permanently reinvested in the Company, no deferred tax liability has been provided.

  The sources of earnings before income taxes are as follows:

                                                       Years Ended December
                                                                31,
                                                      -------------------------
                                                       1995     1996     1997
                                                      -------  -------  -------
      United States.................................. $13,288  $13,508  $16,065
      Foreign........................................    (836)    (910)  (2,083)
                                                      -------  -------  -------
          Total...................................... $12,452  $12,598  $13,982
                                                      =======  =======  =======

                  HEIDRICK & STRUGGLES, INC. AND SUBSIDIARIES

11. Commitments and Contingencies

Operating Leases

  The Company leases office space in various buildings for its own use. The terms of these operating leases provide that the Company pays base rent and a share of increases in operating expenses and real estate taxes in excess of defined amounts. These leases expire at various dates through 2013. The Company also leases computer equipment which is accounted for as an operating lease.

  Minimum future lease payments due in each of the next five years ending December 31, are as follows:

      Years ending December 31--
        1998.......................................................... $ 7,704
        1999..........................................................   7,936
        2000..........................................................   7,252
        2001..........................................................   5,695
        2002..........................................................   5,128
        Thereafter....................................................  13,182
                                                                       -------
                                                                       $46,897
                                                                       =======

  Rent expense under operating leases for the years ended December 31, 1995, 1996 and 1997 was $5,875, $6,976 and $8,374, respectively.

Employment Agreement

  The Company has an employment agreement with an officer which provides for certain payments upon retirement but requires the officer to provide services and not to compete with the Company. The payments are indexed to the Consumer Price Index and would currently approximate $196 for each of the first five years of retirement and approximately $98 for each of the succeeding five years. The agreement also states the payments are ratably forfeited during the period which the individual remains an active employee after having reached the age of 65. At December 31, 1997, the first eighteen months of payments have been forfeited as a result of that provision. This agreement also provides for the same payments to the officer in the event of his disability while an employee of the Company except that the payments would be reduced by any amounts received from disability insurance carried by the Company. If the officer dies while an employee or during the ten years of the retirement plan, the agreement provides for payments to his widow or estate of one-half of the amounts for retirement. As future services expected to be received by the Company are commensurate with retirement payments to be made, no provision for any payment under this plan has been made in the accompanying financial statements.

Litigation

  In the normal course of business, the Company is a party to various matters involving disputes and/or litigation. While it is not possible at this time to determine the ultimate outcome of these matters, management believes that the ultimate liability, if any, will not be material to the consolidated results of operations, financial condition or liquidity of the Company.

                  HEIDRICK & STRUGGLES, INC. AND SUBSIDIARIES

12. Segment and Geographic Information

  The Company operates as a single business segment. The Company's geographic data for operations is as follows:

                                                    Years Ended December 31,
                                                   ----------------------------
                                                     1995      1996      1997
                                                   --------  --------  --------
Revenue:
  United States................................... $ 99,067  $124,568  $156,173
  Foreign.........................................    9,618    13,097    24,071
                                                   --------  --------  --------
    Total......................................... $108,685  $137,665  $180,244
                                                   ========  ========  ========
Operating Income (loss):
  United States................................... $ 11,568  $ 11,917  $ 14,558
  Foreign.........................................     (951)   (1,205)   (2,613)
                                                   --------  --------  --------
    Total......................................... $ 10,617  $ 10,712  $ 11,945
                                                   ========  ========  ========
Identifiable Assets:
  United States................................... $ 49,995  $ 58,547  $ 78,834
  Foreign.........................................    5,905    10,096    14,806
                                                   --------  --------  --------
    Total......................................... $ 55,900  $ 68,643  $ 93,640
                                                   ========  ========  ========

  During all years presented above, no individual customer accounted for greater than 10% of revenue.

13. Merger Agreement

  On June 30, 1998, the Company's Board of Directors approved a merger agreement with HSI which details the plan to merge the Company with and into HSI prior to an initial public offering; and recommended that the merger agreement be submitted to the stockholders for approval. After completion of the merger, the corporation will be named Heidrick & Struggles International, Inc.

14. Unaudited Interim Information

  H&S Inc. has replaced its previous line of credit with a $40,000 reducing revolving credit facility, which will be increased to $60,000 upon the effectiveness of the Merger. This facility will terminate on December 31, 2001. In the case of a $40,000 line of credit, the facility reduces annually by $5,000 on December 31, 1999 and 2000, and in the case of a $60,000 line of credit, the facility reduces annually by $10,000 on December 31, 1999 and 2000. There was $22,000 outstanding under the line of credit at December 31, 1998. The borrowings bear interest at LIBOR plus an applicable margin as determined by certain tests of H&S Inc.'s financial condition.

  The Company extended the term of its loan to HSI, and the balance was received on January 20, 1999.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Heidrick & Struggles International, Inc. and Subsidiaries:

  We have audited the accompanying consolidated balance sheets of HEIDRICK & STRUGGLES INTERNATIONAL, INC. AND SUBSIDIARIES (a Delaware corporation) as of December 31, 1996 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heidrick & Struggles International, Inc. and Subsidiaries as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Barbier Frinault & Associes
                                          Arthur Andersen

Neuilly-sur-Seine, France
July 19, 1998

                    HEIDRICK & STRUGGLES INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS
                      (In thousands, except share figures)

                                                   December 31,
                                                  ----------------   September
                                                   1996     1997     30, 1998
                                                  -------  -------  -----------
                                                                    (unaudited)
Current assets:
  Cash and cash equivalents...................... $ 8,202  $ 8,053    $ 7,616
  Accounts receivable--
    Trade, less allowances for doubtful accounts
     of $1,730, $1,416, and $2,312 at December
     31, 1996 and 1997 and September 30, 1998,
     respectively................................  14,464   23,617     29,215
    Other........................................     365      358        806
  Prepaid expenses...............................   1,049    1,502      2,119
  Deferred income taxes..........................   1,528    4,810      3,119
                                                  -------  -------    -------
      Total current assets.......................  25,608   38,340     42,875
                                                  -------  -------    -------
Property and equipment:
  Leasehold improvements.........................   4,231    6,573      3,041
  Office furniture and fixtures..................   3,371    4,747      8,307
  Computer equipment and software................   3,381    6,498     10,554
  Automobiles....................................     684    1,675      1,843
                                                  -------  -------    -------
                                                   11,667   19,493     23,745
  Less--Accumulated depreciation and
   amortization..................................  (5,981)  (9,327)   (13,416)
                                                  -------  -------    -------
    Property and equipment, net..................   5,686   10,166     10,329
                                                  -------  -------    -------
Other assets:
  Goodwill.......................................     948      808        367
  Deferred compensation expense..................     --     8,766      4,505
  Deferred income taxes..........................     --       568      2,020
  Other assets...................................     609    1,299      2,036
                                                  -------  -------    -------
      Total other assets.........................   1,557   11,441      8,928
                                                  -------  -------    -------
      Total assets............................... $32,851  $59,947    $62,132
                                                  =======  =======    =======
Current liabilities:
  Short-term debt................................ $   --   $ 7,639    $   --
  Current maturities of long-term debt...........      57      178        420
  Accounts payable...............................     720    4,265      4,508
  Accrued expenses--
    Salaries and employee benefits...............   9,530   16,436     27,219
    Professional fees............................   1,295      806        528
    VAT..........................................   1,201    1,855      3,466
    Payroll taxes................................   1,268    1,250      2,206
    Other........................................     982    2,676      2,091
  Income taxes payable...........................   1,210    6,084      1,316
  Note payable to affiliate......................     --       --       3,648
                                                  -------  -------    -------
      Total current liabilities..................  16,263   41,189     45,402
                                                  -------  -------    -------
Long-term liabilities............................     267      368         63
                                                  -------  -------    -------
Mandatorily redeemable common stock:
  Class A common stock, no par value, 150,000
   shares authorized, 101,668, 122,055, and
   122,055 shares issued and outstanding at
   December 31, 1996 and 1997 and September 30,
   1998, respectively, at book value.............   9,922   12,120     11,044
Stockholders' equity:
  Class B common stock, no par value, 150,000
   shares authorized, 65,787 shares issued and
   outstanding at December 31, 1996 and 1997 and
   September 30, 1998, at book value.............   2,361    2,361      2,361
  Retained earnings..............................   3,981    4,799      3,278
  Accumulated other comprehensive income.........      57     (665)       264
  Less--Treasury stock, at cost, 0, 2,244, and
   2,744 shares at December 31, 1996 and 1997 and
   September 30, 1998, respectively..............     --      (225)      (280)
                                                  -------  -------    -------
      Total stockholders' equity.................   6,399    6,270      5,623
                                                  -------  -------    -------
      Total liabilities and stockholders' equity. $32,851  $59,947    $62,132
                                                  =======  =======    =======

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                    HEIDRICK & STRUGGLES INTERNATIONAL INC.

           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
               (In thousands, except share and per share figures)

                                                                 Nine Months
                                      Twelve Months Ended      Ended September
                                         December 31,                30,
                                    -------------------------  ----------------
                                     1995     1996     1997     1997     1998
                                    -------  -------  -------  -------  -------
                                                                 (unaudited)
Revenue...........................  $52,815  $64,558  $82,732  $54,569  $93,745
Operating expenses:
  Salaries and employee benefits..   35,249   44,020   59,139   37,565   66,411
  General and administrative ex-
   penses.........................   14,264   17,100   20,556   14,574   25,093
                                    -------  -------  -------  -------  -------
    Total operating expenses......   49,513   61,120   79,695   52,139   91,504
                                    -------  -------  -------  -------  -------
    Operating income (loss).......    3,302    3,438    3,037    2,430    2,241
Non-operating income (expense)....      338      133      144       77   (3,843)
Minority interest in income of
 consolidated subsidiaries........      --       --       (26)     --       --
                                    -------  -------  -------  -------  -------
    Income (loss) before income
     taxes........................    3,640    3,571    3,155    2,507   (1,602)
Provision for income taxes........    1,840    1,430    2,179    1,555      994
                                    -------  -------  -------  -------  -------
    Net income (loss).............  $ 1,800  $ 2,141  $   976  $   952  $(2,596)
                                    =======  =======  =======  =======  =======
Basic earnings per Class A common
 share............................  $ 12.44  $ 13.56  $  5.66  $  5.67  $(14.12)
                                    =======  =======  =======  =======  =======
Basic weighted average Class A
 common shares outstanding........   93,996  102,641  112,098  109,100  119,474
                                    =======  =======  =======  =======  =======
Diluted earnings per Class A
 common share.....................  $ 12.44  $ 13.56  $  5.34  $  5.67  $(11.44)
                                    =======  =======  =======  =======  =======
Diluted weighted average Class A
 common shares outstanding........   93,996  102,641  118,868  109,100  147,474
                                    =======  =======  =======  =======  =======
Basic and diluted earnings per
 Class B common share.............  $  9.57  $ 11.39  $  5.19  $  5.06  $(13.81)
                                    =======  =======  =======  =======  =======
Basic and diluted weighted average
 Class B common shares
 outstanding......................   65,787   65,787   65,787   65,787   65,787
                                    =======  =======  =======  =======  =======
Net income (loss).................  $ 1,800  $ 2,141  $   976  $   952  $(2,596)
                                    =======  =======  =======  =======  =======
Other comprehensive income (loss),
 before tax:
  Foreign currency translation
   adjustment.....................      232     (191)  (1,331)  (1,165)   1,699
                                    -------  -------  -------  -------  -------
Other comprehensive income (loss),
 before tax.......................      232     (191)  (1,331)  (1,165)   1,699
                                    -------  -------  -------  -------  -------
Income tax (expense) benefit
 related to items of other
 comprehensive income (loss)......     (117)      76      609      443     (770)
                                    -------  -------  -------  -------  -------
Other comprehensive income (loss),
 net of tax.......................      115     (115)    (722)    (722)     929
                                    -------  -------  -------  -------  -------
Comprehensive income (loss).......  $ 1,915  $ 2,026  $   254  $   230  $(1,667)
                                    =======  =======  =======  =======  =======

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                    HEIDRICK & STRUGGLES INTERNATIONAL, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (In thousands, except share figures)

                                                                  Accumulated
                             Class B      Treasury                   Other              Total
                          Common Stock      Stock                   Compre-   Compre-   Stock-
                          ------------- --------------  Retained    hensive   hensive  holders'
                          Shares Amount Shares  Amount  Earnings    Income    Income    Equity
                          ------ ------ ------  ------  --------  ----------- -------  --------
Balance at December 31,
 1994...................  65,787 $2,361    --   $ --    $ 5,679      $ 57              $ 8,097
Treasury stock
 transactions--
 Stock repurchased......     --     --    (650)   (61)      --        --                   (61)
Comprehensive income
 Net income.............     --     --     --     --      1,800       --      $ 1,800    1,800
                                                                              -------
 Foreign currency
  translation
  adjustment............     --     --     --     --        --        115         115      115
                                                                              -------
Comprehensive income....                                                        1,915
                                                                              =======
Retained earnings
 allocable to
 mandatorily redeemable
 Class A common stock...     --     --     --     --     (4,310)      --                (4,310)
                          ------ ------ ------  -----   -------      ----              -------
Balance at December 31,
 1995...................  65,787  2,361   (650)   (61)    3,169       172                5,641
Treasury stock
 transactions--
 Stock issued...........     --     --   5,101    467       --        --                   467
 Stock repurchased......     --     --  (4,451)  (406)      --        --                  (406)
Comprehensive income
 Net income.............     --     --     --     --      2,141       --        2,141    2,141
                                                                              -------
 Foreign currency
  translation
  adjustment............     --     --     --     --        --       (115)       (115)    (115)
                                                                              -------
Comprehensive income....                                                        2,026
                                                                              =======
Retained earnings
 allocable to
 mandatorily redeemable
 Class A common stock...     --     --     --     --     (1,329)      --                (1,329)
                          ------ ------ ------  -----   -------      ----              -------
Balance at December 31,
 1996...................  65,787  2,361    --     --      3,981        57                6,399
Treasury stock
 transactions--
 Stock issued...........     --     --   4,000    425       --        --                   425
 Stock repurchased......     --     --  (6,244)  (650)      --        --                  (650)
Comprehensive income
 Net income.............     --     --     --     --        976       --          976      976
                                                                              -------
 Foreign currency
  translation
  adjustment............     --     --     --     --        --       (722)       (722)    (722)
                                                                              -------
Comprehensive income....                                                          254
                                                                              =======
Retained earnings
 allocable to
 mandatorily redeemable
 Class A common stock...     --     --     --     --       (158)      --                  (158)
                          ------ ------ ------  -----   -------      ----              -------
Balance at December 31,
 1997...................  65,787  2,361 (2,244)  (225)    4,799      (665)               6,270
Treasury stock
 transactions--
 Stock repurchased
  (unaudited)...........     --     --    (500)   (55)      --        --                   (55)
Comprehensive income
 Net loss (unaudited)...     --     --     --     --     (2,596)      --       (2,596)  (2,596)
                                                                              -------
 Foreign currency
  translation adjustment
  (unaudited)...........     --     --     --     --        --        929         929      929
                                                                              -------
Comprehensive income
 (unaudited)............                                                      $(1,667)
                                                                              =======
Retained earnings
 allocable to
 mandatorily redeemable
 Class A common stock
 (unaudited)............     --     --     --     --      1,075       --                 1,075
                          ------ ------ ------  -----   -------      ----              -------
Balance at September 30,
 1998 (unaudited).......  65,787 $2,361 (2,744) $(280)  $ 3,278      $264              $ 5,623
                          ====== ====== ======  =====   =======      ====              =======

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                    HEIDRICK & STRUGGLES INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                Nine Months
                                       Twelve Months               Ended
                                     Ended December 31,        September 30,
                                  --------------------------  ----------------
                                   1995     1996      1997     1997     1998
                                  -------  -------  --------  -------  -------
                                                                (unaudited)
Cash flows from operating
 activities
  Net income (loss).............. $ 1,800  $ 2,141  $    976  $   952  $(2,596)
  Adjustments to reconcile net
   income to net cash provided by
   operating activities:
    Depreciation and
     amortization................   1,230    1,721     2,623    1,347    3,797
    Loss on sale of property and
     equipment...................       1      162        92       38       14
    Deferred income taxes........      17     (398)   (1,061)    (466)     436
    Changes in assets and
     liabilities:
      Accounts receivable........  (2,861)  (1,933)   (4,480)  (2,641)  (4,107)
      Prepaid expenses...........    (721)     796      (521)    (966)    (534)
      Other assets...............      26     (612)     (912)     103    4,723
      Accounts payable...........  (1,264)    (563)    2,198    1,174    1,145
      Accrued expenses...........   1,286    4,617     5,275    6,281   10,093
      Income taxes payable.......     (78)     394     2,733    1,960   (4,765)
                                  -------  -------  --------  -------  -------
        Net cash (used in)
         provided by operating
         activities..............    (564)   6,325     6,923    7,782    8,206
                                  -------  -------  --------  -------  -------
Cash flows from investing
 activities
  Acquisitions...................    (561)    (540)  (10,186)     --       --
  Proceeds from sales of property
   and equipment.................     104       72        82      141    2,047
  Purchases of property and
   equipment.....................  (3,894)  (2,039)   (6,014)  (2,626)  (6,255)
                                  -------  -------  --------  -------  -------
        Net cash used in
         investing activities....  (4,351)  (2,507)  (16,118)  (2,485)  (4,208)
                                  -------  -------  --------  -------  -------
Cash flows from financing
 activities
  Proceeds from issuance of
   common stock..................     892      737     2,465    1,394      --
  Purchases of treasury stock....     (61)    (406)     (401)     --       (55)
  Proceeds from short-term debt..     --       --      7,639      --     3,801
  Payments on short-term debt....     --       --        --       --    (7,640)
                                  -------  -------  --------  -------  -------
        Net cash provided by
         financing activities....     831      331     9,703    1,394   (3,894)
                                  -------  -------  --------  -------  -------
Effect of foreign currency
 exchange rates on cash and cash
 equivalents.....................     198       38      (657)    (454)    (541)
                                  -------  -------  --------  -------  -------
Net (decrease) increase in cash
 and cash equivalents............  (3,886)   4,187      (149)   6,237     (437)
Cash and cash equivalents:
  Beginning of period............   7,901    4,015     8,202    8,202    8,053
                                  -------  -------  --------  -------  -------
  End of period.................. $ 4,015  $ 8,202  $  8,053  $14,439  $ 7,616
                                  =======  =======  ========  =======  =======
Supplemental disclosures of cash
 flow information
  Cash paid for--
    Interest..................... $     3  $     9  $      3  $     3  $   340
    Income taxes................. $ 2,358  $ 1,467  $  1,418  $   627  $ 5,278
Supplemental schedule of noncash
 operating activities
  Payable from the acquisition of
   net assets.................... $   437  $   --   $    --   $   --   $   --
  Issuance of notes payable for
   the purchase of treasury
   stock......................... $   --   $   --   $    249  $   --   $   --

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                   HEIDRICK & STRUGGLES INTERNATIONAL, INC.
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (In thousands, except share and per share figures)

1. Nature of Business and Summary of Significant Accounting Policies

 Nature of Business

  Heidrick & Struggles International, Inc. and Subsidiaries, (the "Company"), are engaged in providing management consulting and executive search services to clients on a retained basis. The Company's clients are primarily located throughout Europe.

 Basis of Accounting

  The financial statements of the Company have been prepared in conformity with U.S. generally accepted accounting principles.

 Principles of Consolidation

  The consolidated financial statements include Heidrick & Struggles International, Inc. and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in the consolidated financial statements.

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

 Accounting Pronouncements to be Adopted in 1998

  During 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information", which establishes new standards for reporting information about operating segments in interim and annual financial statements. It is effective for periods beginning after December 15, 1997 and will be adopted by the Company as of December 31, 1998. The Company does not expect that adoption of this Standard will have an impact on its consolidated financial position or its consolidated results of operations. However, it is expected that adoption of this Standard will result in additional footnote disclosure.

  During 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and for Hedging Activities", which establishes new standards for reporting information about derivatives and hedging. It is effective for periods beginning after June 15, 1999 and will be adopted by the Company as of January 1, 2000. The Company expects that adoption of this Standard will have no effect on its consolidated financial position, results of operations or on disclosures within the consolidated financial statements as they currently do not engage in the use of derivative instruments or other hedging activities.

 Cash and Cash Equivalents

  The Company considers all highly liquid debt instruments with a purchased maturity of three months or less to be cash equivalents.

 Concentration of Credit Risk

  Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the Company's large number of customers and their dispersion across many different industries. At December 31, 1997, the Company had no significant concentrations of credit risk.

           HEIDRICK & STRUGGLES INTERNATIONAL, INC. AND SUBSIDIARIES

 Property and Equipment

  Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets or, for leasehold improvements, the shorter of the lease term or the estimated useful life of the asset, as follows:

      Office furniture and fixtures.................................. 8-10 years
      Computer equipment and software................................ 3-5 years
      Automobiles.................................................... 4 years

  Depreciation for financial statement purposes for the years ended December 31, 1995, 1996, and 1997 totaled $1,189, $1,594 and $2,315, respectively.

  Intangible assets are stated at cost and amortized using the straight-line method over the estimated economic useful life. The Company continually evaluates whether subsequent events and circumstances have occurred that indicate the remaining estimated useful life of an intangible asset may warrant revision, or that the remaining balance of an intangible asset may not be recoverable. The Company evaluates the recoverability of intangible assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of such assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. Based on these evaluations, there were no adjustments to the carrying value of intangibles in 1998, 1997 and 1996.

 Revenue Recognition

  Revenue from client services is recognized as clients are billed, generally over a 60 to 90 day period commencing in the month of the initial acceptance of a search. If a search is canceled within the first 90 days, the Company will pro-rate the fee up to the date of cancellation. Revenue consists of the amount billed to clients, net of sales taxes.

 Income Taxes

  Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, applying enacted statutory tax rates in effect for the year in which the tax differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

 Earnings per Common Share

  The Company adopted SFAS No. 128, "Earnings Per Share" at December 31, 1997. Basic earnings per common share is computed by dividing net income by weighted average common shares outstanding for the year. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted. In accordance with SFAS No. 128, the Company utilizes the two-class method of calculating earnings per share. As such, the earnings are assigned to each class according to the terms of the stock agreements and earnings per share are computed by dividing the earnings assigned to each class by the shares outstanding in that class.

 Translation of Foreign Currencies

  The translation of financial statements into U.S. dollars has been performed in accordance with the SFAS No. 52, "Foreign Currency Translation." The local currency for all subsidiaries has been designated as the functional currency except for subsidiaries which operate in highly inflationary economies which use the U.S. dollar as their functional currency. Non-U.S. assets and liabilities have been translated into U.S. dollars at the current rate of exchange prevailing at the balance sheet date. Revenues and expenses have been translated at the

           HEIDRICK & STRUGGLES INTERNATIONAL, INC. AND SUBSIDIARIES average exchange rates for the period. Translation gains and losses are reflected as a separate component of stockholders' equity and not included in income.

 Interim Financial Information

  The consolidated financial statements and related notes thereto for the nine months ended September 30, 1997 and September 30, 1998 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information set forth herein. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of results that may be expected for the fiscal year ended December 31, 1998.

2. Acquisitions

 Tesco AG

  On July 20, 1995, the Company acquired 100% of Tesco AG. The purchase price amounted to $1,406 and the excess of purchase price over the fair value of net assets was $969. Only $1,154 of the purchase price was paid and therefore only $717 of the goodwill was recorded as of December 31, 1997. The goodwill is being amortized over five years and the accumulated amortization amounts to $314 at December 31, 1997. The amortization expense was $29, $127, and $158 in 1995, 1996, and 1997, respectively.

  The remaining part of the purchase price has not yet been paid and is not recorded, as the payment is contingent upon certain conditions, which have not been met. Additional goodwill will be recorded for any additional amounts paid as part of this acquisition.

 Mulder & Partner GmbH & Co. KG

  Effective October 1, 1997 the Company acquired 100% of Mulder & Partner GmbH & Co. KG ("Mulder"). The Company entered into a deferred contingent payment agreement with the sellers as described below:

  . $8,695 was paid on October 1, 1997 and $1,066 of associated transaction costs were incurred; $5,228 plus 4% interest will be paid in annual equal installments over a five year period ending October 1, 2002.

  . Shares of the Company will be issued over a five year period to the partners of Mulder as follows:

                                                                       Number
                                                                     of shares
                                                                    to be issued
                                                                    ------------
      October 1, 1997..............................................     4,000
      January 1, 1999..............................................     8,000
      January 1, 2000..............................................     7,000
      January 1, 2001..............................................     7,000
      January 1, 2002..............................................     6,000
                                                                       ------
                                                                       32,000
                                                                       ======

  At October 1, 1997, consideration corresponding to the issuance of the first 4,000 shares was accounted for at a value of $106.16 per share, representing the fair value of the shares of the Company at this date. The entire purchase price (initial cash payment, future cash installments and all shares) is contingent upon the continued employment of the selling shareholders for the five year period ending October 1, 2002. A pro rata portion of the total purchase price is forfeited in the event a selling shareholder leaves the employment of the Company prior to October 1, 2002. Due to these employment contingencies, the purchase price has been accounted for as compensation expense over the five year period of the contingency.

           HEIDRICK & STRUGGLES INTERNATIONAL, INC. AND SUBSIDIARIES

  On July 2, 1998, the Mulder acquisition agreement was amended. The amended agreement is contingent upon the merger of the Company and Heidrick & Struggles, Inc. The amended purchase price is $28,396, which is to be paid as follows:

  . $8,695 was due and paid in cash, $1,066 of associated transactions were incurred, and 4,000 shares of the Company's stock were issued to the former stockholders of Mulder on October 1, 1997.

  . $5,228 plus interest accrued from October 1, 1997 at a rate of 4% is due
    90 days after the merger of the Company and Heidrick & Struggles, Inc.

  . $12,773 represented by shares in the newly merged entity is due to the former stockholders of Mulder 90 days after the merger of the Company and Heidrick & Struggles, Inc.

  All employment contingencies were eliminated from the acquisition agreement.

  Due to the early settlement and elimination of employment contingencies, all remaining amounts will be expensed in the quarter when the amendment becomes effective.

3. Line of Credit

  The Company was granted a multicurrency line of credit which became effective on October 13, 1997. The $9,892 line of credit will be reduced annually by $1,978 on July 1, 1998, 1999, 2000 and 2001. The line of credit will expire on July 1, 2002. The interest rate on the credit line is LIBOR plus 1%. The interest rate at December 31, 1997 was 7.2%. The total outstanding balance was $7,639 at December 31, 1997. The interest expense on the debt was $21 for the year ended December 31, 1997. The credit line has a financial requirement, which requires that the ratio of total debt to tangible net worth be less than 90%. As a result of this financial requirement, retained earnings are restricted to the extent the ratio of debt to tangible net worth exceeds 90%. Also, no investment greater than $2 million is allowed without prior approval from the banks. Finally, there may be no substantial sale of German assets without the bank's prior approval. As of December 31, 1997, the Company met all of its financial requirements.

4. Related Party Transactions

  At December 31, 1997, Heidrick & Struggles, Inc. owned 35.5% of the stock of the Company. Heidrick & Struggles, Inc. loaned the Company $5,148 during the first quarter of 1998. Of this amount, $1,500 was repaid on July 31, 1998 and the balance plus interest is due on September 30, 1998. The interest rate on this loan is fixed at approximately 6.7%. Accounts receivable includes a receivable of $367 from Heidrick & Struggles, Inc. at December 31, 1996. Accounts payable includes a payable of $776 to Heidrick & Struggles, Inc. at December 31, 1997. All transactions between the Company and Heidrick & Struggles, Inc. are recorded at cost.

  Based on an agreement between the Company and Heidrick & Struggles, Inc., effective January 1, 1995, 65% of the net income of the Company is allocated to Class A shares and 35% of the net income of the Company is allocated to Class B shares, regardless of the exact percentage of each class holding. Heidrick & Struggles, Inc. owns all Class B shares.

5. Long-Term Debt

  Long-term debt consists of amounts due to former stockholders who have sold their stock back to the Company (see Note 6). The obligations are payable in annual installments over a period of five years with interest payable at the prime commercial rate (8.25% and 8.50%, at December 31, 1996 and 1997, respectively).

  The fair value of the debt based on current rates for similar debt is estimated to be $454 at December 31, 1997.

           HEIDRICK & STRUGGLES INTERNATIONAL, INC. AND SUBSIDIARIES

  Future principal payments on long-term debt are due as follows:

      Years ending December 31--
        1998............................................................. $178
        1999.............................................................  242
        2000.............................................................   56
        2001.............................................................   56
        2002.............................................................  --
                                                                          ----
                                                                          $532
                                                                          ====

6. Stockholder Agreements

  In accordance with the terms of the stock purchase agreements between the Company and its Class A stockholders, the Company is obligated to purchase the shares of stock owned by a Class A stockholder if the stockholder desires to sell or transfer the shares, or upon a stockholder's termination of employment at book value as defined in the stock purchase agreements. Redemption amounts relating to the stock purchase agreements are included in Mandatorily Redeemable Common Stock in the accompanying balance sheets. Payments for shares are generally made over a four year period. These agreements will terminate upon successful completion of an initial public offering.

7. Income Taxes

  The deferred tax assets and liabilities consist of the following components as of December 31, 1996 and 1997:

                                                                  1996    1997
                                                                 ------  ------
      Deferred tax assets--
        Receivable allowances................................... $  616  $  584
        Accrued vacations.......................................    170     222
        Accrued bonuses.........................................    --      496
        Property and equipment..................................    826     963
        Pension reserve.........................................    --    2,222
        Other accrued expenses..................................    --      323
        Cumulative translation adjustment.......................    --      568
                                                                 ------  ------
          Net deferred tax assets...............................  1,612   5,378
                                                                 ------  ------
      Deferred tax liabilities--
        Other accrued expenses..................................    (84)    --
        Cumulative translation adjustment.......................    (41)    --
                                                                 ------  ------
          Net deferred tax liabilities..........................   (125)    --
                                                                 ------  ------
            Net deferred income taxes........................... $1,487  $5,378
                                                                 ======  ======

  The deferred tax amounts mentioned above have been classified in the accompanying consolidated balance sheets as of December 31, 1996, and December 31, 1997, as follows:

                                                                  1996    1997
                                                                 ------  ------
      Current deferred tax assets............................... $1,612  $4,810
      Current deferred tax liabilities..........................    (84)    --
                                                                 ------  ------
          Net current deferred tax asset........................  1,528   4,810
                                                                 ------  ------
      Long-term deferred tax asset..............................    --      568
      Long-term deferred tax liabilities........................    (41)    --
                                                                 ------  ------
          Net long-term deferred tax............................    (41)    568
                                                                 ------  ------
                                                                 $1,487  $5,378
                                                                 ======  ======

           HEIDRICK & STRUGGLES INTERNATIONAL, INC. AND SUBSIDIARIES

  The provision for income taxes for the years ended December 31, 1995, 1996 and 1997, is as follows:

                                                          1995   1996    1997
                                                         ------ ------  -------
      Current--
        U.S. Federal.................................... $  428 $  151  $   533
        Foreign.........................................  1,395  1,677    2,707
      Deferred..........................................     17   (398)  (1,061)
                                                         ------ ------  -------
                                                         $1,840 $1,430  $ 2,179
                                                         ====== ======  =======

  The Company is a U.S. corporation, but operates entirely outside of the U.S., primarily in Europe. The Company pays foreign taxes for operations in each of the foreign countries in which it operates and pays U.S. federal taxes on its total operations after foreign tax credits.

  A reconciliation of income tax expense for the years ended December 31, 1995, 1996, and 1997, to the statutory U.S. federal income tax rate of 35%, is as follows:

                                                         1995    1996     1997
                                                        ------- -------  -------
      Income taxes at statutory rate................... $ 1,274 $ 1,250  $ 1,104
      Increase (decrease) due to--
        Foreign taxes in excess of federal tax rates...      69     494      357
        Alternative minimum tax........................       3      67      --
        Other, net.....................................     494    (381)     718
                                                        ------- -------  -------
                                                         $1,840 $ 1,430  $ 2,179
                                                        ======= =======  =======

8. Commitments and Contingencies

Operating Leases:

  The Company leases office space in various buildings for its own use. The leases expire at various dates through 2012. The Company also leases computer equipment which is accounted for as an operating lease.

  Minimum future lease payments due in each of the next five years ending December 31, are as follows:

      Years ending December 31--
        1998.......................................................... $ 6,877
        1999..........................................................   6,576
        2000..........................................................   5,937
        2001..........................................................   4,657
        2002..........................................................   2,195
        Thereafter....................................................  27,249
                                                                       -------
                                                                       $53,491
                                                                       =======

  Rent expense under operating leases for the years ended December 31, 1995, 1996 and 1997 was $3,621, $4,707 and $5,307, respectively.

Litigation

  In the normal course of business, the Company is a party to various matters involving disputes and/or litigation. While it is not possible at this time to determine the ultimate outcome of these matters, management believes that the ultimate liability, if any, will not be material to the consolidated results of operations, financial condition or liquidity of the Company.

           HEIDRICK & STRUGGLES INTERNATIONAL, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Concluded)


9. Segment Information

  The Company operates in a single business segment. The Company's geographic data for operations is as follows:

                                                          Twelve Months Ended
                                                             December 31,
                                                        ------------------------
                                                         1995    1996     1997
                                                        ------- -------  -------
Revenue:
  United Kingdom....................................... $15,491 $20,565  $27,588
  Germany..............................................  10,898  12,614   19,900
  France...............................................   9,243  11,211   12,253
  Other................................................  17,183  20,168   22,991
                                                        ------- -------  -------
    Total.............................................. $52,815 $64,558  $82,732
                                                        ======= =======  =======
Operating income (loss):
  United Kingdom....................................... $   883 $   589  $ 1,028
  Germany..............................................   1,134   1,279    1,042
  France...............................................     877      (3)     915
  Other................................................     408   1,573       52
                                                        ------- -------  -------
    Total.............................................. $ 3,302 $ 3,438  $ 3,037
                                                        ======= =======  =======
Identifiable assets:
  United Kingdom....................................... $ 5,533 $ 6,295  $12,288
  Germany..............................................   4,799   4,729   24,093
  France...............................................   5,424   6,985    9,921
  Other................................................  10,000  14,842   13,645
                                                        ------- -------  -------
    Total.............................................. $25,756 $32,851  $59,947
                                                        ======= =======  =======

During all years presented above, no individual customer accounted for greater than 10% of revenue.

10. Merger Agreement

  On June 30, 1998, the Company's Board of Directors approved a merger agreement with Heidrick & Struggles, Inc. which details the plan to merge Heidrick & Struggles, Inc. with and into the Company prior to an initial public offering; and recommended that the merger agreement be submitted to the Stockholders for approval. After completion of the merger, the corporation will be named Heidrick & Struggles International, Inc.

11. Unaudited Interim Information

  The term of the Company's loan from Heidrick & Struggles, Inc. was extended, and the balance was paid on January 20, 1999.

  HSI has negotiated a $7,969 multicurrency line of credit. This facility will reduce to $4,922 on March 1, 1999, $1,055 on May 1, 1999 and will terminate on May 31, 1999. The borrowings bear interest at the Euro OverNight Index Average ("EONIA") plus 100 basis points or LIBOR plus 100 basis points, depending on the currency of the borrowing. The borrowings can be drawn in Euros, ECU or British Pounds. At 12/31/98, there was $3,437 outstanding under the facility and the interest rate was 4.57%.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Mulder & Partner GmbH & Co. KG:

  We have audited the accompanying consolidated statements of income and related consolidated statements of cash flows of MULDER & PARTNER GMBH & CO. KG AND SUBSIDIARIES (a German limited partnership) for the nine months ended September 30, 1997 and for each of the two years in the period ending December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the operations of Mulder & Partner GmbH & Co. KG and Subsidiaries and their cash flows for the nine months ended September 30, 1997 and for each of the two years in the period ending December 31, 1996, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Chicago, Illinois
July 19, 1998

                MULDER & PARTNER GMBH & CO. KG AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
               (In thousands, except share and per share figures)

                                                  Twelve Months     Nine Months
                                                 Ended December        Ended
                                                       31,         September 30,
                                                 ----------------  -------------
                                                  1995     1996        1997
                                                 -------  -------  -------------
Revenue......................................... $31,529  $32,560     $21,816
Operating expenses:
  Salaries and employee benefits................  24,045   24,701      14,610
  General and administrative expenses...........   6,560    7,404       5,557
                                                 -------  -------     -------
    Total operating expenses....................  30,605   32,105      20,167
                                                 -------  -------     -------
    Operating income............................     924      455       1,649
Non-operating income (expense):
  Interest income...............................      13       28          36
  Interest expense..............................    (133)     (94)       (159)
  Other income..................................     581    2,106         529
                                                 -------  -------     -------
                                                     461    2,040         406
                                                 -------  -------     -------
    Income before income taxes..................   1,385    2,495       2,055
Provision for income taxes......................   1,149    2,663       1,668
                                                 -------  -------     -------
    Net income (loss)........................... $   236  $  (168)    $   387
                                                 -------  -------     -------
Comprehensive income (loss)..................... $   236  $  (168)    $   387
                                                 =======  =======     =======



  The accompanying notes to consolidated financial statements are an integral part of these statements.

                MULDER & PARTNER GMBH & CO. KG AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                 Twelve Months
                                                     Ended         Nine Months
                                                 December 31,         Ended
                                                ----------------  September 30,
                                                 1995     1996        1997
                                                -------  -------  -------------
Cash flows from operating activities
  Net income (loss)............................ $   236  $  (168)    $   387
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization..............      25      356         231
    Deferred income taxes......................      89       72         (2)
    Changes in assets and liabilities:
      Trade & other receivables................  (1,530)  (2,309)      1,319
      Prepaid expenses.........................     (52)    (173)        170
      Accounts payable.........................     138      292        (246)
      Accrued expenses.........................   4,282    2,152        (165)
      Income taxes payable.....................     195    2,130       1,409
                                                -------  -------     -------
        Net cash provided by operating
         activities............................   3,383    2,352       3,103
                                                -------  -------     -------
Cash flows from investing activities
  Purchases of property and equipment..........    (615)    (991)        (21)
  Purchases of long-term investments...........  (1,965)  (2,212)       (455)
                                                -------  -------     -------
        Net cash used in investing activities..  (2,580)  (3,203)       (476)
                                                -------  -------     -------
Cash flows from financing activities
  Dividends paid...............................  (1,411)    (872)       (557)
  Proceeds from long-term debt.................     376    1,299         --
  Payments on long-term debt...................     --       --       (1,964)
                                                -------  -------     -------
        Net cash provided by (used in)
         financing activities..................  (1,035)     427      (2,521)
                                                -------  -------     -------
Effect of foreign currency exchange rates on
 cash and cash equivalents.....................      65      (38)        (25)
                                                -------  -------     -------
Net increase (decrease) in cash and cash
 equivalents...................................    (167)    (462)         81
Cash and cash equivalents:
  Beginning of period..........................     812      645         183
                                                -------  -------     -------
  End of period................................ $   645  $   183     $   264
                                                =======  =======     =======
Supplemental disclosures of cash flow
 information
  Cash paid for--
  Interest..................................... $   133  $    94     $   159
  Income taxes................................. $   864  $   761     $   140
                                                =======  =======     =======

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                MULDER & PARTNER GMBH & CO. KG AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED INCOME STATEMENTS AND
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                For the years ended December 31, 1995 and 1996
                 and the nine months ended September 30, 1997

1. Nature of Business and Summary of General Accounting Principles

 Nature of Business

  Mulder & Partner GmbH & Co. KG and Subsidiaries (as of December 31, 1995:
Mulder & Partner GmbH) (the "Company") are engaged in providing management consulting and executive search services to clients on a retained basis. The Company's clients are primarily located in Germany.

 Basis of Accounting

  The financial statements of the Company have been prepared in conformity with U.S. generally accepted accounting principles.

 Principles of Consolidation

  The consolidated financial statements include Mulder & Partner GmbH & Co., KG and its wholly and majority owned subsidiaries. All material intercompany accounts and transactions have been eliminated in the consolidated financial statements.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the useful lives of the assets and German tax law as follows:

      Office furniture and fixtures.................................. 4-20 years
      Computer equipment and software................................ 2-3 years

  Depreciation for consolidated financial statement purposes for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997 totaled $25, $356 and $231, respectively.

 Revenue Recognition

  Revenue from client services is recognized as clients are billed, generally over a 90 day period commencing in the month of the initial acceptance of a search. Revenue consists of the amount billed to clients, net of expenses and value added taxes.

 Translation of Foreign Currencies

  The consolidated financial statements were translated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." The functional currency for the Company is the German Deutschmark. The consolidated financial statements have been translated into U.S. Dollars by applying the average annual exchange rates on the consolidated income statements and the consolidated statements of cash flows.

2. Income Taxes

  The provision for income taxes for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, is as follows:

                                   Before         After            After
                               reorganization reorganization   Reorganization
                                 (see below)    (see below)     (see below)
                                                             Nine months ended
                                    1995           1996      September 30, 1997
                               -------------- -------------- ------------------
Current taxes--
  Trade taxes on income
   (Municipality tax).........     $  325         $2,591           $1,666
  Corporate income tax
   including Solidarity
   Surcharge (Federal tax)....        735            --               --
Deferred taxes................         89             72                2
                                   ------         ------           ------
                                   $1,149         $2,663           $1,668
                                   ======         ======           ======

  A reconciliation of income tax expense for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997 to the statutory German trade tax rate of 19% is as follows:

                                                             Nine months ended
                                                1995   1996  September 30, 1997
                                               ------ ------ ------------------
Income taxes at statutory rate................ $  263 $  474       $  390
Increase due to--
  Corporate income tax at statutory rate of
   45% including Solidarity Surcharge of 7.5%.    670    --           --
  Nondeductible expenses......................    216  2,189        1,278
                                               ------ ------       ------
                                               $1,149 $2,663       $1,668
                                               ====== ======       ======

  Since the change of the legal status of Mulder & Partner GmbH in 1996 the Company is only subject to trade tax on income. With notarial deed dated June 13, 1996, Mulder & Partner GmbH was reorganized retroactively (effective January 1, 1996) from a limited liability corporation into Mulder & Partner GmbH & Co., KG (a limited partnership with a limited liability corporation as general partner) according to Sect. 190 following the German Reorganization Law ("Umwandlungsgesetz"). Due to the change of the legal status, the Company is no longer subject to German corporate income taxation. The income of the partnership is now taxed at the level of the individual partners.

  The reorganization has been performed at book value without realizing any capital gain or loss. Accordingly the reorganization has not had any German income tax implications.

Deferred Taxes

  Deferred taxes are applicable for German trade tax on income and German corporate income tax.

3. Commitments and Contingencies

Operating Leases:

  The Company leases office space in various buildings for its own use. These leases expire at various dates through 2002. The Company also leases computer equipment and automobiles which are accounted for as operating leases.

  Minimum future lease payments due in each of the next five years ending December 31, are as follows:

      Years ending December 31
      1998............................................................. $  952
      1999.............................................................    940
      2000.............................................................    889
      2001.............................................................    427
      2002.............................................................    239
                                                                        ------
                                                                        $3,447
                                                                        ======

  Rent expense under operating leases for the years ended December 31, 1995, 1996, and the nine months ended September 30, 1997 was $978, $1,157 and $789, respectively.

Litigation

  In the normal course of business, the Company is a party to various matters involving disputes and/or litigation. While it is not possible at this time to determine the ultimate outcome of these matters, management believes that the ultimate liability, if any, will not be material to the results of operations, financial condition or liquidity of the Company.

4. Segment Information

  The Company operates as a single business segment and in a single primary geographic location (Germany).

                                                                   ANNEX A

                         AGREEMENT AND PLAN OF MERGER
                                      OF
                          HEIDRICK & STRUGGLES, INC.
                                      AND
                   HEIDRICK & STRUGGLES INTERNATIONAL, INC.

  AGREEMENT AND PLAN OF MERGER (the "Agreement"), entered into as of February 12, 1999, by and among Heidrick & Struggles, Inc., a Delaware corporation ("H&S Inc."), and Heidrick & Struggles International, Inc., a Delaware corporation ("H&S International"). H&S Inc. and H&S International are referred to individually herein as a "Party" and collectively herein as the "Parties."

                                   RECITALS

  WHEREAS, the Parties intend that H&S Inc. merge with and into H&S International (the "Merger"), with H&S International to be the surviving corporation of the Merger (the "Surviving Corporation"), all pursuant to the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law (the "DGCL"). Upon the effectiveness of the Merger, each share of the issued and outstanding capital stock of H&S Inc. will be converted into 2.8249 shares of Common Stock, par value $.01 per share, of H&S International ("H&S International Common Stock"), as provided in this Agreement.

  WHEREAS, the respective Boards of Directors of H&S Inc. and H&S
International have determined that the transactions contemplated by this Agreement are fair to and in the best interests of their respective stockholders.

  WHEREAS, the respective Boards of Directors of H&S Inc. and H&S
International have unanimously approved the Merger subject to the terms and conditions of this Agreement in accordance with the applicable provisions of the DGCL.

  WHEREAS, H&S Inc. and H&S International intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

  WHEREAS, the authorized number of shares of H&S International is 300,000 shares of which (i) 150,000 are Class A Common Stock, no par value ("Class A Common Stock"), of which 144,534 shares are currently issued and outstanding; and (ii) 150,000 shares are Class B Common Stock, no par value ("Class B Common Stock"), of which 80,185 shares are currently issued and outstanding.

  WHEREAS, the authorized number of shares of H&S Inc. is 500,000 shares of Common Stock, par value $1.00 per share ("H&S Inc. Common Stock"), of which 181,641 shares are currently issued and outstanding.

  NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, and in consideration of the representations, warranties and covenants set forth herein, intending to be legally bound hereby, the Parties hereby agree as follows:

                                ARTICLE I

                      The Merger; Closing; Effective Time

  1.1. The Merger. Subject to and upon the terms and conditions of this Agreement and the DGCL, H&S Inc. will be merged with and into H&S
International at the "Effective Time," as such term is hereinafter defined. At the Effective Time, the separate corporate existence of H&S Inc. shall thereupon cease, and H&S International shall be the Surviving Corporation.

  1.2. Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017 at 10:00 A.M. on the second business day after which the last to be fulfilled or waived of the conditions set forth in Article IV hereof (other than those conditions that can only be fulfilled at the Closing) shall be fulfilled or waived in accordance with this Agreement (the "Closing Date") or
(ii) at such other place and time and/or on such other date as the Parties may agree.

  1.3. Filing of Merger Documents; Effective Time. As soon as practicable after the Closing, H&S International and H&S Inc. will (i) execute and file a certificate of merger relating to the Merger (the "Certificate of Merger") with the Secretary of State of Delaware as provided in the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at the time at which the Certificate of Merger is duly filed with the Secretary of State of Delaware or at such subsequent time as the Parties shall agree and be specified in the Certificate of Merger (the "Effective Time").

  1.4. Effect of the Merger. The Merger will, from and after the Effective Time, have all of the effects provided by applicable law, including, without limitation, the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of H&S Inc. shall be vested in the Surviving Corporation, and all debts, liabilities and duties of H&S Inc. shall become the debts, liabilities and duties of the Surviving Corporation.

  1.5. Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of H&S International shall be amended and restated in accordance with the DGCL in the form attached as Annex I hereto, which will be the Certificate of Incorporation of the Surviving Corporation, until amended in accordance therewith and the provisions of the DGCL.

  1.6. By-Laws. The By-laws of H&S International immediately prior to the Effective Time shall be amended and restated to read in their entirety as Annex II hereto, until further amended or restated in accordance therewith and the provisions of the DGCL.

  1.7. Directors and Officers of Surviving Corporation. The directors of H&S International immediately prior to the Effective Time will be the directors of the Surviving Corporation, and the officers of H&S International immediately prior to the Effective Time will be the officers of the Surviving Corporation, until their death, resignation or removal, and until their respective successors are duly elected or appointed.

  1.8. Effect on Capital Stock.

  (a) Capital Stock of H&S Inc. At the Effective Time, without any further action on the part of any holder thereof, each share of H&S Inc. Common Stock that is issued and outstanding immediately prior to the Effective Time will by virtue of the Merger be automatically converted into 2.8249 shares of validly issued, fully paid and non-assessable H&S International Common Stock. Any fractional shares shall be cancelled, and the holders thereof will receive cash for their fractional shares.

  (b) Capital Stock of H&S International, Inc.

  (i) At the Effective Time, without any further action on the part of the holder thereof, each share of Class A Common Stock that is issued and outstanding immediately prior to the Effective Time will by virtue of the Merger be automatically converted into one share of validly issued, fully paid and non-assessable H&S International Common Stock.

  (ii) Each share of Class B Common Stock that is issued and outstanding at the Effective Time will, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired and no stock of H&S International or other consideration shall be delivered in exchange therefor.

  1.9. Stock Certificates.

  (a) At the Effective Time, certificates representing shares of H&S Inc. Common Stock or Class A Common Stock, as the case may be, held by the stockholders of H&S Inc. and H&S International (the "Stockholders"), respectively, will be deemed to represent such number of shares of H&S International Common Stock into which such shares of H&S Inc. Common Stock or Class A Common Stock have been converted pursuant to Sections 1.8(a) or 1.8(b)(i) hereof.

  (b) No Further Ownership Rights in H&S Inc. Common Stock; Exchange of Shares. As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of H&S Inc. Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of H&S Inc. Common Stock (a "Certificate") shall thereafter cease to have any rights with respect to such shares of H&S Inc. Common Stock, except that such Certificates will represent such number of shares of H&S International Common Stock as is set forth in
Section 1.8(a) hereof. Notwithstanding anything in the preceding sentence or
Section 1.8(a) hereof to the contrary, each holder of H&S Inc. Common Stock shall have the right to surrender and the Company may require each such holder to surrender for exchange any and all certificates representing shares of such H&S Inc. Common Stock for (i) a certificate or certificates representing such number of whole shares of H&S International Common Stock as is set forth in
Section 1.8(a) hereof and (ii) cash in lieu of any fractional shares of such H&S International Common Stock. Any shares of H&S Inc. Common Stock so surrendered shall be cancelled.

  (c) Lost, Stolen or Destroyed Certificates. In the event that any Certificate to be delivered to H&S International pursuant hereto shall have been lost, stolen or destroyed, in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, H&S International shall issue and deliver such shares of H&S International Common Stock as may be required pursuant to Sections 1.8(a) or 1.8(b)(i) hereof; provided, however, that H&S International may, in its discretion and as a condition precedent to such issuance and delivery, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against H&S International with respect to the Certificate alleged to have been lost, stolen or destroyed.

                                ARTICLE II

                        Representations and Warranties

  2.1. Representations and Warranties of H&S Inc. Except as set forth in the H&S Inc. Disclosure Schedule delivered by H&S Inc. to H&S International prior to the execution of this Agreement (the "H&S Inc. Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), H&S Inc. represents and warrants to H&S International as follows:

  (a) Organization, Standing and Power. Each of H&S Inc. and any other corporation or other organization of which H&S Inc. holds at least a majority of the securities or other interests is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

  (b) Authority; No Conflicts. H&S Inc. has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by H&S Inc. of this Agreement and the consummation by H&S Inc. of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of H&S Inc. This Agreement has been duly executed and delivered by H&S Inc. and constitutes the valid and binding agreement of H&S Inc., enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless or whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

  (c) Non-Contravention. The execution, delivery and performance by H&S Inc. of this Agreement and the consummation by H&S Inc. of the transactions contemplated hereby do not and will not contravene or conflict with or create a default under the Certificate of Incorporation or By-laws of H&S Inc. or any agreement, instrument or other obligation by which it is bound.

  (d) Board Approval. The Board of Directors of H&S Inc., by resolutions duly adopted (the "H&S Inc. Board Approval"), has duly (i) determined that this Agreement and the Merger are advisable and in the best interests of H&S Inc. and its stockholders, (ii) approved this Agreement and the Merger and (iii) recommended that the stockholders of H&S Inc. approve and adopt this Agreement and the Merger. The H&S Inc. Board Approval constitutes approval of this Agreement and the Merger for purposes of Section 203 of the DGCL.

  2.2. Representations and Warranties of H&S International. Except as set forth in the H&S International Disclosure Schedule delivered by H&S International to H&S Inc. prior to the execution of this Agreement (the "H&S International Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), H&S International represents and warrants to H&S Inc. as follows:

  (a) Organization, Standing and Power. H&S International is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

  (b) Authority; No Conflicts. H&S International has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by H&S International of this Agreement and the consummation by H&S International of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of H&S International. This Agreement has been duly executed and delivered by H&S International and constitutes the valid and binding agreement of H&S International, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless or whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

  (c) Non-Contravention. The execution, delivery and performance by H&S International of this Agreement and the consummation by H&S International of the transactions contemplated hereby do not and will not contravene or conflict with or create a default under the Certificate of Incorporation or By-laws of H&S International or any agreement, instrument or other obligation by which it is bound.

  (d) Board Approval. The Board of Directors of H&S International, by resolutions duly adopted (the "H&S International Board Approval"), has duly
(i) determined that this Agreement and the Merger are advisable and in the best interests of H&S International and its stockholders, (ii) approved this Agreement and the Merger and (iii) recommended that the stockholders of H&S International approve and adopt this Agreement and the Merger. The H&S International Board Approval constitutes approval of this Agreement and the Merger for purposes of Section 203 of the DGCL.

                               ARTICLE III

                             Additional Agreements

  3.1. Tax-Free Qualification. Each of H&S Inc. and H&S International shall use its best efforts to cause the Merger to qualify as, and neither H&S Inc. nor H&S International shall, nor shall either permit any of its subsidiaries to (either before or after consummation of the Merger), take any action that would prevent or impede the Merger from qualifying as, a reorganization under the provisions of Section 368 of the Code.

  3.2. Best Efforts. Subject to the terms and conditions of this Agreement, each Party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, if required, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

                                ARTICLE IV

                             Conditions Precedent

  4.1. Conditions to Each Party's Obligation to Effect the Merger. The obligations of H&S Inc. and H&S International to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

  (a) Stockholder Approval. Each of H&S Inc. and H&S International shall have obtained the required stockholder vote in favor of the adoption of this Agreement and the transactions contemplated hereby.

  (b) No Injunctions or Restraints; Illegality. No law, rule or regulation shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

  (c) HSR Act. The waiting period (and any extension thereof), if any, applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

  (d) Representations and Warranties. Each of the representations and warranties of the Parties set forth in this Agreement shall have been true and correct in all material respects on the date of this Agreement and each Party shall deliver to the other a certificate, signed on its behalf by its chief executive officer and dated the Closing Date, to such effect.

  (e) Tax Opinion. H&S Inc. and H&S International shall have received an opinion dated the Closing Date of Simpson Thacher & Bartlett that the Merger qualifies as a tax-free reorganization within the meaning of Section 368 of the Code and the regulations promulgated thereunder.

                                ARTICLE V

                                 Miscellaneous

  5.1. Governing Law. The laws of the State of Delaware, irrespective of its choice of law principles, will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the Parties.

  5.2. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  5.3. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any Party whose signature appears thereon and all of which together will constitute one and the same instrument.

  5.4. Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

  5.5. Amendment and Waiver. At any time prior to the Effective Time, whether or not the stockholders of either or both of the Parties have adopted this Agreement, the Parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent permitted by the DGCL, (i) amend or modify any provision of this Agreement or add provisions to this Agreement; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ATTEST:                                   HEIDRICK & STRUGGLES, INC.

  /s/ Richard D. Nelson                        /s/ Patrick S. Pittard

                                          By:_____________________________
-------------------------
                                          Name: Patrick S. Pittard
Secretary
                                          Title:  President and Chief
                                          Executive Officer

ATTEST:                                   HEIDRICK & STRUGGLES INTERNATIONAL,
                                          INC.

  /s/ Richard D. Nelson
                                               /s/ Dr. Jurgen B. Mulder
-------------------------
                                          By:_____________________________
Secretary
                                          Name: Dr. Jurgen B. Mulder

                                          Title:  President and Chief
                                          Executive Officer

                                                                   ANNEX I

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                   HEIDRICK & STRUGGLES INTERNATIONAL, INC.

  HEIDRICK & STRUGGLES INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

    1. The name of the corporation is Heidrick & Struggles International, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was May 9, 1968 under the name Heidrick and Struggles International, Inc. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 13, 1984 under the name Heidrick and Struggles International, Inc. Certificates of Amendment to the Restated Certificate of Incorporation were filed on August 9, 1989 and on November 7, 1990 respectively. A Certificate of Amendment to the Restated Certificate of Incorporation was filed on December 23, 1992 changing the name of the Corporation to Heidrick & Struggles International, Inc.

    2. This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors and by written consent of the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and amends and restates the provisions of the existing Restated Certificate of Incorporation.

    3. Upon the filing of this Amended and Restated Certificate of Incorporation, (i) each issued and outstanding share of Class A Common Stock, without par value, of the Corporation (the "Old Shares"), shall immediately, and without any action on the part of the holder thereof, be converted into one share of Common Stock, par value $.01 per share, of the Corporation ("Common Stock") and (ii) each issued and outstanding share of Class B Common Stock, without par value, of the Corporation shall immediately be cancelled without payment therefor.

    The certificates formerly representing the Old Shares shall represent such number of shares of Common Stock into which the Old Shares shall have been converted.

    4. The text of the Restated Certificate of Incorporation as amended heretofore is hereby amended and restated to read in its entirety as follows:

      "FIRST: The name of the corporation is Heidrick & Struggles
    International, Inc.

      SECOND: The registered office of the corporation in the State of Delaware is located at No. 1209 Orange Street, in the City of Wilmington, County of New Castle; and the name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The purposes of the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                     A-I-1

      FOURTH: (1) The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000,000, consisting of 250,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), and 750,000 shares of Common Stock, par value $.01 per share ("Common Stock"). The number of authorized shares of any of the Preferred Stock or the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), and no vote of the holders of any of the Preferred Stock or the Common Stock voting separately as a class shall be required therefor.

      (2) The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

      (3) The Board of Directors is hereby expressly authorized, by resolution or resolutions, to issue, without a vote or any other action of the stockholders, any or all authorized shares of stock of the Corporation, securities convertible into or exchangeable for any authorized shares of stock of the Corporation and warrants, options or rights to purchase, subscribe for or otherwise acquire shares of stock of the Corporation for any such consideration and on such terms as the Board of Directors in its discretion lawfully may determine.

      (4) (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the General Corporation Law of the State of Delaware.

      (b) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to such series).

      (c) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

      (d) Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the corporation upon such dissolution, liquidation or winding up of the corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

                                     A-I-2

      FIFTH: The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the corporation in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75 percent in voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the By-Laws which is to the same effect as Section 3 of Article Fourth, Article Fifth and Article Seventh of this Amended and Restated Certificate of Incorporation or to adopt any provision inconsistent therewith.

      SIXTH: (1) To the fullest extent permitted by the laws of the State of Delaware:

        (a) The corporation shall indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, the corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors of the corporation. The corporation shall indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

        (b) The corporation shall promptly pay expenses incurred by any person described in the first sentence of subsection (a) of this Article Sixth, Section (1) in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of appropriate documentation.

        (c) The corporation may purchase and maintain insurance on behalf of any person described in subsection (a) of this Article Sixth, Section (1) against any liability asserted against such person, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article Sixth, Section (1) or otherwise.

        (d) The Corporation is expressly authorized to enter into agreements with any person providing for indemnification greater or different than that provided by this Amended and Restated
      Certificate of Incorporation.

                                     A-I-3

        (e) The provisions of this Article Sixth, Section (1) shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article Sixth, Section (1) shall be deemed to be a contract between the corporation and each director or officer who serves in such capacity at any time while this Article Sixth, Section (1) and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article Sixth, Section (1) shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article Sixth, Section
      (1) shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, this Amended and Restated Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person's official capacity and actions in any other capacity while holding such office, it being the policy of the corporation that indemnification of any person whom the corporation is obligated to indemnify pursuant to the first sentence of subsection (a) of this Article Sixth, Section (1) shall be made to the fullest extent permitted by law, as the same exists or may in the future be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment.)

        (f) For purposes of this Article Sixth, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

      (2) A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase or redemption in violation of Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit and except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

       SEVENTH: (1) The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than eight and not more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the total number of Directors that the Corporation would have if there are no vacancies on the Board of Directors. The directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be originally elected for a term expiring at the succeeding annual meeting of stockholders, Class II directors shall be originally elected for a term expiring at the second succeeding annual meeting of stockholders, and Class III directors shall be originally elected for a term expiring at the third succeeding annual meeting of stockholders. At each succeeding annual meeting of stockholders following 1999, successors to the

                                     A-I-4
    class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created directorship on the Board of Directors that results from an increase in the number of directors shall, subject to the rights of holders of any shares of Preferred Stock, be filled only by a majority of the directors then in office, provided that a quorum is present. Any other vacancy may, subject to the rights of holders of any shares of Preferred Stock, be filled only by a majority of the Directors, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Directors may be removed only for cause, and only by the affirmative vote of at least 75 percent in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting as a single class.

      (2) Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Seventh unless expressly provided by such terms.

      (3) The Board of Directors is hereby expressly authorized to consider the interests of clients and other customers, creditors, employees and other constituencies of the Corporation and its subsidiaries and the effect upon communities in which the Corporation and its subsidiaries do business, in evaluating proposed corporate transactions.

      EIGHTH: Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75 percent in voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Section 3 of Article Fourth, Article Fifth, Article Seventh or this Article Eighth or to adopt any provision inconsistent therewith.

  Heidrick & Struggles International, Inc. does hereby further certify that this Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors and by unanimous written consent of the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

  IN WITNESS WHEREOF, HEIDRICK & STRUGGLES INTERNATIONAL, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by
     , its            this    day of , 1999.

                                     HEIDRICK & STRUGGLES INTERNATIONAL, INC.

                                     By: ______________________________________

                                     Name:

                                     Title:

                                     A-I-5

                                                                  ANNEX II

                             AMENDED AND RESTATED

                                    BY-LAWS

                                      OF

                   HEIDRICK & STRUGGLES INTERNATIONAL, INC.

                               ----------------

                                ARTICLE I.

                               Stockholders

  Section 1. The annual meeting of the stockholders of the corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place within or without the State of Delaware as may be designated from time to time by the Board of Directors.

  Section 2. Special meetings of the stockholders shall be called at any time only by the Chairman of the Board, if there be one, or the President of the Corporation and shall be called by the Chairman of the Board or the President of the Corporation, only at the request in writing of a majority of the Board of Directors, pursuant to a resolution adopted by a majority of the total number of directors. The purpose or purposes of the proposed meeting shall be included in the notice setting forth such call.

  Section 3. Except as otherwise provided by law, notice of the time, place and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders shall be delivered personally or mailed not earlier than sixty, nor less than ten days previous thereto, to each stockholder of record entitled to vote at the meeting at such address as appears on the records of the corporation.

  Section 4. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Amended and Restated Certificate of Incorporation; but if at any regularly called meeting of stockholders there be less than a quorum present, the stockholders present may adjourn the meeting from time to time without further notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

  Section 5. The Chairman of the Board, or if there be no Chairman or in the Chairman's absence or at the Chairman's direction, the President, or in the President's absence or at the President's direction, any officer of the corporation shall call all meetings of the stockholders to order and shall act as Chairman of such meeting. The Secretary of the corporation or, in such officer's absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting. Unless otherwise determined by the Board of Directors prior to the meeting, the Chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the corporation or their duly appointed proxies) who may attend any such meeting, whether any stockholder or stockholders' proxy may be excluded from any meeting of stockholders based upon any determination by the Chairman, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any meeting of stockholders. The Chairman of the meeting shall have authority to adjourn any meeting of stockholders.

                                    A-II-1

  Section 6. At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the General Corporation Law of the State of Delaware, the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the judge or judges of stockholder votes or, if there are no such judges, such other persons making that determination shall specify the information upon which they relied.

  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraph of this
Section 6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

  Proxies shall be filed with the Secretary of the meeting prior to or at the commencement of the meeting to which they relate.

  Section 7. When a quorum is present at any meeting, the vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Amended and Restated Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

  Section 8. In order that the corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or (b) if and to the extent permitted by the Amended and Restated Certificate of Incorporation, entitled to consent to corporate action in writing without a meeting, or (c) entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date (i) in the case of clause (a) above, shall not be more than sixty nor less than ten days before the date of such meeting, (ii) in the case of clause (b) above, shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors, and (iii) in the case of clause (c) above, shall not be more than sixty days prior to such action. If for any reason the Board of Directors shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by law. Only those stockholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the corporation after any such record date so fixed or determined.

  Section 9. The officer who has charge of the stock ledger of the corporation shall prepare and make at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose

                                    A-II-2
germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced at the time and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

  Section 10. The Board of Directors, in advance of all meetings of the stockholders, shall appoint one or more judges of stockholder votes, who may be stockholders or their proxies, but not directors of the corporation or candidates for office. In the event that the Board of Directors fails to so appoint judges of stockholder votes or, in the event that one or more judges of stockholder votes previously designated by the Board of Directors fails to appear or act at the meeting of stockholders, the Chairman of the meeting may appoint one or more judges of stockholder votes to fill such vacancy or vacancies. Judges of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of judge of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. Judges of stockholder votes shall, subject to the power of the Chairman of the meeting to open and close the polls, take charge of the polls, and, after the voting, shall make a certificate of the result of the vote taken.

  Section 11. (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation's notice of meeting delivered pursuant to Article 1, Section 3 of these By-Laws, (b) by or at the direction of the Board of Directors or of the Chairman of the Board or (c) by any stockholder of the corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (A) of this By-Law and who was a stockholder of record at the time such notice is delivered to the Secretary of the corporation.

  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days, or delayed by more than sixty days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

  (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased

                                    A-II-3

Board of Directors made by the corporation at least seventy days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

  (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting pursuant to Article I,
Section 2 of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting
(a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-Law and who is a stockholder of record at the time such notice is delivered to the Secretary of the corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

  (C) General. (1) Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

  (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

  (3) For purposes of this By-Law, no adjournment nor notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 11, and in order for any notification required to be delivered by a stockholder pursuant to this Section 11 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

  (4) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                ARTICLE II

                            Board Of Directors

  Section 1. The Board of Directors of the corporation shall consist of such number of directors, not less than eight directors and not more than fifteen directors, as shall from time to time be fixed exclusively by resolution adopted by affirmative vote of a majority of the total number of Directors that the Corporation would have if

                                    A-II-4
there are no vacancies on the Board of Directors. The directors shall be divided into three classes in the manner set forth in the Amended and Restated Certificate of Incorporation of the corporation, each class to be elected for the term set forth therein. Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships) be elected by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote. A majority of the total number of directors then in office (but not less than one-third of the number of directors constituting the entire Board of Directors) shall constitute a quorum for the transaction of business and, except as otherwise provided by law or by the corporation's Amended and Restated Certificate of Incorporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Directors need not be stockholders.

  Section 2. Any newly created directorship on the Board of Directors that results from an increase in the number of directors shall, subject to the rights of holders of any shares of Preferred Stock, be filled only by a majority of the directors then in office, provided that a quorum is present. Any other vacancy may, subject to the rights of holders of any shares of Preferred Stock, be filled only by a majority of the Directors, although less than a quorum, or by a sole remaining director; and the directors so chosen shall hold office for a term as set forth in the Amended and Restated Certificate of Incorporation of the corporation. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 75 percent in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting as a single class.

  Section 3. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the Chairman of the Board or the President, by oral, or written notice including, telegraph, telex or transmission of a telecopy, e-mail or other means of transmission, duly served on or sent or mailed to each director to such director's address or telecopy number as shown on the books of the corporation not less than one day before the meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting in person (except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing.

  Section 4. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of the Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to Article SEVENTH of the Amended and Restated Certificate of Incorporation unless expressly provided by such terms. The number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed by or pursuant to the By-Laws. Except as otherwise expressly provided in the terms of such series, the number of directors that may be so elected by the holders of any such series of stock shall be elected for terms expiring at the next annual meeting of stockholders and without regard to the classification of the members of the Board of Directors as set forth in Section 1 hereof, and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series, or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director.

  Section 5. If at any meeting for the election of directors, the corporation has outstanding more than one class of stock, and one or more such classes or series thereof are entitled to vote separately as a class, and there

                                    A-II-5
shall be a quorum of only one such class or series of stock, that class or series of stock shall be entitled to elect its quota of directors notwithstanding absence of a quorum of the other class or series of stock.

  Section 6. The Board of Directors may designate three or more directors to constitute an executive committee, one of whom shall be designated Chairman of such committee. The members of such committee shall hold such office until their successors are elected and qualify. Any vacancy occurring in the committee shall be filled by the Board of Directors. Regular meetings of the committee shall be held at such times and on such notice and at such places as it may from time to time determine. The committee shall act, advise with and aid the officers of the corporation in all matters concerning its interest and the management of its business, and shall generally perform such duties and exercise such powers as may from time to time be delegated to it by the Board of Directors, and shall have authority to exercise all the powers of the Board of Directors, so far as may be permitted by law, in the management of the business and the affairs of the corporation whenever the Board of Directors is not in session or whenever a quorum of the Board of Directors fails to attend any regular or special meeting of such Board. The committee shall have power to authorize the seal of the corporation to be affixed to all papers which are required by the Delaware General Corporation Law to have the seal affixed thereto. The fact that the executive committee has acted shall be conclusive evidence that the Board of Directors was not in session at such time or that a quorum of the Board had failed to attend the regular or special meeting thereof.

  The executive committee shall keep regular minutes of its transactions and shall cause them to be recorded in a book kept in the office of the corporation designated for that purpose, and shall report the same to the Board of Directors at their regular meeting. The committee shall make and adopt its own rules for the government thereof and shall elect its own officers.

  Section 7. The Board of Directors may from time to time establish such other committees to serve at the pleasure of the Board which shall be comprised of such members of the Board and have such duties as the Board shall from time to time establish. Any director may belong to any number of committees of the Board. The Board may also establish such other committees with such members (whether or not directors) and such duties as the Board may from time to time determine.

  Section 8. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

  Section 9. The members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

  Section 10. The Board of Directors may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the corporation.

                               ARTICLE III.

                                 Officers

  Section 1. The Board of Directors, as soon as may be after each annual meeting of the stockholders, shall elect officers of the corporation, including a Chairman of the Board or President and a Secretary. The Board of Directors may also from time to time elect such other officers (including one or more Vice Presidents, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the corporation the power to appoint

                                    A-II-6
and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board of Directors may determine. Any two or more offices may be held by the same person.

  Section 2. All officers of the corporation elected by the Board of Directors shall hold office for such term as may be determined by the Board of Directors or until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors.

  Section 3. Each of the officers of the corporation elected by the Board of Directors or appointed by an officer in accordance with these By-laws shall have the powers and duties prescribed by law, by the By-Laws or by the Board of Directors and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by the By-Laws or by the Board of Directors or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office. The Chairman of the Board or the President, as determined by the Board of Directors, shall be the Chief Executive Officer and shall have the general direction of the affairs of the corporation.

  Section 4. Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the corporation, the Board of Directors may, during such period, delegate such officer's powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

                                ARTICLE IV

                          Certificates Of Stock

 Section 1. The shares of stock of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, or as otherwise permitted by law, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

  Section 2. Transfers of stock shall be made on the books of the corporation by the holder of the shares in person or by such holder's attorney upon surrender and cancellation of certificates for a like number of shares, or as otherwise provided by law with respect to uncertificated shares.

  Section 3. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.

                                ARTICLE V

                             Corporate Books

  The books of the corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

                                    A-II-7

                               ARTICLE VI.

                       Checks, Notes, Proxies, Etc.

  All checks and drafts on the corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be hereunto authorized from time to time by the Board of Directors. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the corporation may be executed and delivered from time to time on behalf of the corporation by the Chairman of the Board, the President, or by such officers as the Board of Directors may from time to time determine.

                               ARTICLE VII.

                               Fiscal Year

  The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.

                              ARTICLE VIII.

                              Corporate Seal

  The corporate seal shall have inscribed thereon the name of the corporation. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

                               ARTICLE IX.

                                  Audits

  The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

                                ARTICLE X.

                                Amendments

  These By-Laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting of the stockholders or, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting; provided, however, that, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote of the stockholders, the affirmative vote of the holders of at least 75 percent in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal Section 2 and Section 11 of Article I, Sections 1 and 2 of Article II or this proviso to this Article X of these By-Laws or to adopt any provision inconsistent with any of such Sections or with this proviso.


                                    A-II-8

                                                                        ANNEX B

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

(S)262 Appraisal Rights.

  (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251 (other than a merger effected pursuant to (S)251(g) of this title), (S)252, (S)254, (S)257, (S)263 or (S)264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
  (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to (S)228 or
  (S)253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such teens as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                   ANNEX C

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                   HEIDRICK & STRUGGLES INTERNATIONAL, INC.

  HEIDRICK & STRUGGLES INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

    1. The name of the corporation is Heidrick & Struggles International, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was May 9, 1968 under the name Heidrick and Struggles International, Inc. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 13, 1984 under the name Heidrick and Struggles International, Inc. Certificates of Amendment to the Restated Certificate of Incorporation were filed on August 9, 1989 and on November 7, 1990 respectively. A Certificate of Amendment to the Restated Certificate of Incorporation was filed on December 23, 1992 changing the name of the Corporation to Heidrick & Struggles International, Inc. An Amended and Restated Certificate of Incorporation (the "Existing Amended and Restated Certificate of Incorporation") was filed with the Secretary of State of the
  State of Delaware on              under the Corporation's name.

    2. This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors and by written consent of the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and amends and restates the provisions of the Existing Amended and Restated Certificate of Incorporation.

    3. The text of the Existing Amended and Restated Certificate of Incorporation as amended heretofore is hereby amended and restated to read in its entirety as follows:

      "FIRST: The name of the corporation is Heidrick & Struggles
    International, Inc.

      SECOND: The registered office of the corporation in the State of Delaware is located at No. 1209 Orange Street, in the City of Wilmington, County of New Castle; and the name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The purposes of the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: (1) The total number of shares of all classes of stock which the corporation shall have authority to issue is 110,000,000, consisting of 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), and 100,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"). The number of authorized shares of any of the Preferred Stock or the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), and no vote of the holders of any of the Preferred Stock or the Common Stock voting separately as a class shall be required therefor.

      (2) The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

      (3) The Board of Directors is hereby expressly authorized, by resolution or resolutions, to issue, without a vote or any other action of the stockholders, any or all authorized shares of stock of the Corporation, securities convertible into or exchangeable for any authorized shares of stock of the Corporation and warrants, options or rights to purchase, subscribe for or otherwise acquire shares of stock of the Corporation for any such consideration and on such terms as the Board of Directors in its discretion lawfully may determine.

      (4)(a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the General Corporation Law of the State of Delaware.

      (b) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to such series).

      (c) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

      (d) Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the corporation upon such dissolution, liquidation or winding up of the corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

      FIFTH: The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the corporation in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75 percent in voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the By-Laws which is to the same effect as Section 3 of Article Fourth, Article Fifth, Article Seventh and Article Eighth of this Amended and Restated Certificate of Incorporation or to adopt any provision inconsistent therewith.

      SIXTH: (1) To the fullest extent permitted by the laws of the State of Delaware:

        (a) The corporation shall indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, the corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors of the corporation. The corporation shall indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

        (b) The corporation shall promptly pay expenses incurred by any person described in the first sentence of subsection (a) of this Article Sixth, Section (1) in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of appropriate documentation.

        (c) The corporation may purchase and maintain insurance on behalf of any person described in subsection (a) of this Article Sixth, Section (1) against any liability asserted against such person, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article Sixth, Section (1) or otherwise.

        (d) The Corporation is expressly authorized to enter into agreements with any person providing for indemnification greater or different than that provided by this Amended and Restated
      Certificate of Incorporation.

        (e) The provisions of this Article Sixth, Section (1) shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article Sixth, Section (1) shall be deemed to be a contract between the corporation and each director or officer who serves in such capacity at any time while this Article Sixth, Section (1) and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article Sixth, Section (1) shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article Sixth, Section
      (1) shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, this Amended and Restated Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person's official capacity and actions in any other capacity while holding such office, it being the policy of the corporation that indemnification of any person whom the corporation is obligated to indemnify pursuant to the first sentence of subsection (a) of this Article

      Sixth, Section (1) shall be made to the fullest extent permitted by law, as the same exists or may in the future be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment.)

        (f) For purposes of this Article Sixth, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

      (2) A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase or redemption in violation of Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit and except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

      SEVENTH: (1) The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than eight and not more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the total number of Directors that the Corporation would have if there are no vacancies on the Board of Directors. The directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be originally elected for a term expiring at the succeeding annual meeting of stockholders, Class II directors shall be originally elected for a term expiring at the second succeeding annual meeting of stockholders, and Class III directors shall be originally elected for a term expiring at the third succeeding annual meeting of stockholders. At each succeeding annual meeting of stockholders following 1999, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created directorship on the Board of Directors that results from an increase in the number of directors shall, subject to the rights of holders of any shares of Preferred Stock, be filled only by a majority of the directors then in office, provided that a quorum is present. Any other vacancy may, subject to the rights of holders of any shares of Preferred Stock, be filled only by a majority of the Directors, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Directors may be removed only for cause, and only by the affirmative vote of at least 75 percent in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting as a single class.

      (2) Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Seventh unless expressly provided by such terms.

      (3) The Board of Directors is hereby expressly authorized to consider the interests of clients and other customers, creditors, employees and other constituencies of the Corporation and its subsidiaries and the effect upon communities in which the Corporation and its subsidiaries do business, in evaluating proposed corporate transactions.

    EIGHTH: Subject to the rights of any holders of Preferred Stock to elect additional directors under specified circumstances, any action required or permitted to be taken by the holders of the Common Stock of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the corporation may be called only by the Chairman of the Board, if there be one, or the President of the corporation, at the request of the Board of Directors pursuant to a resolution approved by the Board of Directors. The By-Laws of the Corporation may establish procedures regulating the submission by stockholders of nominations and proposals for consideration at meetings of stockholders of the Corporation.

    NINTH: Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75 percent in voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal
  Section 3 of Article Fourth, Article Fifth, Article Seventh, Article Eighth or this Article Ninth or to adopt any provision inconsistent therewith."

  Heidrick & Struggles International, Inc. does hereby further certify that this Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors and by unanimous written consent of the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

  IN WITNESS WHEREOF, HEIDRICK & STRUGGLES INTERNATIONAL, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by
      , its          this    day of      , 1999.

                                     HEIDRICK & STRUGGLES INTERNATIONAL, INC.

                                     By: ______________________________________

                                         Name:

                                         Title:

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

  Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes the Registrant to indemnify the officers and directors of the Company, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of actions, suits and proceedings, civil or criminal, brought against them as such officers and directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

  Reference is hereby made to the Registrant's Amended and Restated By-laws, a copy of which is filed as Exhibit 3.03, which provides for indemnification of officers and directors of the Registrant to the full extent authorized by
Section 145 of the Delaware Law. The Amended and Restated By-laws authorize the Registrant to purchase and maintain insurance on behalf of any officer, director, employee, trustee or agent of the Registrant or its subsidiaries against any liability asserted against or incurred by them in such capacity or arising out of their status as such, whether or not the Registrant would have the power to indemnify such officer, director, employee, trustee or agent against such liability under the provisions of such Article or Delaware law.

  The Registrant maintains a directors' and officers' insurance policy which insures the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant.

  Section 102(b)(7) of the Delaware Law permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty of care as a director. Reference is made to the Registrant's Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.01, which limits a director's liability in accordance with such Section.

Item 21. Exhibits and Financial Statement Schedules.

  (a) Exhibits:

      Exhibit
     Number    Description
     --------  -----------
       *2.01   Merger Agreement for merger of Heidrick & Struggles, Inc. with the Regis-
               trant (Contained in Annex A to Joint Consent Statement/Prospectus)
       *3.01   Form of Amended and Restated Certificate of Incorporation of the Regis-
               trant (Contained in Annex I to the Merger Agreement)
       *3.02   Form of Post-IPO Certificate of Incorporation (Contained in Annex C to
               Joint Consent Statement/Prospectus)
       *3.03   Form of Amended and Restated By-Laws of the Registrant (Contained in Annex
               II to the Merger Agreement)
       *4.01   Specimen stock certificate
       *5      Opinion of Simpson Thacher & Bartlett as to the legality of the Company
               Common Stock
       *8      Opinion of Simpson Thacher & Bartlett as to certain United States federal tax consequences
      *10.01   Employment Agreement of Richard D. Nelson
      *10.02   Employment Agreement of Patrick S. Pittard
      *10.03   Employment Agreement of Donald M. Kilinski
      *10.04   Employment Agreement of Dr. Jurgen B. Mulder
      *10.05   Settlement Agreement of Gerard Clery-Melin

      *11      Statement re: computation of per share earnings
      *21      Subsidiaries of the Registrant
     **23.01   Consent of Arthur Andersen LLP
     **23.02   Consent of Barbier Frinault & Associes (Arthur Andersen)
      *23.03   Consent of Simpson Thacher & Bartlett (contained in Exhibit 5.01)
      *23.04   Consent of Simpson Thacher & Bartlett (contained in Exhibit 8.01)
     **23.05   Consent of Arthur Andersen LLP
     **23.06   Consent of Barbier Frinault & Associes (Arthur Andersen)
      *23.07   Consent of Arthur Andersen LLP
      *23.08   Consent of Barbier Frinault & Associes (Arthur Andersen)
     **24.01   Powers of Attorney (included in signature page)
      *99.01   Consent of David C. Anderson
      *99.02   Consent of Thomas J. Friel
      *99.03   Consent of David B. Kixmiller
      *99.04   Consent of Gerard R. Roche
      *99.05   Consent of Dr. John C. Viney

--------

   *Filed herewith.
  **Previously filed.

  (b) Financial Statement Schedules:

  Schedule II--H&S Inc. Allowance for doubtful accounts.

Item 22. Undertakings

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide International Representative thereof.

  The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents files subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therin, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;"

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on the 12th day of February, 1999.

                                        HEIDRICK & STRUGGLES INTERNATIONAL, INC.

                                                /s/ Donald M. Kilinski
                                        By______________________________________

                                               Chief Financial Officer and
                                                        Treasurer
                                        Title___________________________________

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on the 12th day of February, 1999.

Signature  Title
---------  -----

*                                           President, Chief Executive Officer and
___________________________________________   Director
Dr. Jurgen Mulder
(principal executive officer)

/s/ Donald M. Kilinski                      Chief Financial Officer and Treasurer
___________________________________________
Donald M. Kilinski
(principal financial and accounting
officer)

*                                           Director
___________________________________________
Peter R. Breen

*                                           Director
___________________________________________
Romeo Crameri

*                                           Director
___________________________________________
Milena Djurdjevic

*                                           Director
___________________________________________
Bengt Lejsved

*                                           Director
___________________________________________
Jurgen Mulder

*                                           Director
___________________________________________
Richard D. Nelson

*                                           Director
___________________________________________
Christoph Netta

*                                           Director
___________________________________________
Patrick S. Pittard

*                                           Director
___________________________________________
Reinhold H. Thiele


*By Donald M. Kilinski, attorney-in-
fact

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Heidrick & Struggles, Inc. and
Subsidiaries:

  We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of Heidrick & Struggles, Inc. and subsidiaries included in this registration statement and have issued our report thereon dated July 19, 1998. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The
Schedule II--Heidrick & Struggles, Inc. Allowance for Doubtful Accounts is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP

Chicago, Illinois
July 19, 1998

                                  SCHEDULE II

                           Heidrick & Struggles, Inc.

                                                   Charged
                                       Balance at     to              Balance at
                                      Beginning of Costs &              End of
                                          Year     Expenses Deduction    Year
                                      ------------ -------- --------- ----------
Year Ended December 31:
  Allowance for doubtful accounts
    1997.............................    $1,925     $3,324   $(1,973)   $3,276
                                         ------     ------   -------    ------
    1996.............................    $1,617     $2,263   $(1,955)   $1,925
                                         ------     ------   -------    ------
    1995.............................    $1,691     $1,504   $(1,578)   $1,617
                                         ------     ------   -------    ------

  The accompanying notes to consolidated financial statements are an integral part of these statements.